Exhibit 4.1

THE VERIZON SAVINGS PLAN

FOR MANAGEMENT EMPLOYEES

AS AMENDED AND RESTATED JANUARY 1, 2022

THE VERIZON SAVINGS PLAN

FOR MANAGEMENT EMPLOYEES

Table of Contents

Introduction		1

Article 1. Definitions		3
1.01	Definitions	3
1.02	Interpretation	12

Article 2. Membership		13
2.01	General	13
2.02	Termination of Membership	13
2.03	Transfers Affecting Eligibility	13

Article 3. Non-ESOP Contributions		14
3.01	Elective Contributions and After-Tax Contributions	14
3.02	Suspension of Elective Contributions and/or After-Tax Contributions	16
3.03	Company-Matching Contributions	16
3.04	Payment to Trustee	17
3.05	Limits on Annual Additions	17
3.06	Annual Limit on Elective Contributions	17
3.07	Nondiscrimination Limit on Elective Contributions	19
3.08	Nondiscrimination Limit on After-Tax and Company-Matching Contributions	20
3.09	Catch-Up Contributions	22
3.10	Rollover Contributions	23
3.11	Transfer Contributions	23
3.12	Profit-Sharing Contributions	24
3.13	Qualified Nonelective Contributions	24
3.14	Veterans’ Benefits	26
3.15	Roth Elective Contributions	26

Article 4. Vesting and Forfeitures		27
4.01	Vested Interest	27
4.02	Forfeitures	28
4.03	Restoration of Forfeitures	28
4.04	Allocation of Forfeitures	28
4.05	Compliance with Vesting Provisions of the Final 401(k) Regulations	28

Article 5. Plan Accounts		29
5.01	Member Accounts	29
5.02	Accounting	29
5.03	ESOP Accounts	30
5.04	Loan Accounts	30
5.05	Other Accounts	30
5.06	Risk of Loss	30

Article 6. Investment Choices		31
6.01	Election and Contribution to Funds	31
6.02	Transfers of Account Balances	32

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6.03	Loan Accounts	33
6.04	Short-Term Investments	33
6.05	ESOP Investments	33

Article 7. Loans		34
7.01	Loan Amount, Term, and Interest Rate	34
7.02	Frequency and Number of Loans	35
7.03	Security for Loans	35
7.04	Repayment	36
7.05	Loan Fees	37
7.06	Limitations on Loans	37
7.07	Members Eligible to Receive Loans	37

Article 8. Benefits on Termination		38
8.01	Benefits on Termination	38
8.02	Form of Benefit Payment	38
8.03	Timing of Benefit Payments	39
8.04	Death Benefits	40
8.05	Designation of Beneficiary	40
8.06	Required Distribution of Accounts	41
8.07	Distribution Restrictions	41
8.08	Direct Rollover	42
8.09	Roth In-Plan Conversion	43

Article 9. Hardship and Other Withdrawal Rights		45
9.01	Hardship Withdrawals of Elective Contributions	45
9.02	Withdrawals of After-Tax, Rollover, Transfer, and Company-Matching Contributions	46
9.03	Withdrawals After Attainment of Age 59 1⁄2	46
9.04	Certain Inactive Members	46
9.05	Qualified Reservist Withdrawal	46
9.06	Pro-Rata Allocation of Withdrawals	47
9.07	Other Withdrawal Rules	47

Article 10. Administration and Interpretation of Plan		49
10.01	Plan Administrator and Plan Sponsor	49
10.02	Employee Benefits Committee	49
10.03	Delegation of Authority	49
10.04	Claims for Benefits	50
10.05	Appeals Procedure	50
10.06	Administrative Discretion; Final Authority	50
10.07	Named Fiduciary	51
10.08	Committee Miscellaneous	51
10.09	Notice to the Committee	51
10.10	Notice to Members	51
10.11	Expenses	51
10.12	Governing Law	52
10.13	Required Information	52
10.14	Qualified Domestic Relations Orders	52
10.15	Multiple Functions	52
10.16	Procedures for Exercising Authority Under the Plan	52

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10.17	Successors and Delegates; Capacity	53

Article 11. Trust Fund		54
11.01	Agreement and Declaration of Trust	54
11.02	Trustee	54
11.03	Authority of Trustee	54
11.04	Trustee Accounts	54
11.05	Disbursement of Assets	54
11.06	Return of Contributions	55
11.07	Authority of Trustee Generally	55

Article 12. Amendment and Termination		56
12.01	Amendment	56
12.02	Termination or Partial Termination	56
12.03	Mergers, Consolidations, and Transfers into and out of the Plan	57

Article 13. Miscellaneous		59
13.01	Interest in the Plan	59
13.02	Elections	59
13.03	Continuation of Employment	59
13.04	Anticipation of Benefit	59
13.05	Payment in Case of Incapacity	59
13.06	Voting and Tendering of Company Securities	60
13.07	Payment of Verizon Shares	61
13.08	Inability to Locate Members	61
13.09	Recovery of Overpayments	61
13.10	Savings Clause	62
13.11	Top-Heavy Requirements	62
13.12	Multiple-Employer Plan	63
13.13	Merger of the Prior BA Plan	64

Article 14. ESOP Provisions		65
14.01	Introduction	65
14.02	Definitions	65
14.03	Contributions	66
14.04	Payment to Trustee	67
14.05	Limit on Annual Additions	67
14.06	Limits on Company-Matching Contributions	67
14.07	ESOP Accounts	68
14.08	Payment of Dividends	68
14.09	ESOP Shares Fund, Verizon Stock Portfolio, and PAYSOP Shares Fund	70
14.10	Exempt Loan Provisions	71
14.11	Other Securities Acquisition Loans	73
14.12	Other ESOP Contributions	74

Article 15. Provisions Relating to the Economic Growth and Tax Relief Reconciliation Act		75

Article 16. Minimum Distribution Requirements		76
16.01	General Rules	76
16.02	Time and Manner of Distribution	76
16.03	Required Minimum Distributions During Member’s Lifetime	77

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16.04	Required Minimum Distributions After Member’s Death	77
16.05	Definitions	78

Article 17. Provisions Relating to the Final 401(k) and 401(m) Regulations		80

Article 18. Roth Contributions		81
18.01	General Application	81
18.02	Roth Elective Contributions	81
18.03	Separate Accounting	81
18.04	Rollovers	82
18.05	Correction of Excess Contributions.	82
18.06	Distribution and Withdrawal of Roth Elective Contributions	82

Article 19. Provisions Relating to the Final 415 Regulations		83
19.01	Introduction	83
19.02	Limits on Contributions	83
19.03	Definitions	84
19.04	Corrections	85
19.05	Aggregation of Plans	85

Article 20. Change in Control Provisions		86
20.01	Provisions Relating to Contribution Allocations After a Change in Control	86
20.02	Vesting Following a Change in Control	87
20.03	Loans	87
20.04	Benefit Payments and Withdrawals After a Change in Control	87
20.05	Enforcement Following Change in Control	87
20.06	Limitation on Amendments and Similar Actions Following a Change in Control	88
20.07	Voting and Tendering Verizon Securities After a Change in Control	89
20.08	Definition of “Change in Control”	89
20.09	Duration of Change in Control Provisions	90

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SCHEDULES

SCHEDULE 1.01(uu)	List of Participating Affiliates

SCHEDULE A	Provisions Relating to Individuals Who Were Members in the Prior GTE Plan on December 31, 1992

SCHEDULE B	Special Rules Under Pre-Effective Date Schedules

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INTRODUCTION

1. Effective January 1, 1978, the former GTE Corporation established the Plan then known as the “GTE Corporation Savings & Investment Plan” as a profit-sharing plan qualified under Code section 401(a). The former GTE Corporation maintained the Prior GTE Plan for the benefit of salaried and hourly nonunion employees, and for salaried and hourly union-represented employees who were eligible to participate in that plan pursuant to collective bargaining agreements.

2. Effective January 1, 1984, the former GTE Corporation amended and restated the Prior GTE Plan, naming it the “GTE Corporation Savings, Investment & Tax-Deferral Plan,” as a profit-sharing plan that included a cash or deferred arrangement qualified under Code section 401(k). As amended, the Prior GTE Plan covered only nonunion salaried employees and certain nonunion hourly employees. The portion of the Prior GTE Plan that had covered union-represented employees and the remaining nonunion hourly employees was spun off into a separate plan.

3. The Prior GTE Plan was amended from time to time thereafter to reflect changes in applicable law and to incorporate other changes adopted by the former GTE Corporation. Most significantly, the Prior GTE Plan was amended and restated, effective July 5, 1989, to incorporate an employee stock ownership plan that is designed to invest primarily in qualifying employer securities.

4. The Prior GTE Plan was amended and restated, effective January 1, 1993, as the “GTE Savings Plan” to permit certain employees who, as of December 31, 1992, were participants in the Contel Plan or the GTE Corporation Savings & Investment Plan (the “S&I Plan”) to become participants in the Plan as of January 1, 1993, and to make certain other changes.

5. The Prior GTE Plan was amended and restated, effective September 8, 1994, to clarify the procedures for Plan administration and to make certain other changes, and the Prior GTE Plan was further amended and restated, effective January 1, 1995, to reflect new provisions relating to the Company-Matching Contribution and to make certain other changes.

6. Effective November 15, 1996, the portion of the CESOP covering all individuals other than individuals who are participants in or eligible to participate in the GTE Hourly Savings Plan or the GTE Corporation Savings, Investment & Tax-Deferral Plan for Hourly Employees was merged with and into the ESOP, with the ESOP as the surviving plan.

7. The Prior GTE Plan was then amended and restated, generally effective January 1, 1997, to include additional provisions regarding the use of dividends paid on shares of common stock of the former GTE Corporation under the ESOP and to make certain other changes. Effective July 1, 2000, the Prior GTE Plan was renamed as “Verizon’s GTE Savings Plan” in light of the merger of the former GTE Corporation and former Bell Atlantic Corporation.

8. The Plan was then amended and restated generally effective January 1, 2002 (the “GUST amendment and restatement”), to allow for the merger of the Prior BA Plan with and into the Plan, to provide design changes associated with the merger, and to reflect changes in applicable law, including changes that comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).

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9. The Plan was then amended and restated effective January 1, 2009 to incorporate amendments made since the GUST amendment and restatement, including good faith amendments for compliance with EGTRRA; to adopt good faith amendments to comply with the Pension Protection Act of 2006, the Worker, Retiree, and Employer Recovery Act of 2008, and other legislation; and to provide for the merger of the Verizon Business Savings Plan (the “Verizon Business Plan”) with and into the Plan.

10. The Plan was then amended and restated effective January 1, 2015 to incorporate amendments made since the EGTRRA amendment and restatement, including good faith amendments for compliance with the Pension Protection Act of 2006, the Worker, Retiree, and Employer Recovery Act of 2008, and other legislation.

11. The Company hereby amends and restates the Plan to incorporate amendments made since the prior amendment and restatement. The provisions of this amendment and restatement of the Plan shall be effective as of the Effective Date; provided that when a provision of the Plan states an effective date other than the Effective Date or a provision of the Plan is required to have an earlier or later effective date by applicable law or regulation, such stated or required effective date shall apply as to that provision. All amendments to the Plan necessary to comply with applicable requirements of the Code shall also apply to all other plans previously merged into the Plan or into another plan that was then merged into the Plan.

12. It is the intention of the Company that the Profit-Sharing Plan shall be a profit-sharing plan within the meaning of Code section 401(a); that the ESOP shall be both a stock bonus plan and an employee stock ownership plan within the meaning of Code section 4975(e)(7) and as described in ERISA section 407(d)(6); that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Code section 414(l); that the Plan shall satisfy applicable requirements of ERISA; and that the Trust Fund maintained under the Plan shall be tax-exempt under Code section 501(a).

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ARTICLE 1. DEFINITIONS

1.01 Definitions

The following capitalized words and phrases, as used herein, shall have the following meanings unless a different meaning is plainly required by the context.

(a) “Accounts” shall mean, collectively, the Member’s Account, Transfer Account, ESOP Account, Loan Account, and any other account described in Article 5.

(b) “Active Member” shall mean any Member other than an Inactive Member or an Ineligible Member.

(c) “Affiliate” shall mean a corporation that is a member of a controlled group of corporations (as defined in Code section 1563(a), without regard to Code sections 1563(a)(4) and (e)(3)(C)) of which the Company is also a member. “Affiliate” shall also include any business under common control with the Company, and any other entity that is required to be aggregated with the Company pursuant to Code sections 414(m) and/or 414(o). “Common control” shall be defined in accordance with Treasury regulations under Code sections 414(b) and 414(c) and, to the extent not inconsistent therewith, in accordance with such rules as may be adopted by the Plan Administrator.

(d) “After-Tax Contribution Agreement” shall mean an agreement, in a form prescribed by the Plan Administrator, pursuant to which a Member elects to contribute a percentage of his Compensation to the Plan on an after-tax basis through regular payroll deductions as Matched After-Tax Contributions and/or Unmatched After-Tax Contributions.

(e) “After-Tax Contribution” shall mean (1) a contribution that a Member elects to make pursuant to an After-Tax Contribution Agreement; (2) a contribution pursuant to a Member’s Compensation Deferral Agreement that is recharacterized as an After-Tax Contribution pursuant to Section 3.06(b); and (3) an Elective Contribution that is recharacterized as an After-Tax Contribution pursuant to Section 3.07. A Member’s “After-Tax Contribution” shall be the sum of his Matched After-Tax Contribution and his Unmatched After-Tax Contribution.

(f) “Applicable Bargaining Agreement” means a collective bargaining agreement which provides for enhanced matching contributions and an additional, performance-related discretionary contribution by the Company or a Participating Affiliate as described in Sections 3.03(a)(1) and 3.12 for Management Members (“Pension New Hires”) who are subject to such bargaining agreement.

(g) “Applicable Effective Date” means the effective date specified in an Applicable Bargaining Agreement for enhanced Plan benefits for Management Members (“Pension New Hires”) who are subject to such bargaining agreement.

(h) “Beneficiary” shall mean one or more persons or trusts designated (or deemed to have been designated) by a Member in accordance with Section 8.05 (and, if applicable, any current or former Schedule to the Plan) to receive the balance of his Accounts in the event of his death.

(i) “Benefit Commencement Date” shall mean the date on which a benefit under the Plan is scheduled to commence or to be paid.

(j) “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

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(k) “CESOP” shall mean the Consolidated Employee Stock Ownership Plan of GTE Corporation.

(l) “Change in Control” shall have the meaning set forth in Section 20.08.

(m) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(n) “Company” shall mean Verizon Communications Inc., its successors and assigns.

(o) “Company-Matching Contribution” shall mean the amount that the Company and the Participating Affiliates contribute to the Profit-Sharing Plan pursuant to Section 3.03 and/or to the ESOP pursuant to Section 14.03, and the amount of any forfeitures that are allocated to Members’ Accounts on the basis of their Matched Elective Contributions or Matched After-Tax Contributions.

(p) “Compensation” shall mean the regular base compensation actually paid to (or deemed to be paid to) or received by a Member from the Company or a Participating Affiliate during such periods as he is eligible to participate in the Plan. Any amount that would qualify as Compensation but for the Member’s agreement to forgo receipt of Compensation pursuant to a Compensation Deferral Agreement, pursuant to a cafeteria plan (within the meaning of Code section 125) or a qualified transportation fringe benefit plan (within the meaning of Code section 132(f)(4)) shall be treated as Compensation for purposes of the Plan. A Member’s Compensation for any payroll period (or partial payroll period) shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for the Plan Year containing such payroll period (or partial payroll period) (as adjusted pursuant to Code section 401(a)(17)(B)) applied ratably over each payroll period (or partial payroll period) during such Plan Year and prorated for any Plan Year of less than 12 months. For purposes of applying the foregoing limitation ratably during the year, the Plan Administrator may exclude bonuses and other extraordinary remuneration from a Member’s Compensation and/or may make other administrative adjustments; provided that in no event will a Member’s total Compensation for a Plan Year exceed the annual dollar limitation set forth in Code section 401(a)(17)(A) (as adjusted pursuant to Code section 401(a)(17)(B)) for that Plan Year.

(1) Compensation shall include, when paid: Incentive Payments; the Corporate Profit Sharing (CPS) award, if and when paid to a former associate Employee; sales commissions pursuant to a written commitment of the Company or Participating Affiliate; sales bonuses pursuant to a written commitment of the Company or Participating Affiliate; lump sum merit increases; temporary job reclassification pay adjustments that are paid to the Member for at least 90 days; overtime; production incentive payments; shift or premium pay (differentials); and foreign service premiums (but not cost-of-living adjustments). Notwithstanding the provisions of paragraph (2) below, to the extent provided by the Plan Administrator in guidelines provided to the Trustee, Compensation shall also include other specified items of remuneration for Members employed by designated groups or business units.

(2) Except as provided in paragraph (1) above, Compensation shall not include any non-sales commissions, Executive Incentive Plan (EIP) payments, Unit Incentive Plan (UIP) payments, Distinguished Service Award payments, Superior Performance Award payments, international assignment mobility incentives, other management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to employee stock option plans or other stock purchase plans, bonuses, supplemental vacation benefits, moving expense reimbursements, any other special fees or allowance paid to an Employee during the Plan Year, any dividends paid or distributed to a Member in accordance with Section 14.08(b), or any salary continuation payments from the general assets of the Company or a Participating Affiliate that an Employee receives pursuant to a written separation policy of the Company or a Participating Affiliate. Except as otherwise provided in paragraph (1) above, to the extent provided by the Plan Administrator in guidelines provided to the Trustee, Compensation shall also exclude other specified items of remuneration for Members employed by designated groups or business units.

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(q) “Compensation Deferral Agreement” shall mean an agreement, in a form prescribed by the Plan Administrator, pursuant to which a Member agrees to forgo receipt of a portion of his Compensation in consideration for the Company’s agreement to make Matched Elective Contributions and/or Unmatched Elective Contributions equal to such forgone Compensation in accordance with the terms of the Profit-Sharing Plan.

(r) “Contel Plan” shall mean the Contel Retirement Savings Plan as in effect on December 31, 1992, except where a different effective date is specified herein.

(s) “Date of Hire” shall mean the first date on which an Employee is credited with an hour of service.

(t) “Date of Rehire” shall mean the first date following a Period of Severance on which an individual is reemployed as an Employee and is credited with an hour of service.

(u) “Disability” shall mean a total disability of a Member (1) that renders the Member completely unable to engage in any and every duty pertaining to any occupation or employment for wage or profit for which he is reasonably qualified by training, education, or experience, and (2) that can be expected to result in death or to be of long-continued and indefinite duration; provided that a Member shall be deemed to have a Disability if the Member is approved for a disability pension under the terms of any pension plan maintained by the Company or any Affiliate or approved for disability benefits under any long-term disability plan maintained by the Company or any Affiliate.

(v) “Effective Date” shall mean January 1, 2022. The Prior GTE Plan was originally effective as of January 1, 1978.

(w) “Elective Contribution” shall mean a contribution to the Plan by the Company or a Participating Affiliate equal to the amount of Compensation that a Member elects to forgo pursuant to a Compensation Deferral Agreement. A Member’s “Elective Contribution” shall be the sum of his Matched Elective Contribution and his Unmatched Elective Contribution.

(x) “Eligible Employee” shall mean an Employee of the Company or a Participating Affiliate, provided that “Eligible Employee” shall not include any of the following:

(1) an individual in a unit covered by a collective bargaining agreement between the Company or one or more Participating Affiliates and a collective bargaining agent (unless the collective bargaining agreement, by specific reference to the Plan, provides for coverage under the Plan);

(2) an individual paid by the hour and eligible to accrue a benefit under a defined benefit pension plan maintained by an Affiliate unless the Company or a Participating Affiliate has agreed, by resolution of its board of directors, to become a Co-sponsor under the Plan for such Employees;

(3) an active participant in any other tax-qualified retirement plan maintained by the Company or an Affiliate that includes a cash or deferred arrangement qualified under Code section 401(k);

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(4) a nonresident alien who does not receive Compensation from the Company or a Participating Affiliate that constitutes earned income from sources within the United States;

(5) a Leased Employee;

(6) an individual receiving a pension, retainer, or a fee under contract who is not receiving regular stated compensation from the Company or a Participating Affiliate;

(7) an individual whose basic compensation for services rendered on behalf of the Company or a Participating Affiliate is not paid directly by the Company or an Affiliate;

(8) an individual retained by the Company or a Participating Affiliate pursuant to a contract or agreement that specifies that the Employee is not eligible to participate in the Plan;

(9) an individual who is not classified as a common-law employee by the Company or a Participating Affiliate, regardless of any subsequent reclassification of such individual as a “common-law” employee of the Company or a Participating Affiliate by the Company or a Participating Affiliate, any governmental agency, or any court; and

(10) an individual who is not paid through the United States payroll of the Company or a Participating Affiliate.

(y) “Eligible Member” shall mean a Management Member who is eligible to receive an allocation of the Profit Sharing Contribution, if any, for a Plan Year. A Management Member or former Management Member shall be eligible to receive an allocation of any Profit Sharing Contribution for the Plan Year if he (i) is a Management Member as of the last day of such Plan Year; (ii) is not an Employee as of the last day of such Plan Year due solely to death, Disability, retirement under the terms of any pension plan or retirement policy maintained by the Company or any Affiliate, or involuntary termination (other than for cause or in connection with a divestiture, outsourcing, or other business transaction) during the Plan Year; (iii) transferred to a position covered by a collective bargaining agreement and (A) is an Employee as of the last day of such Plan Year or (B) is subject to paragraph (ii) above; or (iv) (iv) ceased to be an Employee during the Plan Year due solely to a divestiture, outsourcing, or other business transaction if the applicable sale, outsourcing, or other transaction agreement provides for an allocation of Profit Sharing Contributions to affected former Employees.

(z) “Employee” shall mean any person employed by the Company or an Affiliate (including (1) an officer and (2) a director who is active in a capacity other than as a director). “Employee” shall also mean a Leased Employee other than an individual with respect to whom the safe harbor requirement of Code section 414(n)(5) is satisfied.

(aa) “Employee Benefits Committee” or “Committee” shall mean the group of persons designated by the Company as such, which shall act as provided in Article 10.

(bb) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(cc) “ESOP” shall mean the portion of the Plan that is established and maintained pursuant to Article 14 as a stock bonus plan and employee stock ownership plan described in Code sections 401(a) and 4975(e)(7) and ERISA section 407(d)(6).

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(dd) “ESOP Affiliate” shall mean an Affiliate that is a member of a “controlled group of corporations” (as defined by Code section 409(l)) with the Company.

(ee) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(ff) “Fund” or “Funds” shall mean the investment options available to Members as described in Article 6.

(gg) “Highly Compensated Employee” means an Eligible Employee who is a 5% owner, as defined in Code section 416(i)(1)(B)(i), at any time during the Plan Year or the preceding Plan Year or who received compensation from the Company and its Affiliates in excess of the dollar amount specified by Code section 414(q), as indexed in accordance with Code section 415(d), during the preceding Plan Year. For purposes of this definition: (1) compensation is compensation within the meaning of Code section 415(c)(3) that is received during the preceding Plan Year; (2) a former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee either when such employee separated from service or at any time after attaining age 55; and (3) the Company and its Affiliates are treated as a single employer.

(hh) “Inactive Member” shall mean any Member who is (1) absent from work due to Disability, (2) on Layoff or approved leave of absence status for any reason, (3) no longer an Employee, (4) a Retired Member, or (5) not an Eligible Employee and has an amount transferred to this Plan (including a Transfer Employee).

(ii) “Incentive Payment” means incentive payments made pursuant to the Short-Term Incentive Plan, the Incentive Plan, or the successor to such plans for an Eligible Employee at any level below that of Senior Manager or career band level 5, provided such payments are made before the Member’s Termination Date.

(jj) “Income” shall mean the net earnings or loss on the investments of the Plan plus the increase and less the decrease, realized or unrealized, in the principal value of such investments of the Plan. “Income” shall also include any amount allocated to a Member’s or Beneficiary’s ESOP Account pursuant to Section 14.08 to replace a dividend that was used to repay an Exempt Loan under the ESOP.

(kk) “Ineligible Member” shall mean any Member who is transferred from the Company or a Participating Affiliate to a nonparticipating Affiliate or to a position in which he does not qualify as an Eligible Employee.

(ll) “Layoff” shall mean an involuntary separation from active employment prompted by adverse business conditions, during which a separated Employee retains the right of recall pursuant to either a memorandum from the most senior Human Resources officer of the Company or highest ranking human resources officer of the applicable business unit or a collective bargaining agreement between the applicable business unit and a collective bargaining agent.

(mm) “Leased Employee” shall mean any person who (1) is not employed in an employer-employee relationship with the Company or an Affiliate and (2) provides services to the Company or an Affiliate if (A) such services are provided pursuant to an agreement between the Company or an Affiliate and any other person (a “leasing organization”), (B) such person has performed such services for the Company (or for the Company and an Affiliate) on a substantially full-time basis for a period of at least one year, and (C) such services are performed under primary direction or control by the Company or Affiliate. This definition is intended to be coextensive with Code sections 414(n) and (o) and any applicable regulations and shall be interpreted so as to further this intent.

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(nn) “Loan” shall mean a loan granted from the Loan Account of a Member in accordance with Article 7.

(oo) “Management Member” means an Eligible Employee who is an Active Member and (i) who is not a Non-Management Member or (ii) who is first hired in a position subject to an Applicable Bargaining Agreement on or after the Applicable Effective Date specified in such bargaining agreement and who is not eligible to earn pension benefits under any defined benefit pension plan maintained by the Company or any Affiliate (such employees are referred to in the Applicable Bargaining Agreement as “Pension New Hires”).

(pp) “Maternity or Paternity Leave of Absence” shall mean any period of absence commencing after December 31, 1984, by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the caring for such child for a period beginning immediately following such birth or placement; provided that the Employee shall have furnished the Plan Administrator in a timely manner with such information as may reasonably be required to establish that the absence is for such reason and the number of days for which there is such absence.

(qq) “Member” shall mean any Employee or former Employee who has become a member in the Plan in accordance with Section 2.01, and whose membership in the Plan has not terminated pursuant to Section 2.02(b).

(rr) “Non-Management Member” means an Eligible Employee who is an Active Member and who is (1) an individual in a unit covered by a collective bargaining agreement between the Company or one or more Participating Affiliates and a collective bargaining agent which provides for coverage under the Plan but which does not provide for eligibility for the same Plan benefits as non-bargained Employees; or (2) an individual paid by the hour who is eligible to accrue a benefit under a defined benefit pension plan maintained by an Affiliate and who is employed by a Participating Affiliate which has agreed, by resolution of its board of directors, to become a Co-sponsor under the Plan for hourly Employees .

(ss) “Normal Retirement Age” shall mean age 65.

(tt) “Opt-Out Period” shall mean the period

(1) beginning on (A) the Date of Hire or Date of Rehire for an Employee who is hired or rehired as an Eligible Employee, (B) the date an Employee becomes an Eligible Employee for an Employee initially hired or rehired in an ineligible classification or (C) the date the Plan Administrator provides notice of future automatic enrollment or automatic increase to an Eligible Employee who is not then an Active Member or who is making Matched Contributions at a rate that is less than 6% of his or her Compensation; and

(2) ending on such date following the beginning date as is established by the Plan Administrator from time to time.

(uu) “Participating Affiliate” shall mean an Affiliate that has been authorized by the most senior Human Resources officer of the Company or either of his direct reports responsible for employee benefit administration or design to participate in the Plan with respect to its Employees. A list of the Participating Affiliates (as amended from time to time) is attached to the Plan as Schedule 1.01(uu).

(vv) “PAYSOP” shall mean amounts transferred to the Plan and attributable to the Bell Atlantic Employee Stock Ownership Plan (the “PAYSOP” under the Prior BA Plan).

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(ww) “Period of Severance” shall mean the period commencing on an Employee’s Termination Date and ending on the date on which the Employee next is credited with an hour of service.

(xx) “Plan” shall mean this Verizon Savings Plan for Management Employees, as amended.

(yy) “Plan Administrator” shall mean the Committee or its authorized delegate.

(zz) “Plan Year” shall mean the calendar year.

(aaa) “Prior BA Plan” shall mean Verizon’s Bell Atlantic Savings Plan for Salaried Employees, as in effect on December 31, 2001.

(bbb) “Prior GTE Plan” shall mean Verizon’s GTE Savings Plan, as in effect on December 31, 2001, except where another effective date is specified herein.

(ccc) “Profit Sharing Contribution” shall mean the amount that the Company and the Participating Affiliates contribute to the Profit-Sharing Plan pursuant to Section 3.12 and/or to the ESOP pursuant to Section 14.12, including any forfeitures that are allocated to Members’ Accounts to offset such contributions.

(ddd) “Profit-Sharing Plan” shall mean the portion of the Plan that is established and maintained as a profit-sharing plan described in Code section 401(a) with a cash or deferred arrangement described in Code section 401(k).

(eee) “Qualified Domestic Relations Order” shall mean, as determined by the Plan Administrator, (1) a “qualified domestic relations order” within the meaning of ERISA section 206(d), (2) a domestic relations order entered before January 1, 1985, if payment of benefits pursuant to such order had commenced as of such date, and (3) any other domestic relations order entered before January 1, 1985, that the Plan Administrator elects, in its discretion, to treat as a Qualified Domestic Relations Order.

(fff) “Retired Member” shall mean any Member who is retired under the terms of any pension plan maintained by the Company or any Affiliate.

(ggg) “Retirement Date” shall mean the date as of which a Member retires under the terms of any pension plan maintained by the Company or an Affiliate.

(hhh) “Rollover Contribution” shall mean a contribution to the Plan by a Member in accordance with Section 3.10(a).

(iii) “Savings Plan Administrator” shall mean the person or group of persons designated by the Plan Administrator pursuant to the provisions of Article 10.

(jjj) “Spouse” shall mean the person to whom a Member is lawfully married for purposes of the Code and ERISA as of the earlier of his Benefit Commencement Date or his death. The term “Spouse” shall also include a former spouse of a Member to the extent required by a Qualified Domestic Relations Order.

(kkk) “Termination Date” shall mean the earlier of:

(1) the date on which an Employee resigns, is discharged, retires, is determined to have a Disability, or dies; or

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(2) except as provided in clause (A) or (B), below, the first anniversary of the first date on which the Employee is absent from service for any reason other than resignation, discharge, retirement, or death.

(A) If the Employee is absent on a Maternity or Paternity Leave of Absence beyond the first anniversary of the first date of such absence, his Termination Date shall be the second anniversary of the first date of such absence.

(B) The Plan Administrator may establish a Termination Date later than the first anniversary of absence for an Employee who is absent on Layoff or approved leave of absence.

Any Member who reaches his Termination Date by virtue of the application of paragraph (2), above, shall be deemed to have terminated employment as of his Termination Date.

(lll) “Transfer Contribution” shall mean any contribution that is made to the Plan in accordance with the provisions of Section 3.11.

(mmm) “Transfer Employee” shall mean any Employee or former employee who maintains a Transfer Account in the Plan and who is not an Eligible Employee.

(nnn) “Trust” or “Trust Fund” shall mean the assets of the Plan held by the Trustee pursuant to the terms of the Trust Agreement. There may be one or more Trusts or Trust Funds under the Plan, and references to “Trust” or “Trust Fund” herein shall refer to each of the several Trusts and Trust Funds, if more than one.

(ooo) “Trust Agreement” shall mean the Trust Agreement between GTE Service Corporation (or any successor) and Fidelity Management Trust Company, effective January 1, 1993, and as from time to time further amended and in effect; any other or additional trust agreement under the Plan between the Company, the Plan Administrator, Verizon Investment Management Corp., and/or any other Affiliate and any Trustee at any time acting thereunder; and any successor trust agreement to any such trust agreement described above.

(ppp) “Trustee” shall mean Fidelity Management Trust Company or any additional trustee, or any successor trustee or trustees, acting as trustee of the assets of the Plan pursuant to the Trust Agreement.

(qqq) “Verizon Business Plan” means the Verizon Business Savings Plan, as amended from time to time.

(rrr) “Verizon Shares” shall mean shares of common stock of the Company.

(sss) “Verizon Wireless” means (i) Cellco Partnership (d/b/a Verizon Wireless); Verizon Wireless of the Southeast, Inc.; or an “Affiliate” of either (as defined by Section 1.01(c), but substituting Cellco Partnership or Verizon Wireless of the Southeast, Inc. for “Company” in such definition).

(ttt) “Vesting Service” shall mean the period of an Employee’s service that shall be taken into account in determining whether he has a nonforfeitable interest in Company-Matching Contributions, Profit-Sharing Contributions, or other employer contributions (and Income thereon) allocated to his Accounts.

(1) An Employee shall be credited with Vesting Service for periods of employment with the Company or an Affiliate commencing on his Date of Hire or Date of Rehire, whichever is applicable, and ending on his Termination Date.

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(2) If an Employee who incurs a one-year Period of Severance is reemployed by the Company or an Affiliate, his post-break period of Vesting Service shall be aggregated with his pre-break period of Vesting Service (exclusive of those periods disregarded due to prior breaks in Vesting Service). The Employee’s full years of employment in each such period shall be aggregated as such and the balance of each such period shall be aggregated into full years of employment on the assumption that 365 days of employment equal one full year of employment.

(3) An Employee shall be credited with Vesting Service during periods in which he is absent from service in accordance with the following rules:

(A) If an Employee is absent from service on a Maternity or Paternity Leave of Absence, Layoff, or an approved leave for a period in excess of one year, the period after the first anniversary of the first day on which the Employee is absent from service for such reasons shall not be included in the Employee’s Vesting Service.

(B) If an Employee is absent from service for military service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code, as amended) his period of absence shall be included in his Vesting Service to the extent required under Code section 414(u).

(C) To the extent expressly provided in any written separation policy of the Company or a Participating Affiliate, an Employee’s Vesting Service shall include a period during which the Employee receives salary continuation payments from the general assets of the Company or a Participating Affiliate pursuant to the policy.

(D) If an Employee resigns, is discharged, or retires, his Period of Severance shall be included in his Vesting Service, provided that he completes one hour of service within 12 months after the earlier of (i) his Termination Date, or (ii) the first day of a period of absence ending on his Termination Date.

(E) Effective on and after August 5, 1993, Vesting Service shall be credited, without duplication, to the extent required by the Family and Medical Leave Act of 1993.

(4) To the extent authorized by the Plan Administrator, an Employee also shall be credited with Vesting Service for periods of employment with an employer (A) that is merged or consolidated with the Company or an Affiliate, (B) whose assets have been purchased or acquired by the Company or an Affiliate, or (C) to whom the Company or an Affiliate provides services in connection with an outsourcing or similar transaction.

(5) In no event shall an Employee’s Vesting Service on the Effective Date be less than the Employee’s Vesting Service under the Plan immediately prior to the Effective Date.

(6) An individual who is employed by Verizon Wireless on or after January 1, 2002 as an employee and received or is receiving regular stated W-2 compensation from Verizon Wireless or who transferred directly from Verizon Wireless prior to January 1, 2005 and remained employed by the Company or a Participating Affiliate as of that date, shall be credited with Vesting Service for periods of employment (but not periods of service as an independent contractor (as classified by Verizon Wireless without regard to the individual’s classification or reclassification for tax purposes or any other purpose)) with Verizon Wireless or its predecessors, but only to the extent such service has not already been recognized as Vesting Service under the Plan. For this purpose, the term “Verizon Wireless” includes Verizon Wireless and any other entity (such as a predecessor to Verizon Wireless or an entity acquired by Verizon Wireless) for which service was recognized by Verizon Wireless for purposes of vesting under the Verizon Wireless Savings & Retirement Plan. Section B.16 of Schedule B contains additional rules regarding the Vesting Service of certain former participants in the Verizon Wireless Savings & Retirement Plan.

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(7) An individual who was employed by MCI or its predecessors as of January 6, 2006 as an employee receiving regular stated W-2 compensation shall be credited with Vesting Service for periods of employment (but not periods of service as an independent contractor (as classified by MCI without regard to the individual’s classification or reclassification for tax purposes or any other purpose)) with MCI or its predecessors, but only to the extent such service has not already been recognized as Vesting Service under the Plan. For this purpose, the term “MCI” means (i) MCI, Inc. or an “Affiliate” of MCI, Inc. (as defined by Section 1.01(c), but substituting MCI, Inc. for “Company” in such definition) and (ii) any other entity (such as a predecessor to MCI, Inc. or an entity acquired by MCI, Inc.) for which service was recognized for purposes of vesting under the MCI 401(k) Salary Savings Plan.

(8) The Vesting Service of a Member who was a participant in the AOL Savings Plan prior to January 1, 2016 shall include all of such Member’s vesting service credited under the terms of the AOL Savings Plan.

(uuu) “VIMCO” shall mean Verizon Investment Management Corp., its successors and assigns.

1.02 Interpretation

(a) Masculine pronouns shall refer to both males and females. The singular form shall include the plural unless the context clearly indicates the contrary. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “hereof” shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. The word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.

(b) All references herein to “Article” or “Section” shall mean the appropriate Article or Section of the Plan, unless otherwise required by the context. All references herein to a “Schedule” shall mean the appropriate Schedule that is affixed to the Plan and made a part hereof, unless otherwise required by the context. All references in the Plan to the “before-tax” or “after-tax” status of contributions, distributions, or other amounts relate to the status of such contributions, distributions, or other amounts under the income tax provisions of the Code.

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ARTICLE 2. MEMBERSHIP

2.01 General

(a) An individual who was a Member in the Plan immediately prior to the Effective Date shall automatically be a Member in the Plan on the Effective Date.

(b) Except as provided in subsection (d) below, each other individual who is or becomes an Eligible Employee shall become a Member in the Plan,

(1) in the case of an Eligible Employee who affirmatively elects to make or not to make contributions before the end of the Opt-Out Period, as soon as administratively practicable after the Plan Administrator or Trustee receives (1) his After-Tax Contribution Agreement and/or his Compensation Deferral Agreement, and (2) his investment election under Section 6.01.

(2) in the case of an Eligible Employee who does not affirmatively elect to make or not to make contributions before the end of the Opt-Out Period, coincident with or as soon as administratively practicable after the end of the Opt-Out Period.

(c) A Transfer Employee or other individual who is not an Eligible Employee and with respect to whom amounts are transferred to this Plan pursuant to Section 3.11 or 12.03 shall become an Inactive Member at the time of such transfer. If such Inactive Member subsequently becomes an Eligible Employee, he shall become an Active Member in the Plan as of the date on which he becomes an Eligible Employee.

(d) An Employee of Verizon Federal Inc. who is employed in a “term” or contract position shall be an Eligible Employee for purposes of Sections 3.03, 14.03, and 3.12 and shall be eligible to receive an allocation of Company-Matching and Profit Sharing Contributions thereunder only after being credited with a year of eligibility service. Such an Employee shall be credited with a year of eligibility service if he is credited with a year of Vesting Service determined solely in accordance with Section 1.01(ttt)(1)-(3).

(e) The portion of the Plan relating to residents of Puerto Rico was spun off into a separate Puerto Rico plan effective as of December 31, 2010. Residents of Puerto Rico shall not be eligible to participate in the Plan from and after that date.

2.02 Termination of Membership

(a) Active membership in the Plan shall terminate on a Member’s Termination Date.

(b) Membership in the Plan shall terminate on the date on which there are no benefits due a Member under the Plan.

2.03 Transfers Affecting Eligibility

(a) Notwithstanding any other provision herein to the contrary, if a Member becomes an Ineligible Member, his Accounts as of the date of ineligibility shall continue to be maintained in accordance with the Plan, and he shall continue to be eligible to change his investment choices pursuant to Article 6 and to receive distributions and to make withdrawals pursuant to Article 8 and Article 9. However, no additional Elective Contributions and/or After-Tax Contributions shall be made on his behalf while he is an Ineligible Member.

(b) If an Ineligible Member becomes an Eligible Employee, he shall become an Active Member in the Plan as of the date on which he becomes an Eligible Employee.

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ARTICLE 3. NON-ESOP CONTRIBUTIONS

3.01 Elective Contributions and After-Tax Contributions

(a) Subject to the limitations of this Article, each Eligible Employee or Active Member shall be eligible to make—

(1) Elective Contributions to the Profit-Sharing Plan by filing a Compensation Deferral Agreement with the Plan Administrator or Trustee, and such contributions shall be known under the Plan as “Matched Elective Contributions.” The amount of such Matched Elective Contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 6% of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall be expressed as a whole percentage of such Compensation.

(2) After-Tax Contributions to the Profit-Sharing Plan either (A) by filing an After-Tax Contribution Agreement with the Plan Administrator or Trustee, or (B) to the extent provided in Sections 3.06(b) or 3.07(a)(2), through contributions pursuant to the Member’s Compensation Deferral Agreement. Such contributions shall be known under the Plan as “Matched After-Tax Contributions.” The amount of such Matched After-Tax Contributions for a payroll period shall be expressed as a whole percentage of the Eligible Employee’s or Active Member’s Compensation for such payroll period and shall range from a minimum amount of 1% of such Compensation to a maximum amount equal to the amount, if any, by which 6% of such Compensation exceeds the amount of the Eligible Employee’s or Active Member’s Matched Elective Contributions for such payroll period.

An Eligible Employee’s or Active Member’s Matched Elective Contributions and Matched After-Tax Contributions collectively shall be known as his “Matched Contributions.” Such Matched Contributions may not exceed an amount equal to 6% of the Eligible Employee’s or Active Member’s Compensation or applicable portion of Compensation (if the Plan Administrator permits separate deferral elections with respect to different portions of Compensation) for the applicable payroll period.

(b) Subject to the limitations of this Article, each Eligible Employee or Active Member who receives or makes the maximum Matched Contribution also shall be eligible to make—

(1) Elective Contributions to the Profit-Sharing Plan by filing a Compensation Deferral Agreement with the Plan Administrator or Trustee, and such contributions shall be known under the Plan as “Unmatched Elective Contributions.” The amount of such Unmatched Elective Contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 44% (10% for a Highly Compensated Employee) of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall be expressed as a whole percentage of the Member’s Compensation.

(2) After-Tax Contributions to the Profit-Sharing Plan either (A) by filing an After-Tax Contribution Agreement with the Plan Administrator or Trustee, or (B) to the extent provided in Sections 3.06(b) or 3.07(a)(2), through contributions pursuant to the Eligible Employee’s or Active Member’s Compensation Deferral Agreement. Such contributions shall be known under the Plan as “Unmatched After-Tax Contributions.” The amount of such Unmatched After-Tax Contributions for a payroll period shall be expressed as a whole percentage of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall range from a minimum amount of 1% of such Compensation to a maximum amount equal to the amount, if any, by which 44% (10% for a Highly Compensated Employee) of such Compensation exceeds the amount of the Eligible Employee’s or Active Member’s Unmatched Elective Contributions for such payroll period.

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An Eligible Employee’s or Active Member’s Unmatched Elective Contributions and Unmatched After-Tax Contributions collectively shall be known as his “Unmatched Contributions.” Such Unmatched Contributions may not exceed an amount equal to 44% (10% for a Highly Compensated Employee) of the Eligible Employee’s or Active Member’s Compensation for the applicable payroll period.

(c) (1) An Eligible Employee who (A) becomes a Member pursuant to Section 2.01(b)(2) or (B) becomes an Active Member pursuant to Section 2.01(c) or Section 2.03(b) and who does not affirmatively elect to make or not to make contributions before the end of the Opt-Out Period, shall be deemed to have filed a Compensation Deferral Agreement and to have elected to make a Matched Elective Contribution to the Profit-Sharing Plan of 6% of his or her Compensation. Such contribution shall be a pre-tax Elective Contribution (not a Roth Elective Contribution).

(2) An Eligible Employee who is making Matched Contributions at a rate that is less than 6% of his or her Compensation (excluding bonuses and commissions) and who does not affirmatively elect to make or not to make contributions before the end of the Opt-Out Period, shall be deemed to have filed a Compensation Deferral Agreement and to have elected to increase his or her prior Matched Contribution by an additional 1% of his or her Compensation excluding bonuses and commissions. Such additional contribution shall be a pre-tax Elective Contribution if the Eligible Employee has an existing election to make pre-tax Elective Contributions or has no contribution election in place, shall be a Roth Elective Contribution if the Eligible Employee does not have an existing pre-tax Elective Contribution election but does have an existing election to make Roth Elective Contributions, and shall be an After-Tax Contribution if the Eligible Employee does not have an existing pre-tax or Roth Elective Contribution election but does have an existing election to make After-Tax Contributions.

(d) The Plan Administrator may limit the amount of a Member’s Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, and/or Unmatched After-Tax Contributions during any Plan Year to the extent necessary to ensure that the Plan will satisfy Sections 3.07 and 3.08 for that Plan Year. The Plan Administrator may apply different limits to different groups of Highly Compensated Employees. Any such limits are incorporated herein by this reference and shall be considered “employer-provided limits” for purposes of Section 3.09.

(e) A Member may change the percentage of Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, or Unmatched After-Tax Contributions made on his behalf by filing a new Compensation Deferral Agreement or a new After-Tax Contribution Agreement, whichever is applicable. Except to the extent suspended in accordance with Section 3.02 or limited in accordance with subsection (d) above, a Member’s Compensation Deferral Agreement (including a deemed Compensation Deferral Agreement pursuant to subsection (c) above) and/or After-Tax Contribution Agreement shall remain in effect until changed by the Member.

(f) An Eligible Employee may affirmatively elect not to make contributions or may file a Compensation Deferral Agreement and/or After-Tax Contribution Agreement by providing instructions in the manner authorized by the Plan Administrator. An Eligible Employee’s or Active Member’s Compensation Deferral Agreement or After-Tax Contribution Agreement that complies with this Article shall become effective as soon as administratively practicable after the Trustee receives it.

(g) No Elective Contributions or After-Tax Contributions shall be made to a Member’s Account in any payroll period to the extent his Compensation for such payroll period is insufficient, after all statutory deductions, deductions authorized by the Member, and any other deductions, to permit the Elective and/or After-Tax Contributions elected or deemed elected by the Member.

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3.02 Suspension of Elective Contributions and/or After-Tax Contributions

(a) A Member may at any time discontinue all Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, or Unmatched After-Tax Contributions to the Profit-Sharing Plan by providing appropriate notice thereof.

(b) A Member may resume Elective Contributions or After-Tax Contributions to the Profit-Sharing Plan as soon as administratively practicable after a discontinuance or suspension by providing appropriate notice thereof.

(c) A Member may give notice of an election to suspend or to resume Elective Contributions or After-Tax Contributions pursuant to this Section by providing instructions in the manner authorized by the Plan Administrator. A Member’s valid election to suspend contributions shall become effective as soon as administratively practicable after the Trustee receives notice thereof.

(d) Unless the Member elects otherwise by filing a new Compensation Deferral Agreement or a new After-Tax Contribution Agreement (or unless a reduction in the Member’s Elective Contributions or After-Tax Contributions is necessary to protect the Plan’s qualification under the Code), Elective Contributions and After-Tax Contributions suspended pursuant to subsection (b), above, will be resumed at the end of the suspension period at the rate in effect immediately before the suspension (including any reduction or change required by Section 3.06(b)).

3.03 Company-Matching Contributions

(a) Except as otherwise provided in this Section, the Company and the Participating Affiliates shall make a Company-Matching Contribution to the Profit-Sharing Plan for each payroll period out of their respective current or accumulated earnings and profits. Subject to the limitations of this Article, such contribution by the Company and the Participating Affiliates shall be in an amount that, when increased by the total amount of any forfeitures allocable thereto under Section 4.04, shall provide an allocation to—

(1) each Management Member equal in value to 100% of the Management Member’s Matched Contributions for such payroll period; and

(2) each Non-Management Member equal in value to—

(A) 100% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, do not exceed 4% of the Member’s Compensation for such payroll period, and.

(B) 50% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, exceed 4% of the Member’s Compensation for such payroll period.

(b) The Company-Matching Contribution shall be determined as of the last day of each payroll period. Each Participating Affiliate shall pay the Company its share of the Company-Matching Contribution liability not later than the time when such Company-Matching Contribution is paid to the Trustee. The Company-Matching Contribution shall be paid in cash except to the extent the Company, in its discretion, decides to make all or a portion of the contribution in Verizon Shares. To the extent paid in Verizon Shares, such shares shall have a fair market value determined in accordance with the terms of the Trust Agreement. The portion of the Company-Matching Contribution paid in Verizon Shares may be paid in cash and invested in whole or in part in Verizon Shares in the Verizon Stock Portfolio, and references herein to Company-Matching Contributions made in Verizon Shares shall include such cash contributions. Company-Matching Contributions which are initially contributed to and invested in the Verizon Stock Portfolio on behalf of a Member who is an Employee of an ESOP Affiliate shall be considered contributed to the ESOP and shall be credited to the Member’s ESOP Account in accordance with Section 14.12.

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(c) If any Participating Affiliate does not have current or accumulated earnings and profits equal to its required share of the contributions hereunder, and if such Participating Affiliate is a member of an affiliated group including the Company (within the meaning of Code section 1504 or any successor section) and is thereby eligible to file and does file a consolidated Federal Income Tax return with the Company, the Company shall contribute, out of its current or accumulated earnings and profits, an amount equal to such Participating Affiliate’s share of contributions, less the available current or accumulated earnings and profits, if any, of such Participating Affiliate.

(d) The Company and the Participating Affiliates may make a Company-Matching Contribution to the ESOP pursuant to Section 14.03 in lieu of all or a portion of the Company-Matching Contribution otherwise required by this Section 3.03. The amount of the Company-Matching Contribution otherwise required to be made pursuant to subsection (a), above, with respect to any Member shall be reduced, dollar for dollar, by the value of any Verizon Shares and the amount of any cash allocated to the Member’s ESOP Account by reason of the Company’s or a Participating Affiliate’s Company-Matching Contribution to the ESOP for the Plan Year. The value of the Verizon Shares that are allocated to a Member’s ESOP Account for any Plan Year shall be determined in accordance with Section 14.10.

3.04 Payment to Trustee

The Company-Matching Contribution liability with respect to each payroll period during a Plan Year may be paid to the Trustee after the end of the payroll period, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

3.05 Limits on Annual Additions

The provisions of this Section have been superseded by the provisions of Article 19, which are incorporated in this Section by this reference. References herein to this Section shall be deemed to be references to applicable provisions of Article 19.

3.06 Annual Limit on Elective Contributions

(a) Except to the extent permitted by Section 3.09 and notwithstanding any other provision to the contrary in this Article, a Member’s Elective Contributions, in the aggregate, to the Plan for any taxable year beginning in the Plan Year may not exceed:

(1) the applicable dollar limitation under section 402(g) of the Code for such year (as adjusted for increases in the cost of living), reduced by

(2) the sum of any of the following amounts that were contributed on behalf of the Member for the Member’s taxable year under a plan other than this Plan:

(A) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the Member’s gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g));

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(B) any employer contribution to the extent not includable in the Member’s gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g));

(C) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)); and

(D) any elective employer contribution under Code section 408(p)(2)(A)(i).

However, no contribution described in this subsection (a)(2) shall be taken into account for the purpose of reducing the dollar limit in subsection (a)(1), above, if the plan, contract, or arrangement is not maintained by the Company or an Affiliate, unless the Member has filed a written notice with the Plan Administrator containing such information concerning the contribution as the Plan Administrator shall require.

(b) If a Member’s Elective Contributions reach the limit in subsection (a), above, during a Plan Year, the Member may elect pursuant to the Member’s Compensation Deferral Agreement (or pursuant to such other method as is authorized by the Plan Administrator) either:

(1) to have any additional contributions made pursuant to the Member’s Compensation Deferral Agreement during that Plan Year automatically made as Matched and/or Unmatched After-Tax Contributions, except to the extent that such After-Tax Contributions would cause the Plan to violate Section 3.08 or

(2) to (A) have any additional contributions made pursuant to the Member’s Compensation Deferral Agreement during that Plan Year automatically made as Matched After-Tax Contributions (but not in excess of the maximum permitted by Section 3.01(a)(2)), except to the extent that such Matched After-Tax Contributions would cause the Plan to violate Section 3.08 and (B) automatically revoke the Member’s Compensation Deferral Agreement to the extent of any additional contributions not recharacterized as Matched After-Tax Contributions in accordance with the foregoing.

If a Member does not make an affirmative election in accordance with the foregoing, the Member shall be deemed to have elected to make any additional contributions as Matched and/or Unmatched After-Tax Contributions in accordance with subsection (b)(1). The amount of a Member’s Elective Contributions that are to be treated as After-Tax Contributions during a Plan Year under subsections (b)(1) and (b)(2) above shall be determined after the reduction in the Member’s Elective Contributions pursuant to subsection (c) below.

(c) Except to the extent permitted by Section 3.09, if a Member’s elective deferrals (as defined in Code section 402(g)(3)) for a Plan Year under this Plan or under any other plan in which the Member has participated during the Plan Year exceed the limit imposed by Code section 402(g), the following rules shall apply to such excess deferrals:

(1) Not later than the first March 1 following the close of the Plan Year, the Member may allocate to the Plan all or any portion of the Member’s excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan shall not exceed the amount of the Member’s Elective Contributions to the Plan for the Plan Year that have not been withdrawn or distributed), and may notify the Plan Administrator in writing of the amount allocated to the Plan; and

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(2) As soon as practicable, but in no event later than the first April 15 following the close of the Plan Year, the Plan shall distribute to the Member the amount allocated to the Plan under subsection (c)(1) above, and, for Plan Years prior to January 1, 2008, any Income allocable to such amount, which shall be determined in accordance with Code section 402(g). Any Company-Matching Contributions related to distributed Matched Elective Contributions shall be forfeited to the extent required to comply with Section 3.08 and Code section 401(a)(4). The distribution described in this subsection shall be made notwithstanding any other provision of the Plan.

3.07 Nondiscrimination Limit on Elective Contributions

(a) Except to the extent permitted by Section 3.09, Elective Contributions to the Plan for any Plan Year shall satisfy the actual deferral percentage test in Code section 401(k)(3). Testing shall be performed on the basis of the current year. For purposes of determining whether the Plan complies with such test, the definition of compensation used shall apply on a Plan Year basis and shall satisfy the requirements of Code section 414(s). The actual deferral ratio of any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (and qualified nonelective contributions) allocated to such Member’s accounts under two or more cash or deferred arrangements described in Code section 401(k) that are maintained by the Company or any Affiliate shall be determined as if such Elective Contributions (and, if applicable, such qualified nonelective contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Company or any Affiliate that have different plan years, then all Elective Contributions made during the plan year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated for purposes of Code section 401(k). If the actual deferral percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Code section 401(k)(3), the following rules shall apply:

(1) The amount of the excess contributions (determined in accordance with Code section 401(k)(8)(B)), for the Plan Year and any income allocable to such contributions, shall be distributed before the first March 15 following the close of the Plan Year to Members who are Highly Compensated Employees, on the basis of the respective portions of the excess contributions attributable to each such Member, and, with respect to any distributed Matched Elective Contributions, any related Company-Matching Contributions to the Profit-Sharing Plan or the ESOP shall be forfeited to the extent required to comply with Section 3.08 and Code section 401(a)(4); or

(2) In accordance with applicable provisions of the Code and subject to such other rules as the Plan Administrator shall prescribe, a Member who is a Highly Compensated Employee may elect in writing, prior to the first March 15 following the close of the Plan Year, to treat as an After-Tax Contribution the amount of the excess contributions attributable to him, except to the extent that such After-Tax Contribution would cause the Plan to violate Section 3.08 for that Plan Year. Elective Contributions that are recharacterized pursuant to this subsection (d)(2) shall be subject to the nonforfeitability requirements and distribution limitations that otherwise apply to Elective Contributions.

(b) The distribution described in subsection (a)(1), above, shall be made notwithstanding any other provision of the Plan. The amount of the excess contributions to be distributed under subsection (a)(1), above, or recharacterized under subsection (a)(2), above, for a Plan Year with respect to a Member shall be reduced by any excess deferrals previously distributed from the Plan to such Member for the Member’s taxable year ending with or within such Plan Year. For purposes of this Section, the amount of a Highly Compensated Employee’s excess contributions shall be determined as follows. The Highly Compensated Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly

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Compensated Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code section 401(k)(3) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Employees are reduced for a Plan Year pursuant to this process is the amount of excess contributions for the Plan Year. Excess contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Employee with the largest dollar amount of Elective Contributions for the Plan Year the dollar amount necessary to reduce the dollar amount of his Elective Contributions to that of the Highly Compensated Employee with the next-largest dollar amount of Elective Contributions for the Plan Year, and continuing in the same manner until all excess contributions for the Plan Year have been allocated.

(c) Distributions of excess contributions must be adjusted for income (gain or loss). The Savings Plan Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1) The Savings Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Members and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Member’s accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because such income is determined on a date that is no more than seven days before the distribution.

(2) The Savings Plan Administrator may allocate income to excess contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the actual deferral percentage test (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(A) Account balance attributable to Elective Contributions and other amounts taken into account under the actual deferral percentage test as of the beginning of the Plan Year, and

(B) Any additional amount of such contributions made for the Plan Year.

3.08 Nondiscrimination Limit on After-Tax and Company-Matching Contributions

(a) After-Tax Contributions and Company-Matching Contributions to the Profit-Sharing Plan and the ESOP (on a combined basis) for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2). For purposes of determining whether the Plan complies with such test, the definition of compensation used shall apply on a Plan Year basis and shall satisfy the requirements of Code section 414(s). Testing shall be performed on the basis of the current year. To the extent that a Company-Matching Contribution is used to repay an Exempt Loan as described in Section 14.03(d), a Member’s contribution ratio for a Plan Year shall be determined by reference to the amount of such Company-Matching Contribution that is made with respect to the Member rather than by reference to the value of the Verizon Shares that are released from a Suspense Account and allocated to the Member’s ESOP Account by reason of such Company-Matching Contribution. The actual contribution ratio for any Member who is a Highly Compensated Employee and who is eligible to have Company-Matching Contributions or After-Tax Contributions allocated to his or her account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k) that are maintained by the Company or any Affiliate, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, then all Company-Matching Contributions and After-Tax Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated under Code section 401(m). If the contribution percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Code section 401(m)(2), the following rules shall apply:

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(1) The amount of the excess aggregate contributions (determined in accordance with Code section 401(m)(6)(B)) for the Plan Year, and any income allocable to such contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year, and, with respect to distributed or forfeited Matched After-Tax Contributions, any related Company-Matching Contributions to the Profit-Sharing Plan or the ESOP shall be forfeited to the extent required to comply with this Section and Code section 401(a)(4).

(2) Any distribution in accordance with subsection (a)(1), above, shall be made to Members who are Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Member. Such distributions shall be made notwithstanding any other provision of the Plan.

(3) Distributions of excess aggregate contributions must be adjusted for income (gain or loss), including, for Plan Years before January 1, 2008, an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For purposes of this subsection, “income” shall be determined and allocated in accordance with the provisions of Section 3.07(c), except that such Section shall be applied by substituting “excess aggregate contributions” for “excess contributions” and by substituting amounts taken into account under the contribution percentage test for amounts taken into account under the actual deferral percentage test.

(b) The determination of the amount of excess aggregate contributions under subsection (a), above, for any Plan Year shall be made after first determining the excess deferrals under Section 3.06(c), and then determining the excess contributions under Section 3.07. For purposes of this Section, the amount of a Highly Compensated Employee’s excess aggregate contributions shall be determined as follows. The Highly Compensated Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code section 401(m) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Employees are reduced for a Plan Year pursuant to this process is the amount of excess aggregate contributions for the Plan Year. Excess aggregate contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Employee with the largest aggregate dollar amount of After-Tax Contributions and Company-Matching Contributions for the Plan Year the amount necessary to reduce the dollar amount of his After-Tax Contributions and Company-Matching Contributions to that of the Highly Compensated Employee with the next-largest dollar amount of After-Tax Contributions and Company-Matching Contributions for the Plan Year, and continuing in the same manner until all excess contributions for the Plan Year have been allocated.

(c) Disproportionate Matching Contribution Limit. A Company-Matching Contribution with respect to an Elective Contribution or After-Tax Contribution for a Plan Year is not taken into account under the contribution percentage test for an Employee who is not a Highly Compensated Employee (an “NHCE”) to the extent it exceeds the greatest of:

(1) 5% of the NHCE’s Code section 414(s) compensation for the Plan Year;

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(2) the sum of the NHCE’s Elective Contributions and After-Tax Contributions for the Plan Year; and

(3) the product of two times the Plan’s “representative matching rate” and the sum of the NHCE’s Elective Contributions and After-Tax Contributions for the Plan Year.

For purposes of this subsection, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions and/or After-Tax Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Company or any Affiliate on the last day of the Plan Year and who make Elective Contributions and/or After-Tax Contributions for the Plan Year). For purposes of this subsection, the “matching rate” for an Employee generally is the Company-Matching Contributions made for such Employee divided by the sum of the Employee’s Elective Contributions and After-Tax Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions and After-Tax Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that the sum of an Employee’s Elective Contributions and After-Tax Contributions equals 6% of Code section 414(s) compensation.

3.09 Catch-Up Contributions

(a) All Members who (1) are eligible to make Elective Contributions under the Plan, (2) have attained age 50 before the close of the taxable year, and (3) are contributing at least 6% of Compensation as an Elective Contribution or are precluded from making additional Elective Contributions pursuant to Section 3.06, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code and this Section.

(b) A Member who is eligible to make catch-up contributions may make such a contribution by electing to reduce the Member’s Compensation in accordance with procedures established by the Plan Administrator. The amount of such catch-up contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 70% of the Member’s Compensation for such payroll period; provided that that the total contribution from pay under this Section and Section 3.01 cannot exceed 100% (86% for a Highly Compensated Employee) of the Member’s Compensation, subject to any higher priority deductions, and provided further that such election shall be expressed as a whole percentage of such Compensation.

(c) Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 by reason of the making of catch-up contributions.

(d) The determination of whether a contribution qualifies as a catch-up contribution rather than an Elective Contribution or other employee contribution shall be made by the Plan Administrator.

(e) A contribution that is determined to be a catch-up contribution shall not be considered a Matched Contribution and shall not be eligible for an allocation of Company-Matching Contributions.

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3.10 Rollover Contributions

(a) An Eligible Employee may direct a contribution to the Profit-Sharing Plan of an amount, which shall be designated as a Rollover Contribution, that the Trustee or Savings Plan Administrator determines to be eligible for tax-free rollover treatment pursuant to any provision of the Code that permits Rollover Contributions to be made to the Plan. A Rollover Contribution shall not consist of property other than money, except that an Eligible Employee may make a Rollover Contribution to the Plan of a plan loan from the eligible retirement plan of another employer in connection with a business transaction between that employer and the Company or an Affiliate. Subject to a determination by the Trustee or Savings Plan Administrator that a contribution is eligible for designation as a Rollover Contribution, the Plan will accept:

(1) a direct rollover of an eligible rollover distribution from: (A) a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions; (B) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and (C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2) an Eligible Employee’s contribution of an eligible rollover distribution from: (A) a qualified plan described in section 401(a) or 403(a) of the Code; (B) an annuity contract described in section 403(b) of the Code; (C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3) Subject to the foregoing, the Plan will accept an Eligible Employee’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(4) A Member who terminates employment or becomes a Retired Member on or after January 1, 2001 may elect to roll over a lump sum distribution from a tax-qualified pension plan maintained by the Company or any Affiliate; provided such rollover contribution is completed before the first anniversary of the Member’s termination date or Retirement Date.

(b) The Trustee may require an Eligible Employee or Member seeking to make a Rollover Contribution to furnish such information with respect to the contribution (including opinions of law, proof of the qualified status of the predecessor plan, and proof of the timeliness of the contribution) as the Plan Administrator considers necessary for the proper administration of the Plan. If the Internal Revenue Service subsequently determines that a Rollover Contribution does not qualify for tax-free rollover treatment, the Plan Administrator may require that the Rollover Contribution and Income thereon be returned to the Eligible Employee or Member.

3.11 Transfer Contributions

A Member’s Transfer Account shall reflect the Member’s interest, if any, in amounts previously transferred from the

(a) GTE Products Corporation Plan for Employee’s Pensions, and

(b) Unistrut Corporation Employees’ Profit-Sharing Trust and Retirement Plan, a terminated plan.

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3.12 Profit-Sharing Contributions

(a) The Company and the Participating Affiliates may make a discretionary, performance-based Profit Sharing Contribution to the Profit-Sharing Plan for each Plan Year out of their respective current or accumulated earnings and profits. The amount of such contribution by the Company and the Participating Affiliates shall be determined in the sole discretion of the most senior Human Resources officer of the Company and shall then be reduced by the amount of forfeitures allocable thereto pursuant to Section 4.04.

(b) The Profit Sharing Contribution, if any, for a Plan Year shall be allocated as of the end of that Plan Year to each Eligible Member in the proportion that the Member’s Compensation for the Plan Year while a Management Member bears to the total Compensation for the Plan Year of all such Eligible Members while Management Members. This means that if the Company and the Participating Affiliates make a Profit Sharing Contribution for a Plan Year each Eligible Member shall receive the same contribution as a percentage of such Compensation for such Plan Year.

(c) Any Profit Sharing Contribution shall be paid in cash except to the extent the Company, in its discretion, decides to make all or a portion of the contribution in Verizon Shares. To the extent paid in Verizon Shares, such shares shall have a fair market value determined in accordance with the terms of the Trust Agreement. The portion of the Profit Sharing Contribution paid in Verizon Shares may be paid in cash and invested in whole or in part in Verizon Shares in the Verizon Stock Portfolio, and references herein to Profit Sharing Contributions made in Verizon Shares shall include such cash contributions. Profit Sharing Contributions which are initially contributed to and invested in the Verizon Stock Portfolio on behalf of a Member who is an Employee of an ESOP Affiliate shall be considered contributed to the ESOP and shall be credited to the Member’s ESOP Account in accordance with Section 14.12.

(d) Each Participating Affiliate shall pay the Company its share of the applicable Profit Sharing Contribution liability not later than the time when such Profit Sharing Contribution is paid to the Trustee. If any Participating Affiliate does not have current or accumulated earnings and profits equal to its required share of the contributions hereunder, and if such Participating Affiliate is a member of an affiliated group including the Company (within the meaning of Code section 1504 or any successor section) and is thereby eligible to file and does file a consolidated Federal Income Tax return with the Company, the Company shall contribute, out of its current or accumulated earnings and profits, an amount equal to such Participating Affiliate’s share of the contributions, less the available current or accumulated earnings and profits, if any, of such Participating Affiliate.

(e) The Profit Sharing Contribution liability, if any, with respect to a Plan Year may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

3.13 Qualified Nonelective Contributions

(a) The Company and/or a Participating Affiliate may contribute to the Trust for any Plan Year qualified nonelective contributions in such sums as the most senior Human Resources officer of the Company, acting on behalf of the Company, determines to be necessary to enable the Plan to satisfy the requirements of Sections 3.07 and 3.08. Qualified nonelective contributions (plus any forfeitures that are applied to reduce such qualified nonelective contributions) will be allocated among Members in accordance with such allocation formula as is approved by the most senior Human Resources officer of the Company acting in a settlor capacity. Each such allocation formula will be set forth in writing and will take into account such factors as such officer deems appropriate. If such officer fails to adopt an allocation formula for a qualified nonelective contribution for a Plan Year, such contribution (plus any forfeitures that are applied to reduce such contribution) will be allocated among those Members who are not Highly Compensated Employees in proportion to each such Member’s Compensation for the Plan Year. For purposes of the remaining provisions of the Plan (including Article 4), a qualified nonelective contribution will be treated in the same manner as an Elective Contribution. If a failed actual deferral percentage or contribution percentage test is to be corrected by making a qualified nonelective contribution, then the contribution on behalf of any NHCE pursuant to this subsection shall be limited to an amount that does not exceed the disproportionate contribution limit of subsection (b) or (c), as applicable.

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(b) Disproportionate Contribution Limit for ADP Testing. Qualified nonelective contributions cannot be taken into account in determining the actual deferral ratio, as defined by Treasury regulations under Code section 401(k), for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code section 414(s) compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” Any qualified nonelective contribution taken into account under a contribution percentage test (including the determination of the representative contribution rate for purposes of subsection (c) below), is not permitted to be taken into account for purposes of this subsection (including the determination of the “representative contribution rate” under this subsection). For purposes of this subsection:

(1) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Company or any Affiliate on the last day of the Plan Year), and

(2) The “applicable contribution rate” for an eligible NHCE is the qualified nonelective contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code section 414(s) compensation for the same period.

(c) Disproportionate Contribution Limit for ACP Testing. Qualified nonelective contributions cannot be taken into account under the contribution percentage test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code section 414(s) compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” Any qualified nonelective contribution taken into account under an actual deferral percentage test (including the determination of the “representative contribution rate” for purposes of subsection (b) above) is not permitted to be taken into account for purposes of this subsection (including the determination of the “representative contribution rate” under this subsection). For purposes of this subsection:

(1) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Company or any Affiliate on the last day of the Plan Year), and

(2) The “applicable contribution rate” for an eligible NHCE is the sum of the Company-Matching Contributions taken into account in determining the actual contribution ratio, as defined by Treasury regulations under Code section 401(m), for the eligible NHCE for the Plan Year and the qualified nonelective contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code section 414(s) compensation for the Plan Year.

(d) Limitation on Qualified Nonelective Contributions. In addition to the foregoing, qualified nonelective contributions cannot be taken into account to determine (1) an actual deferral ratio to the extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test or (2) an actual contribution ratio to the extent such contributions are taken into account for purposes of satisfying any other contribution percentage test. If the Plan switches from the current year testing method to the prior year testing method, qualified nonelective contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

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3.14 Veterans’ Benefits

(a) Notwithstanding any provision of this Plan to the contrary, for reemployments initiated on or after December 12, 1994, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

(b) If a Member dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u)), the survivors of the Member shall be entitled to any additional benefits (other than benefit accruals or contributions relating to the period of qualified military service) provided under the Plan as if the Member had resumed and then terminated employment on account of death.

3.15 Roth Elective Contributions

Provisions regarding Roth Elective Contributions are set forth in Article 18.

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ARTICLE 4. VESTING AND FORFEITURES

4.01 Vested Interest

(a) A Member shall be fully vested at all times in his Elective Contributions, After-Tax Contributions, Rollover Contributions, and Transfer Contributions (if any), and any Income thereon. A Member also shall be fully vested at all times in any amounts credited to the PAYSOP Shares Fund under his ESOP Account.

(b) A Member who participated in the Prior GTE Plan on December 31, 2001, shall be fully vested at all times in the Company-Matching Contributions allocated to his Member’s Account or his ESOP Account before January 1, 2002, and any Income thereon. A Member who was an employee of AOL or one of its subsidiaries as of December 31, 2015 and who was a participant in the AOL Savings Plan as of such date shall be fully vested at all times in the Company-Matching Contributions and Profit Sharing Contributions allocated to his Member’s Account or his ESOP Account and any Income thereon.

(c) Except as provided in subsection (b) above, a Member shall be fully vested in the Company-Matching Contributions allocated to his Member’s Account or his ESOP Account, and any Income thereon upon completing three years of Vesting Service or upon his:

(1) death;

(2) Disability;

(3) retirement from the Company or any Affiliate under the terms of any pension plan maintained by the Company or an Affiliate;

(4) attainment of Normal Retirement Age; or

(5) involuntary termination (other than for cause).

(d) An Employee shall be 100% vested in his Member’s Account or ESOP Account after a Change in Control to the extent provided in Section 20.02.

(e) A Member’s vested interest in amounts transferred to the Plan pursuant to Section 12.03 shall be determined in accordance with Section 12.03(b)(4)(A) or any applicable Schedule.

(f) A Member shall be 100% vested in his Member’s Account or ESOP Account to the extent provided in any Schedule that may be applicable to the Member.

(g) The provisions of subsection (c) shall also apply in determining a Member’s vested interest in Profit Sharing Contributions allocated to his Member’s Account or ESOP Account under Section 3.12 as in effect for Plan Years after 2011.

(h) A Member shall be 100% vested in dividends that are reinvested in accordance with Section 14.08(b)(2).

(i) A Member’s vested interest in his Accounts as of January 1, 2012 shall not be less than his vested interest immediately prior to such date under the terms of the Plan then in effect, including any then applicable Schedules to the Plan.

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4.02 Forfeitures

A Member who is not 100% vested in all amounts allocated to his Member’s Account or ESOP Account shall forfeit the nonvested portion of his Member’s Account and his ESOP Account as soon as administratively practicable after his Termination Date. Verizon Shares that were allocated to the Member’s ESOP Account from a Suspense Account as provided in Section 14.10 shall be forfeited only after all other assets allocated to the Member’s ESOP Account have been forfeited.

4.03 Restoration of Forfeitures

If a Member who reaches his Termination Date is subsequently employed by the Company or an Affiliate before he incurs a five-year Period of Severance, he shall have the full amount that was forfeited in accordance with Section 4.02 restored to him if he repays to the Plan, within five years of the date of his reemployment, the full amount of any Elective Contributions, After-Tax Contributions, Profit Sharing Contributions and Company-Matching Contributions and Income thereon distributed from the Plan pursuant to Article 8. Any forfeited amount that is restored in accordance with the preceding sentence shall be credited to the Member’s Account and to the ESOP Account in the same proportions as such amount was credited immediately before the forfeiture.

4.04 Allocation of Forfeitures

Any amounts forfeited in accordance with Section 4.02 shall be applied to reduce Company-Matching Contributions and/or any Profit Sharing Contributions to the Plan for the current Plan Year or the Plan Year next following the Plan Year in which the forfeiture occurred or shall be used to pay Plan expenses in accordance with Section 10.11(d). In the event that the Plan is terminated, any such forfeitures not yet applied to reduce Company-Matching Contributions and/or Profit Sharing Contributions shall be credited to the Members’ ESOP Accounts in equal shares.

4.05 Compliance with Vesting Provisions of the Final 401(k) Regulations

The Plan shall disregard Elective Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code section 411(a)(2). However, the Plan shall otherwise take a Member’s Elective Contributions into account in determining the Member’s vested benefits under the Plan, including for purposes of (a) determining whether a Member has a nonforfeitable right to contributions under the Plan for purposes of forfeitures; (b) applying provisions requiring the repayment of distributions to have forfeited amounts restored; and (c) to the extent applicable, applying the provisions of Code sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) (“the rule of parity”).

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ARTICLE 5. PLAN ACCOUNTS

5.01 Member Accounts

(a) A separate account shall be established for each Member, known individually as the Member’s Account and collectively as the Member Accounts, which shall be maintained on behalf of such Member until he has terminated his membership. A separate Transfer Account shall be maintained for each Member on whose behalf the Plan has received a Transfer Contribution in accordance with Section 3.11. A statement of Accounts shall be provided or made available to each Member annually or more frequently in the discretion of the Plan Administrator.

(b) A Member’s Account shall consist of the following amounts, to the extent such amounts have not been allocated or transferred to the Member’s ESOP Account:

(1) Elective Contributions and After-Tax Contributions;

(2) Roth Elective Contributions;

(3) Catch-up contributions;

(4) Company-Matching Contributions to the Profit-Sharing Plan;

(5) Profit Sharing Contributions to the Profit-Sharing Plan;

(6) Rollover Contributions; and

(7) Income.

As of the close of business of each business day, the Member’s Account or Transfer Account shall be credited with a share of the Income (whether it be a gain or a loss) of each of the Funds in which the Member participates for that day, as determined by the Trustee, which shall bear the same proportion to the entire Income of each such Fund for that day as the amount allocated to that Fund in the Member’s Account or Transfer Account bears to the total amount allocated to that Fund in all of the Member Accounts and Transfer Accounts. The Income credited (or charged, as the case may be) pursuant to subsection (b)(7) shall be deemed attributable pro rata to the Elective, After-Tax, Roth, catch-up, Company-Matching, Profit-Sharing, Rollover, and Transfer Contributions, if any, in each Member’s Account or Transfer Account to the extent that such balances are invested in the Fund.

(c) Accounts shall be valued at least annually at fair market value as of the last day of each Plan Year, but may be so valued more frequently in the discretion of the Plan Administrator.

5.02 Accounting

Within each Member’s Account, separate accounting shall be maintained of the investment in each Fund of (a) Elective Contributions, (b) After-Tax Contributions, (c) Rollover Contributions, (d) vested Company-Matching Contributions, (e) nonvested Company-Matching Contributions, (f) vested Profit Sharing Contributions, (g) nonvested Profit Sharing Contributions, and (h) such other contribution types as are specified by the Plan Administrator. Each separate account shall include the gains and losses thereon. Within each Transfer Account, separate accounting shall be maintained of the investment in each Fund of Transfer Contributions, and the gains and losses thereon. For purposes of this Section, gains or losses shall be deemed to include contribution, withdrawals, and forfeitures, as applicable, and other credits and charges allocable under the provisions of the Plan.

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5.03 ESOP Accounts

A separate ESOP Account shall be maintained pursuant to Article 14 of the Plan for each Member who is credited with Verizon Shares under the ESOP.

5.04 Loan Accounts

A separate Loan Account shall be maintained pursuant to Section 6.03 for each Member with respect to whom a Loan is outstanding.

5.05 Other Accounts

The Plan Administrator may establish such other accounts as it may deem necessary for the proper administration of the Plan.

5.06 Risk of Loss

None of the Company, any Participating Affiliate, the Committee, the Plan Administrator, the Trustee, or any other Plan representative or fiduciary guarantees that the market value of any Fund will be equal in value to the purchase price of the assets of the Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Member assumes all risk of any decrease in value of each of the Funds. Each Member or Beneficiary, as applicable, is responsible for the investment of his or her Account pending distribution or withdrawal, which may be delayed due to administrative errors or other circumstances. If a Member or Beneficiary makes an investment, distribution, or withdrawal election that is not implemented due to an administrative error, the Member or Beneficiary is responsible for notifying the Plan Administrator and making a new election as soon as the Member or Beneficiary discovers or is notified of the failure to implement the prior election. Members and Beneficiaries must mitigate any losses resulting from administrative errors in implementing investment, distribution, or withdrawal elections.

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ARTICLE 6. INVESTMENT CHOICES

6.01 Election and Contribution to Funds

(a) Each Member shall direct how contributions to his Accounts (other than Company-Matching Contributions made in Verizon Shares or in cash that is used to pay any currently maturing obligations under an Exempt Loan and other than Profit-Sharing Contributions made in Verizon Shares) are invested in one or more of the following investment options:

(1) The Verizon Stock Portfolio. The Verizon Stock Portfolio shall be invested principally in Verizon Shares. The Trustee shall purchase such shares in the open market or by private purchase, including purchase from Verizon or an Affiliate. Any such purchase from Verizon or an Affiliate shall be at a price per share determined in accordance with the Trust Agreement. A portion of the Verizon Stock Portfolio may also be invested in short-term money market instruments or other short-term investment funds. The Plan is intended to include the Verizon Stock Portfolio, notwithstanding the volatility of such fund and notwithstanding extended downturns in the price of Verizon Shares. The Verizon Stock Portfolio may not be removed as a Plan investment option except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(2) Other Funds. Any other Fund that has been designated by the Committee as a current investment option under the Plan.

(b) The Committee may, in its sole discretion, (1) eliminate, and/or change the underlying composition of, any investment option described in subsection (a)(2) above and (2) designate one or more existing or new Funds as successor Funds for any Fund or Funds which are eliminated from the Plan or which are frozen to additional contributions.

(c) A Member’s investment election under subsection (a), above shall continue in effect until changed by the Member (or the Beneficiary of a deceased Member). A Member (or Beneficiary of a deceased Member) may change his investment election for future contributions at any time.

(d) The portion of any contribution directed to any Fund in accordance with subsections (a) and (c), above, shall be expressed as a whole percentage of the contribution.

(e) A Member (or Beneficiary of a deceased Member) shall give notice of any investment election or change in investment election by providing instructions in the manner authorized by the Plan Administrator. An investment election that complies with this Article shall become effective upon receipt by the Plan Administrator or Trustee, or as soon as practicable thereafter.

(f) Dividends and other distributions received with respect to amounts allocated to a Fund, and contributions and Account balance investment election changes directed to the Fund, shall be allocated to and invested in the Fund as soon as practicable.

(g) Company-Matching and Profit Sharing Contributions to the Profit-Sharing Plan that are made in the form of Verizon Shares initially shall be credited entirely to the Profit-Sharing Plan portion of the Verizon Stock Portfolio (but shall be considered contributed to the ESOP pursuant to Section 14.12), and Company-Matching Contributions to the ESOP initially shall be credited entirely to the ESOP Shares Fund or the ESOP portion of the Verizon Stock Portfolio to the extent provided in Section 14.09.

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(h) If a Member (or Beneficiary of a deceased Member) fails to provide investment direction in accordance with subsection (a) above, the Member shall be deemed to have directed the Trustee to invest such contributions in the default Fund or Funds designated by the Committee or VIMCO.

(i) All contribution investment elections made in accordance with subsection (a) above shall be subject to any restrictions imposed by any applicable Fund and any other restrictions that the Plan Administrator may impose in its discretion, including restrictions relating to the maximum amount of any contribution that may be invested in a Fund.

6.02 Transfers of Account Balances

(a) Contributions and the Income thereon shall remain in the Fund or Funds directed (or deemed directed in accordance with Section 6.01(h)) by the Member pursuant to Section 6.01 (or in any successor Fund(s) designated by the Committee) or, to the extent applicable, in the Verizon Stock Portfolio or ESOP Shares Fund in accordance with Sections 3.03(b), 3.12(c), 14.03(b), 14.09(a), and 14.12 until the Member (or Beneficiary of a deceased Member) directs otherwise. A Member (including an Ineligible Member or an Inactive Member) or Beneficiary of a deceased Member may transfer at any time any portion of the balance in his Accounts that is invested in any one or more of the Funds to one or more of the other Funds, provided that

(1) a Member (including an Ineligible Member, Inactive Member, or Retired Member), or Beneficiary of a deceased Member who transfers any amount out of the International Company Fund, International Company Index Fund, Emerging Markets Fund, or U.S. Small Company Fund shall not be eligible to transfer any amount into the same Fund for a period of seven days from the date of the transfer (or such other period of time as is established by the Committee);

(2) a Member (including an Ineligible Member, Inactive Member, or Retired Member) or Beneficiary of a deceased Member who transfers any amount into the International Company Fund, International Company Index Fund, Emerging Markets Fund, or U.S. Small Company Fund shall not be eligible to transfer any amount out of the same Fund for a period of seven days from the date of the transfer (or such other period of time as is established by the Committee); and

(3) no amount may be transferred to a Fund designated by the Committee as a frozen Fund (a Fund that is closed to new investment).

(b) The portion of an Account that is transferred in accordance with this Section must be expressed in whole dollars, as a whole percentage of the portion of a Member’s Account invested in a Fund, or in whole shares or units of the Fund as applicable.

(c) A Member may transfer any portion of his Accounts in accordance with this Section by providing instructions in a manner authorized by the Plan Administrator. A transfer election that complies with this Article shall become effective as soon as administratively practicable after the Trustee receives it; provided that a transfer election must be received by 2:00 p.m. Eastern Time (or the close of the New York Stock Exchange, if earlier) to be effective the day the election is received by the Trustee.

(d) All transfers of Account balances made in accordance with this Section shall be subject to any restrictions imposed by any investment, annuity, or other contract in which the Funds are invested, and, subject to the last sentence of Section 6.01(a)(1) and the requirements of Code section 401(a)(35), any other restrictions that the Plan Administrator may impose in its discretion, including (1) any restrictions relating to periods in which no trading is permitted due to a change of recordkeepers, trustees, or investment providers or due to any other reason and (2) restrictions on transfers to a Fund if the portion of a Member’s Account invested in such Fund exceeds any limitation determined by the Plan Administrator.

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6.03 Loan Accounts

Each Member who has one or more Loans outstanding shall have an individual Loan Account for each such Loan. Such Loan Account shall consist of cash and a note evidencing a Loan. Except to the extent provided in the following sentence, payments of principal and interest attributable to the note of a Member shall be directed to such Member’s Account, Transfer Account, or ESOP Account in proportion to the principal amount outstanding with respect to each such account and shall be invested in accordance with the then most recent investment election in effect for the Member under Section 6.01. No portion of the payments of principal and interest attributable to the note of a Member who is subject to the requirements of section 16 of the Exchange Act shall be invested in the Verizon Stock Portfolio unless the Member has not designated any other investment option in the then most recent investment election in effect for the Member under Section 6.01.

6.04 Short-Term Investments

Amounts directed for investment or reinvestment in any Fund listed in Section 6.01 may, at the discretion of the Trustee, be invested in cash, or in money market securities, money market funds, bankers acceptances, repurchase agreements, short-term investments or investment funds, in order to meet the liquidity needs of the Fund and for such other purposes as may be necessary or desirable, for example, for holding amounts prior to investment by the Fund.

6.05 ESOP Investments

(a) The Verizon Stock Portfolio shall consist of two separate portions, a Profit-Sharing Plan portion maintained under the Profit-Sharing Plan and an ESOP portion maintained under the ESOP. On or about December 31, 2001, all amounts held under the Verizon Stock Portfolio and attributable to Members who are Employees of ESOP Affiliates were transferred to the ESOP portion of the Verizon Stock Portfolio. All amounts accumulating in the Profit-Sharing Plan portion of the Verizon Stock Portfolio after December 31, 2001, if any, and attributable to Members who are Employees of ESOP Affiliates shall be transferred to the ESOP portion of the Verizon Stock Portfolio on approximately a quarterly basis after the contributions are made and/or at such other times as the Plan Administrator may, at its election, direct the Trustee. Any Verizon Shares so transferred shall be held in the ESOP portion of the Verizon Stock Portfolio, shall be credited to the ESOP Accounts of those Members and Beneficiaries from whose Member Accounts the Verizon Shares were transferred.

(b) To the extent that a Member has elected to transfer a portion of his Accounts from the Verizon Stock Portfolio to any other Fund, the amount transferred shall be taken first ratably from his Accounts other than his ESOP Account and then, to the extent the amount transferred exceeds the amounts in such other Accounts, from his ESOP Account. To the extent that a Member who is an Employee of an ESOP Affiliate has elected to transfer a portion of his Accounts from any other Fund to the Verizon Stock Portfolio, such amount shall be transferred to his ESOP Account for investment in the ESOP portion of the Verizon Stock Portfolio.

(c) Any transfer of amounts between the Profit-Sharing Plan and the ESOP shall be an intra-plan transfer, and such amounts shall not be considered “annual additions” under Section 19.03(a). The Trustee shall properly account for any transferred amounts as part of the Profit-Sharing Plan or the ESOP, as applicable, but shall not be required to give advance notice of such transfer or to observe any other requirements that would apply to a transfer of assets and liabilities between two separate plans.

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ARTICLE 7. LOANS

7.01 Loan Amount, Term, and Interest Rate

(a) Any Member may borrow from the Plan an amount that, when added to the balance of all other outstanding Loans to the Member from the Plan (and, in the case of subsection (a)(2), below, the balance of all other outstanding Loans to the Member from any other tax-qualified plan of the Company or an Affiliate) does not exceed the smallest of:

(1) 50% of the value of the Member’s Elective Contributions; After-Tax Contributions; Rollover Contributions; Transfer Contributions and, to the extent provided by guidelines established by the Savings Plan Administrator, other amounts transferred to the Plan on behalf of the Member pursuant to Section 12.03; vested Company-Matching Contributions; and vested Profit Sharing Contributions (provided that a Loan may not be made from or secured by the portion of a Member’s Account attributable to Profit Sharing Contributions before all other amounts in the Member’s Account available for such purposes have been exhausted) and the Income on each, determined as of the date on which the Loan is originated, or

(2) the lesser of:

(A) $50,000, reduced by the excess, (if any) of (i) the Member’s highest loan balance outstanding under all tax-qualified plans of the Company and the Affiliates during the one-year period ending on the day before the date on which such Loan is made, over (ii) the Member’s loan balance outstanding under all tax-qualified plans of the Company and the Affiliates on the date on which such Loan is originated, or

(B) 50% of the present value of the Member’s nonforfeitable accrued benefits (determined without regard to accumulated deductible employee contributions as defined in Code section 72(o)(5)(B)) under all tax-qualified defined benefit and defined contribution plans of the Company and the Affiliates (but not less than $10,000), or

(3) such lesser maximum amount as the Plan Administrator may from time to time establish in written loan procedures forming part of the Plan and apply uniformly to all Loans made pursuant to the terms of the Plan.

(b) Loans shall be granted in $100.00 increments; $1,000.00 is the minimum amount of any Loan.

(c) Loans shall be granted for a minimum term of six months, or for a longer term that is expressed in whole months up to a maximum term of 60 months. A Loan may have a maximum term of 180 months if the Loan is used solely to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the Loan is made) as the principal residence of the Member.

(d) A Loan may not be made from, or secured by, the portion of a Member’s ESOP Account that is allocated to the PAYSOP Shares Fund. The entire vested amount in the ESOP Account shall be taken into account in determining the amount available for borrowing pursuant to this Section, but only to the extent that the value of the PAYSOP Shares Fund does not exceed 50% of the Member’s total vested accrued benefit under the Plan.

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(e) Each Loan shall bear the rate of interest that applies to Loans under the Plan that is in effect as of the date the Loan is made. The rate of interest applicable to a Loan shall equal the “prime rate” as of the last business day of the calendar quarter preceding the calendar quarter in which the Loan is made (as determined by the Plan Administrator) plus one percentage point; provided that the Plan Administrator may, in its discretion, adjust the rate of interest at any time to ensure that the applicable rate of interest is at all times reasonable within the meaning of Code section 4975(d)(1)(D) and ERISA section 408(b)(1)(D).

7.02 Frequency and Number of Loans

(a) Subject to subsection (b), below, a Member may be granted a Loan at any time following the date of grant of the Member’s last Loan from the Plan or any other plan maintained by the Company or an Affiliate.

(b) A new Loan shall not be granted to a Member who already has more than one loan outstanding under the Plan and all other defined contribution plans of the Company and its Affiliates. The transfer of a loan to the Plan in accordance with Section 12.03(b)(2) shall not be considered the granting of a new Loan under the Plan. After a Loan has been repaid in full, a Member must wait 11 calendar days (or such other period as is established by the Plan Administrator from time to time) before a new Loan may be initiated.

7.03 Security for Loans

(a) A Member may file an application for a Loan by providing instructions to the Trustee (or its agent) by any method authorized by the Plan Administrator. To receive a Loan, a Member must execute a note in a form prescribed by the Plan Administrator, payable to the Trustee, on which the Member shall be personally liable for the amount of the Loan; and the Member must authorize repayment of the Loan through payroll deductions. Except as provided in subsection (c), below, a Loan shall not be secured by a Member’s Elective Contributions unless the total value of the Member’s After-Tax Contributions, Rollover Contributions, Transfer Contributions and other amounts eligible for a Loan and transferred on the Member’s behalf pursuant to Section 12.03, and the Member’s vested Company-Matching and Profit Sharing Contributions held in the Verizon Stock Portfolio (including, in each case, the Income thereon) is less than the amount of the Loan.

(b) Except as provided in subsection (c), below, cash equal to the value of any Loan granted shall be transferred from the Fund(s) in which the Member’s Account, Transfer Account, and/or ESOP Account is invested, in proportion to the percentage invested in each such Fund, to the Member’s Loan Account; however, the grant of a Member’s application for a Loan shall not be deemed a change of investment election for purposes of Section 6.03. Further, notwithstanding anything to the contrary in Section 13.04, the Member’s Loan Account shall have a first lien on the balance of the Member’s Account, Transfer Account, and/or ESOP Account of the Member, and such lien shall be considered to attach first to the Member’s Elective Contributions and Income thereon, second to the Member’s After-Tax Contributions and Income thereon, third to the Member’s Rollover Contributions and Income thereon, fourth to Transfer Contributions and other amounts eligible for a Loan and transferred on the Member’s behalf pursuant to Section 12.03 and Income thereon, fifth to the Member’s Company-Matching Contributions and Income thereon, and last to the Member’s Profit Sharing Contributions and Income thereon. The Plan Administrator shall identify, in the loan procedures, each event that shall constitute a default on a Loan, and the manner in which the Plan shall attach the portion of the Member’s Account, Transfer Account, and/or ESOP Account that serves as security for the Loan. When a Member defaults on a Loan, the Plan Administrator may not attach the portion of his Member’s Account or ESOP Account attributable to Elective Contributions and Income thereon to satisfy an outstanding Loan prior to the earliest date on which the Member would be permitted to withdraw such Elective Contributions and Income pursuant to Section 8.07(a). When an Active Member defaults on a Loan as a result of a heavy financial burden that would, in the judgment of the Plan Administrator, qualify for a hardship withdrawal pursuant to Section 9.01 the Member shall be considered to have taken such a hardship withdrawal, and the amount of the withdrawal shall be used to repay the principal amount and accrued interest under the Loan.

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(c) A Member who is subject to the requirements of section 16 of the Exchange Act may not borrow any portion of his Account that is invested in the Verizon Stock Portfolio unless he has first borrowed all available amounts (whether or not such amounts are attributable to Elective Contributions) that are invested in any other Fund under the Plan.

7.04 Repayment

(a) Except as provided in the loan procedures of the Plan Administrator, the Loan shall be amortized in substantially level payments, made not less frequently than quarterly, over the term of the Loan; provided, however, that the level amortization of the Loan shall not preclude repayment or acceleration of the Loan prior to the end of the commitment period, and, provided further, that Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code. Except as provided in subsection (b) below, repayment shall be accomplished through regular payroll deductions, which shall be deemed “deductions authorized by the Member” for purposes of Section 3.01(g). Payments of principal shall be applied to reduce the outstanding principal balance of the Loan. Payments of principal and interest shall be allocated to a Member’s Account, Transfer Account, and/or ESOP Account in accordance with Section 6.03. A Member shall be entitled to prepay without penalty the total outstanding principal amount of and interest accrued on any Loan under the Plan.

(b) An Active Member with an outstanding Loan who is placed on Layoff or authorized leave of absence status for any reason or who is absent from work due to any Disability, and any Member who is not an Active Member, shall make, and any Member who is not an Employee may elect to make, installment payments equivalent in value to the payments deducted from his paycheck for any period during which his Loan remains outstanding in accordance with the terms of the Plan. The Plan Administrator may require that any repayment not accomplished through regular payroll deductions shall be accomplished by payment by certified check or such other form of repayment acceptable to the Plan Administrator. If a Member has elected to keep a Loan outstanding as provided in this subsection, but has not repaid the total amount of principal and accrued interest on the note as of the close of the period during which his Loan is outstanding, he shall be treated in all respects in the manner specified in subsection (c) below, as if he had retired on the date immediately following the close of the period during which his Loan is outstanding.

(c) Except as provided in subsection (b) above, a Member who, prior to his repayment of the total principal amount of and accrued interest on a note held in his Loan Account, resigns, retires, is terminated, or is absent due to Disability and who is not a “party in interest” (as defined by ERISA section 3(14)) with respect to the Plan immediately following his resignation, retirement, termination or Disability, shall be deemed to have elected a withdrawal, equal to the principal amount of and accrued interest on the note as of the date that is 90 days after the date of occurrence of the event. Said withdrawn amount then shall be applied to satisfy the note held in his Loan Account and to reduce the Member’s Account, Transfer Account, and/or ESOP Account balance. If a Member dies or retires prior to repayment of the total principal amount of and accrued interest on a note held in his Loan Account, the Member’s Account, Transfer Account, and/or ESOP Account balance shall be reduced proportionately by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Member or his Beneficiary pursuant to Article 8. To the extent that the Member’s Account, Transfer Account, and/or ESOP Account are insufficient to pay all amounts due and owing on the note, the Member shall be personally liable for the deficiency. The Plan Administrator may identify other events in the loan procedures that will cause an acceleration of a Loan.

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(d) If a Member with an outstanding Loan requests a distribution that exceeds the amounts in his Member’s Account, Transfer Account, and ESOP Account, less the amount in his Loan Account, the amount of the distribution shall be decreased in an amount (the “Setoff”) equal to the principal amount of and accrued interest on the Member’s outstanding Loan, and the Setoff shall be applied to satisfy the note held in the Member’s Loan Account.

7.05 Loan Fees

The Plan Administrator may from time to time establish loan fees with respect to Loans, including fees relating to the initiation, maintenance, repayment, offset, and/or recovery of Loans. Applicable Loan fees shall be debited from the Account of the Member in the manner determined by the Plan Administrator; provided, however, that If a Member is subject to the requirements of section 16 of the Exchange Act, any Loan fees shall be debited from the portion of his Account that is not invested in the Verizon Stock Portfolio, the ESOP Shares Fund, or the PAYSOP Shares Fund.

7.06 Limitations on Loans

Notwithstanding anything to the contrary contained in the foregoing Sections of this Article 7, the Plan Administrator reserves the right to further limit the amount that may be borrowed hereunder, to further limit the terms and conditions under which Loans will be made, or to declare a moratorium on the granting of Loans to Members.

7.07 Members Eligible to Receive Loans

Solely for purposes of determining who is eligible to receive a Loan, the term “Member” shall include any Member, Beneficiary of a deceased Member, or alternate payee (as defined in ERISA section 206(d)(3)(K)), provided that such Member, Beneficiary, or alternate payee is a “party in interest” (as defined in ERISA section 3(14)) with respect to the Plan, and provided that he has not begun to receive a distribution of his Member’s Account, Transfer Account, or ESOP Account pursuant to Article 8.

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ARTICLE 8. BENEFITS ON TERMINATION

8.01 Benefits on Termination

(a) A Retired Member or other Member who ceases to be an Employee may elect to receive a benefit equal to all or any portion of the vested balance of his Accounts as of his Termination Date. A Member who elects to receive a distribution of a portion of his Accounts may elect at any time to receive all or any portion of the remaining vested balance of his Accounts.

(b) A Member who is absent on Layoff for a period of 12-consecutive months or who is determined to have a Disability shall be deemed to have terminated from employment for purposes of the Plan and shall be entitled to receive a distribution in accordance with subsection (a).

(c) Elections made under this Article shall be made in accordance with procedures established by the Plan Administrator.

8.02 Form of Benefit Payment

(a) A Member who elects to receive a distribution of a portion of his Accounts pursuant to section 8.01 shall receive such distribution in the form of a single lump sum payment in cash unless the Member elects to receive the portion invested in the Verizon Stock Portfolio, ESOP Shares Fund, or PAYSOP Shares Fund in Verizon Shares in accordance with the optional form of payment under Section 8.02(b)(1). No other optional form of payment is permitted for a partial distribution except that a partial distribution that is an Eligible Rollover Distribution may be directly rolled over in accordance with Section 8.08.

(b) A Member who elects to receive a final distribution of his entire Accounts pursuant to section 8.01 shall receive such distribution in the form of a single lump sum payment in cash, unless the Member elects one of the following optional forms of benefit:

(1) Option 1. In a lump sum in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance in cash.

(2) Option 2. In annual, semiannual, quarterly, or monthly installments in cash of approximately equal amounts to be paid out of his Accounts for a period of 2 to 20 years, as selected by the Member. If the Member dies prior to the payment of the last installment, the remaining installments shall be paid to his designated Beneficiary or, if none, in a single sum to his estate. The period over which installment payments may be paid in accordance with this paragraph shall in no event be longer than the longer of (A) the life expectancy of the Member or (B) the joint life expectancies of the Member and his designated Beneficiary.

(3) Option 3. A Member who elects to receive his distribution in installments under subsection (b)(2), above, may elect to receive a pro rata portion of each installment payment in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance of each installment in cash.

If a Member elects to receive payment in Verizon Shares in accordance with the foregoing, the value of any fractional shares (determined after aggregating the Accounts of the Member) shall be paid in cash. A final distribution that is an Eligible Rollover Distribution may be directly rolled over in accordance with Section 8.08.

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(c) In addition to the foregoing options, if a Schedule to the Plan applies to a Member, he may elect to receive his benefit under the Plan in accordance with the terms of the applicable Schedule. A Member who elects to receive his benefit in an annuity option in accordance with a Schedule hereto shall be deemed to have elected to receive his Accounts in cash rather than in Verizon Shares.

(d) Notwithstanding subsection (c) above but subject to Section 8.07(b), the only forms of distribution under the Plan shall be the lump sum payment and installment payment forms described in subsections (a) and (b) above; provided that such forms of distribution shall be otherwise identical (for example with respect to commencement timing) to the other optional forms of benefit that were available under any applicable Schedule to the Plan immediately prior to January 1, 2002. This subsection shall not apply to a Member whose Benefit Commencement Date occurred earlier than the earlier of (i) the 90th day after the date the participant has been furnished a summary that reflects the immediately preceding sentence and (ii) January 1, 2004 (the first day of the second Plan Year after this provision was added to the Plan).

(e) To the extent a Participant’s benefit is subject to the survivor annuity requirements of Code sections 401(a)(11) and 417 pursuant to a Schedule or Section 8.07(b), the Participant may elect as an optional form of benefit a qualified joint and survivor annuity with a survivor percentage between 50% and 100% (inclusive)) that constitutes a “qualified optional survivor annuity” with respect to the Plan as such term is defined by Code section 417(g).

(f) The following rules apply to a Member who has elected to receive his benefit under the Plan in installments pursuant to subsection (b), above, and who has begun receiving such installment payments.

(1) The Member may elect to have his remaining installments paid to him (A) on any installment schedule offered under subsection (b), above, with more frequent payments than the original schedule, or (B) in a lump sum.

(2) A Member’s election under subsection (f)(1), above, shall specify that the Member’s remaining benefits shall be paid either (A) in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance, if any, in cash, or (B) entirely in cash.

8.03 Timing of Benefit Payments

(a) A Member may elect to have his benefit under the Plan commence as of any date after his Termination Date but not later than the required beginning date under Section 8.06. A Member’s election to receive a distribution under the Plan before such required beginning date shall not be valid unless made within the 180-day period ending on the Member’s Benefit Commencement Date and after the Member receives a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit available under the Plan and an explanation of his right to defer receipt of the distribution. The written explanation described in the preceding sentence must be provided not more than 180 days before the Member’s Benefit Commencement Date, and it must offer the Member a period of at least 30 days in which to consider the Member’s distribution options. The distribution may commence less than 30 days after the Member receives the notice if the Member is informed of his right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution or a particular distribution form and if the Member, after being informed of this right, affirmatively consents to the distribution.

(b) Notwithstanding subsection (a), above, if the value of the vested portion of the Accounts of a Member on or after the date the Member ceases to be an Employee does not exceed $5,000, the Member shall receive an immediate distribution of his entire benefit under the Plan in a lump sum in cash, subject to the election of the Member to roll over such distribution in accordance with Section 8.08. For purposes of this Section, the value of a Member’s nonforfeitable account balance shall include that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto).

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8.04 Death Benefits

(a) If a Member dies before he commences receiving his benefit under the Plan, the Beneficiary of the Member shall be entitled to receive a benefit equal to all or any portion of the vested balance of the Accounts of the Member. A Beneficiary who elects to receive a distribution of a portion of such Accounts may elect at any time to receive all or any portion of the remaining vested balance of such Accounts.

(b) Benefits to which a Beneficiary is entitled under subsection (a) above, shall be paid in a lump sum in cash as soon as practicable after the Trustee receives written notification of the Member’s death together with any other information or documentation that the Plan Administrator determines to be necessary. However, subject to Section 8.06, a Beneficiary who receives a partial distribution may elect to receive his benefit in any of the optional forms set forth in Section 8.02(a), and a Beneficiary who receives a final distribution may elect to receive his benefit in any of the optional forms set forth in Section 8.02(b) or 8.02(c) (if applicable) that the Member could have elected.

8.05 Designation of Beneficiary

(a) A Member may designate a Beneficiary in the form and manner authorized by the Trustee or Plan Administrator. A Member may designate a trust as his Beneficiary, provided that a Member may not designate a trust as the Beneficiary under any joint and survivor annuity that is available under a Schedule.

(b) If a Member is married, his Beneficiary shall be his Spouse, unless he has designated someone other than his Spouse as his Beneficiary and his Spouse has consented to his designation, witnessed by a notary public or a Plan representative. Such Spouse’s consent shall not be necessary if the Trustee or Plan Administrator has determined that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of any other circumstances specified in regulations issued by the Secretary of the Treasury. In the absence of such consent, the Member’s Spouse as of his date of death shall be his Beneficiary. Once given the Spouse’s consent shall be irrevocable without the Member’s consent.

(c) A Member may at any time revoke an earlier designation of a Beneficiary by filing a written notice of revocation with the Trustee in the form and manner authorized by the Trustee or the Plan Administrator and may designate a new Beneficiary in the form and manner authorized by the Trustee or Plan Administrator, provided that the spousal consent requirements of subsection (b) are satisfied with respect to each new designation. A revocation or designation of a Beneficiary shall not be effective unless it is received by the Trustee or the Plan Administrator before the Member’s death.

(d) Any designation by a Member of a person as a Beneficiary shall be deemed to be contingent upon the person’s surviving the Member; any designation by a Member of a class or group of Beneficiaries shall be deemed to be a designation of only those members of the class or group who are living at the time of the Member’s death; and any designation by a Member of a trust as a Beneficiary shall be invalid if the trust is not in existence at the time of the Member’s death. A Member may designate (in the manner provided in subsection (a) above) one or more persons or entities (which may include the estate of any Beneficiary who, after such designation, predeceases the Member) as a contingent Beneficiary or Beneficiaries to receive, upon the Member’s death, the benefit that the Beneficiary would have received had he survived the Member; provided that the estate of a Beneficiary shall not be a contingent Beneficiary unless the Member has designated such estate as a contingent Beneficiary.

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(e) A disclaimer or other waiver or assignment of benefit by a Beneficiary or any other person shall not be recognized by the Plan, and any benefit payable to a Beneficiary in accordance with the beneficiary designation of a Member shall be paid to such Beneficiary without regard to any such disclaimer, waiver, or assignment.

(f) If a Member fails to designate any Beneficiary in the manner provided in subsection (a) above, and he is not married on his date of death, or if no Beneficiary designated by the Member survives the Member (and the Member has not designated a contingent Beneficiary), and the Member dies while there is a balance credited to his Accounts, the balance of any such Accounts shall be paid to his estate. A Member’s estate shall not receive any benefit under the Plan except in the circumstances described in the immediately preceding sentence.

8.06 Required Distribution of Accounts

This Section shall apply notwithstanding any other provision of the Plan. The sole purpose of this Section is to limit the manner in which the benefit payments may be made under the Plan in accordance with Code section 401(a)(9). This Section does not confer any rights or benefits upon any Member, Spouse, Beneficiary, or any other person; provided, however, that a Member who attains age 70 1⁄2 may elect to receive or commence receipt of a distribution of his benefit by April 1 of the calendar year immediately following the calendar year in which the Member attains such age, and a Member who makes such an election shall receive or commence receipt of such benefit as if the Member had reached his required beginning date as defined below. Article 16 provides rules for determining the amount of required distributions under this Section and Code section 401(a)(9).

(a) Any benefit that is payable to a Member hereunder shall be distributed or commence not later than the Member’s required beginning date.

(1) The required beginning date of a Member who is a 5% owner is April 1 of the calendar year immediately following the calendar year in which such Member attains age 70 1⁄2. For this purpose, a Member is considered a 5% owner if such Member is a 5% owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy) with respect to the Plan Year ending in the calendar year in which the Member attains age 70 1⁄2. Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Member ceases to be a 5% owner in a subsequent year.

(2) The required beginning date of a Member who is not a 5% owner (as defined above) is April 1 of the calendar year immediately following the later of (A) the calendar year in which the Member attains age 70 1⁄2 or (B) the calendar year in which the Member retires.

(b) Any distribution required under the incidental death benefit requirements of Code section 401(a)(9)(G) and the regulations thereunder shall be treated as a distribution required under this Section.

8.07 Distribution Restrictions

(a) Notwithstanding anything to the contrary in this Article or Article 9, contributions (and related Income) that are made or transferred to the Plan and that are subject to the distribution limitations of Code section 401(k)(2)(B) (including elective contributions, qualified matching contributions, and qualified nonelective contributions) may not be distributed or withdrawn earlier than as permitted under Code section 401(k)(2)(B). Accordingly, such contributions may not be distributed or withdrawn earlier than

(1) the Member’s severance from employment, death, or Disability;

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(2) termination of the Plan without maintenance of another eligible defined contribution plan by the Company or an Affiliate;

(3) the Member’s attainment of age 59 1⁄2;

(4) the Member’s hardship to the extent permitted by Section 9.01 (which does not apply to certain Income on elective contributions or to qualified nonelective contributions or qualified matching contributions); and

(5) as permitted by Section 9.05 in connection with a qualified reservist withdrawal (which does not apply to qualified nonelective contributions or qualified matching contributions).

Nothing in this Section permits a distribution or withdrawal of such contributions earlier than the earliest time otherwise permitted by this Article and Article 9 and the applicable Schedules to the Plan. For purposes of this Section, a Member is considered to have a severance from employment when the Member ceases to be an Employee. An individual does not have a severance from employment if, in connection with a change of employment, the individual’s new employer maintains the Plan (or a portion thereof) with respect to the individual.

(b) Notwithstanding any provision of this Plan to the contrary, if assets are transferred to the Plan in accordance with Section 3.11 or 12.03 and such assets were previously contributed to a defined benefit or money purchase pension plan qualified under Code section 401(a):

(1) any optional form of benefit under the Plan that permits a distribution prior to a Member’s retirement, death, disability, or severance from employment and prior to Plan termination shall not be available with respect to such transferred assets (including post-transfer Income thereon), other than any portion of those assets that are separately accounted for and that are attributable to after-tax employee contributions or direct or indirect rollover contributions.

(2) such assets shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417, and any requirements imposed by Code sections 401(a)(11) and 417 shall continue to apply to such assets (and the post-transfer Income thereon).

8.08 Direct Rollover

(a) Upon an election by a Distributee, the Plan Administrator shall direct the Trustee to effect a direct rollover under Code section 401(a)(31) of any distribution from the Plan to which the Distributee is entitled and that qualifies as an Eligible Rollover Distribution to an Eligible Retirement Plan, subject to any provision of the Code limiting the types of plans or arrangements to which a distribution may be rolled over by such Distributee.

(b) For purposes of this Section, the following terms shall have the following meanings:

(1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and the portion of

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any hardship withdrawal under Section 9.01 which is described in Code section 401(k)(2)(B)(i)(IV) and which is made after December 31, 1999. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Such portion may also be transferred to an individual retirement plan under section 408A of the Code or to any other qualified plan under Code section 401(a) or annuity contract described in section 403(b) of the Code that agrees to separately account for amounts so transferred in accordance with the foregoing.

(2) “Eligible Retirement Plan” means an individual retirement account described in Code section 408(a); an individual retirement annuity described in Code section 408(b); an annuity plan described in Code section 403(a); a qualified trust described in Code section 401(a); an annuity contract described in section 403(b) of the Code; and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of “Eligible Retirement Plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code. An “Eligible Retirement Plan” includes a Roth individual retirement plan under section 408A. A direct rollover of a distribution from a Roth contributions sub-account under the Plan constitutes an Eligible Rollover Distribution only if made to another Roth contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth individual retirement plan described in Code section 408A. An Eligible Retirement Plan with respect to a Distribute who is a non-spouse Beneficiary is limited to an individual retirement account or annuity that is an inherited individual retirement account or annuity under Code section 408 or 408A.

(3) “Distributee” A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a “qualified domestic relations order,” as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse. A Distributee includes a designated Beneficiary who is not a spouse.

(4) In the event of a mandatory distribution greater than $1,000 in accordance with the mandatory distribution provisions of the Plan, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly in accordance with this Article, then the Savings Plan Administrator will direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

8.09 Roth In-Plan Conversion

(a) An Eligible Conversionee may make a rollover contribution to the Plan of a vested amount, other than amounts held in a Roth Elective Contributions sub-account, that is an Eligible Rollover Distribution (as defined in Section 8.08(b)(1)) that the Eligible Conversionee directly rolls over to an In-Plan Roth Rollover Contribution sub-account in accordance with Code section 402A(c)(4) and the provisions of this Section.

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(b) Although amounts directly rolled over to an In-Plan Roth Rollover Contribution sub-account are considered Roth contributions for purposes of Code section 402A(c)(4) and (d), the source of amounts directly rolled over to an In-Plan Roth Rollover Contribution sub-account shall not be affected by the rollover for other Plan purposes. Therefore, such amounts shall not be considered Rollover Contributions (unless the original source consisted of Rollover Contributions) for purposes of determining the Eligible Conversionee’s right to a subsequent distribution or withdrawal, investment rights, or other rights under the Plan. This Section 8.09 does not expand or eliminate any distribution or withdrawal rights on amounts that an Eligible Conversionee directly rolls over to an In-Plan Roth Rollover Contribution sub-account.

(c) All investments, including Plan loans, shall be transferred in-kind to the Eligible Conversionee’s In-Plan Roth Rollover Contribution sub-account. A Plan Loan so transferred without changing the repayment schedule shall not be treated as a new Loan for purposes of the Plan.

(d) For purposes of this Section, the following terms have the following meaning.

(1) “Conversionee” means a Member, a Beneficiary who is the surviving spouse of a deceased Member, or a Member’s spouse or former spouse who is an alternate payee under a qualified domestic relations order pursuant to Section 10.14.

(2) “Eligible Conversionee” means a Conversionee who is eligible to receive a distribution under Article 8 or a withdrawal under Article 9 of an amount that is an Eligible Rollover Distribution as defined in Section 8.08(b)(1).

(3) “In-Plan Roth Rollover Contribution sub-account” means a sub-account within the Eligible Conversionee’s Account that the Plan Administrator establishes for the purpose of separately accounting for a Participant’s direct rollover contributions pursuant to this Section. Such sub-account shall be considered a designated Roth account and shall be maintained in accordance with Code section 402A. The Plan Administrator may establish additional sub-accounts based on the source of amounts directly rolled over to the In-Plan Roth Rollover Contribution sub-account.

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ARTICLE 9. HARDSHIP AND OTHER WITHDRAWAL RIGHTS

9.01 Hardship Withdrawals of Elective Contributions

(a) A Member who is an Employee may elect to take a hardship withdrawal of his Elective Contributions, qualified nonelective contributions, qualified matching contributions, and Income thereon (excluding any amounts that secure an outstanding Loan) if:

(1) the Member establishes to the satisfaction of the Trustee in accordance with procedures established by the Plan Administrator that the withdrawal is on account of:

(A) medical expenses described in Code section 213(d) that are incurred by the Member, the Member’s Spouse, or any dependent of the Member (as defined in Code section 152);

(B) the purchase (excluding mortgage payments) of a principal residence for the Member;

(C) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Member or his spouse, children, or dependents;

(D) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;

(E) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children, or dependents;

(F) Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to Code section 165(h)(5) and without regard to whether the loss exceeds 10% of adjusted gross income);

(G) Expenses and losses (including loss of income) incurred by the Member on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Member’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

(H) any other event that has been identified in regulations or other guidance of general applicability under Code section 401(k) as an event that is deemed to impose an immediate and heavy financial need upon the Member (regardless of whether the need was reasonably foreseeable or voluntarily incurred by the Member); and

(2) (A) the amount withdrawn does not exceed the need established by the Member in accordance with subsection (a)(1), above,

(B) The Member represents that he or she does not have sufficient cash or other liquid assets reasonably available to satisfy such need, and

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(C) the Member has obtained all distributions (other than hardship distributions) currently available under all plans maintained by the Company and the Affiliates.

(b) Withdrawals under this Section are subject to the rules of Sections 9.06 and 9.07.

(c) A Member may not take more than four hardship withdrawals per Plan Year disregarding hardship withdrawals made pursuant to Internal Revenue Service administrative relief or other statutory relief provided under the Code in connection with a government declared disaster.

9.02 Withdrawals of After-Tax, Rollover, Transfer, and Company-Matching Contributions

(a) A Member who is an Employee may withdraw from his Member’s Account, ESOP Account, or Transfer Account (as applicable) his After-Tax Contributions and Income thereon, Rollover Contributions and Income thereon, Transfer Contributions and Income thereon, and vested Company-Matching Contributions and Income thereon.

(b) A Member with accounts transferred from the Prior BA Plan may withdraw the following amounts so transferred and Income thereon: “Career Level Contributions” as defined by the Prior BA Plan, amounts transferred to the Prior BA Plan from the PAYSOP, profit sharing contributions with respect to the J.P. Morgan Profit Sharing Plan or for the benefit of former participants in such plan, and amounts attributable to the “Company Contribution Account” under section 30 of the Prior BA Plan (relating to the National Telephone Directory Company Profit Sharing Plan and employees of National Telephone Directory Company and Pen-Del Directory Company).

(c) A Member may withdraw from his Accounts all or a portion of the amounts transferred to the Plan from the CESOP.

(d) Withdrawals under this Section are subject to the rules of Sections 9.06 and 9.07.

9.03 Withdrawals After Attainment of Age 59 1⁄2

Upon the attainment of age 59 1⁄2 by a Member who does not terminate employment with the Company and the Affiliates, the Member may elect to withdraw part or all of the vested portion of his Member’s Account, Transfer Account, or ESOP Account, other than the portion relating to Profit Sharing Contributions and Income thereon. Withdrawals under this Section are subject to the rules of Sections 9.06 and 9.07.

9.04 Certain Inactive Members

Any Inactive Member who is not an Employee, but who is employed by an entity in which the Company and the Affiliates have an equity interest of not less than 20%, shall have all the rights of a Member who is an Employee to elect to make withdrawals pursuant to this Article 9.

9.05 Qualified Reservist Withdrawal

A Member who, by reason of being a member of a reserve component, is ordered or called to active duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period shall be entitled, during the period beginning on the date of such order or call and ending at the close of the active duty period, to take a withdrawal of the portion of his Member’s Account attributable to Elective Contributions. An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Plan Administrator.

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9.06 Pro-Rata Allocation of Withdrawals

(a) Any amount received by a Member before his Benefit Commencement Date that is attributable to the Member’s After-Tax Contributions shall be subject to the following rules:

(1) The first funds withdrawn shall be treated as a return of the Member’s After-Tax Contributions that were held by the Plan as of December 31, 1986 (or that were transferred to the Plan from a plan in which they were held as of December 31, 1986, provided that such contributions meet the requirement of Code section 72(e)(8)(D)) and that have not been withdrawn or distributed previously; and

(2) After all of the Member’s After-Tax Contributions described in subsection (a)(1) have been withdrawn or distributed, the amount of the withdrawal allocated to the Member’s After-Tax Contributions shall be the portion of the amount withdrawn that bears the same ratio to the amount withdrawn as the current balance of the Member’s After-Tax Contributions bears to the portion of his Accounts allocable to the Member’s After-Tax Contributions.

(b) After the amounts specified in subsection (a) have been withdrawn and subject to the special rule below for Members with accounts transferred from the Prior BA Plan, amounts in the Accounts of a Member shall be deemed to be withdrawn (to the extent available for withdrawal) in the following order: (1) Rollover Contributions, (2) Transfer Contributions, (3) Company-Matching Contributions, (4) amounts transferred to this Plan from the CESOP and Income thereon, (5) Unmatched Elective Contributions, and (6) Matched Elective Contributions. For Members with accounts transferred from the Prior BA Plan, such amounts shall be deemed to be withdrawn (to the extent available for withdrawal) in the following order: (1) Rollover Contributions, (2) Transfer Contributions, (3) amounts transferred to the Prior BA Plan from the PAYSOP, (4) Company-Matching Contributions, (5) “Career Level Contributions” as defined by the Prior BA Plan, (6) amounts transferred to this Plan from the CESOP and Income thereon, (7) profit sharing contributions with respect to the J.P. Morgan Profit Sharing Plan or for the benefit of former participants in such plan and amounts attributable to the “Company Contribution Account” under section 30 of the Prior BA Plan (relating to the National Telephone Directory Company Profit Sharing Plan and employees of National Telephone Directory Company and Pen-Del Directory Company), (8) Unmatched Elective Contributions, and (9) Matched Elective Contributions. Except as provided in subsection (c) below, such amounts shall be withdrawn proportionally from all Funds in which the amounts are invested.

(c) A Member may not withdraw a portion of his ESOP Account unless he has first withdrawn all amounts then available for withdrawal under the Profit-Sharing Plan. A Member who is subject to the requirements of section 16 of the Exchange Act may not withdraw any portion of his Account that is invested in the Verizon Stock Portfolio or in the ESOP Shares Fund or in the PAYSOP Shares Fund unless he has first withdrawn all available amounts that are invested in any other Fund under the Plan.

9.07 Other Withdrawal Rules

(a) A Member may take one withdrawal every six months under Sections 9.02 and 9.03 collectively. Withdrawals under Sections 9.01 and 9.05 are not subject to this frequency limitation and may be taken at any time.

(b) Withdrawals pursuant to this Article 9 from Funds other than the Verizon Stock Portfolio shall be payable solely in cash. Withdrawals from the ESOP Account or the Verizon Stock Portfolio shall be payable in cash unless the Member elects to receive the withdrawal in Verizon Shares.

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(c) An application for a withdrawal pursuant to this Article 9 shall be submitted to the Trustee in accordance with procedures established by the Plan Administrator. A Member’s election to receive a withdrawal under this Article 9 shall not be valid unless it is made within the 180-day period ending on the date of withdrawal and after the Member receives a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit available under the Plan and an explanation of his right to defer receipt of the withdrawal. The written explanation described in the preceding sentence must be provided not more than 180 days before the date of withdrawal and it must offer the Member a period of at least 30 days in which to consider the Member’s withdrawal options. Distribution of the withdrawal may commence less than 30 days after the Member receives the notice if the Member is informed of his right to a period of at least 30 days after receiving the notice to consider whether to elect a withdrawal or a particular withdrawal form and if the Member, after being informed of this right, affirmatively consents to the withdrawal.

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ARTICLE 10. ADMINISTRATION AND INTERPRETATION OF PLAN

10.01 Plan Administrator and Plan Sponsor

The Committee shall be the Plan Administrator, and the Company shall be the sponsor of the Plan as those terms are defined in ERISA.

10.02 Employee Benefits Committee

(a) The Company shall appoint the Committee, consisting of at least three but no more than eleven persons, which shall have such powers as may be necessary to enable it to administer the Plan, except for powers vested in the Company, the Trustee and investment managers. The Committee shall adopt rules for its operation. The Committee may employ or retain persons to render advice with regard to any of its responsibilities under the Plan. A member of the Committee shall serve until a successor is appointed, until he is removed by the Company, or until he resigns from the Committee.

(b) The Committee shall hold meetings upon such notice, at such place or places, and at such intervals as required to carry out its functions.

(c) A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business; provided that the Committee may also transact business through its chairman. All resolutions, ratifications, or other actions taken by the Committee shall be taken (1) by the chairman of the Committee or (2) by vote of a majority of those present at a meeting of such Committee or without a meeting by an instrument in writing signed by all the members of such Committee at such time in office.

10.03 Delegation of Authority

(a) The Plan Administrator may allocate and delegate the performance of such fiduciary and non-fiduciary duties, responsibilities, and functions as the Plan Administrator shall deem advisable for the proper management and administration of the Plan to Employees, the Trustee, and/or such other persons as are approved by the Committee. Notwithstanding Section 10.16, any delegation or allocation of authority pursuant to this Section need not be made pursuant to a written instrument. A delegation or allocation of authority may be limited or specific as to the scope and duration of such authority. Any such delegation or allocation of authority may be revoked at any time by the Plan Administrator.

(1) The Plan Administrator has delegated ERISA claims and appeals authority to the Verizon Claims Review Committee.

(2) The Plan Administrator has delegated day-to-day Plan administration to the Savings Plan Administrator, which includes those employees of the Human Resources department of the Company who have responsibility for benefits administration relating to the Plan.

(b) The Committee may allocate its fiduciary and non-fiduciary responsibilities among its members. Notwithstanding Section 10.16, any delegation or allocation of authority pursuant to this Section need not be made pursuant to a written instrument. A delegation or allocation of authority may be limited or specific as to the scope and duration of such authority. Any such delegation or allocation of authority may be revoked at any time by the Committee.

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(c) The Company may allocate and delegate the performance of its duties, responsibilities, and functions hereunder to Employees. Any such delegate shall have all of the power and authority of the Company to the extent of the delegation, including, to the extent so provided, the power and authority to further allocate and delegate duties, responsibility, and functions. Notwithstanding Section 10.16, any delegation or allocation of authority pursuant to this Section need not be made pursuant to a written instrument. A delegation or allocation of authority may be limited or specific as to the scope and duration of such authority. Any such delegation or allocation of authority may be revoked at any time by the Company and shall be automatically revoked with respect to any individual who ceases to be an Employee.

10.04 Claims for Benefits

Any claim for benefits by a Member or anyone claiming through a Member under the Plan shall be delivered in writing by the claimant to the Plan Administrator. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Plan Administrator shall grant or deny the claim. If the claim is denied in whole or in part, the Plan Administrator shall give written notice to the claimant setting forth: (a) the reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan’s claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days (45 days in the case of a claim relating to Disability benefits) after receipt of the claim; provided that such period of time may be extended, if special circumstances should require, for an additional 90 days (30 days, with the possibility of another 30-day extension, in the case of a claim relating to Disability benefits) commencing at the end of the initial period. Written notice of any such extension shall be given to the claimant before the expiration of the initial period and shall indicate the special circumstances requiring the extension; the date by which the final decision is expected to be rendered; and, in the case of a claim relating to Disability benefits, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues. The special provisions relating to Disability claims under this Section and Section 10.05 apply only if the Member has not already been determined disabled for purposes of receiving disability benefits under any long-term disability (LTD) plan or pension plan maintained by the Company or any Affiliate.

10.05 Appeals Procedure

A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days (180 days in the case of a claim relating to Disability benefits) following his receipt of the denial, request a review of such denial by filing a written notice of appeal with the Plan Administrator. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Plan Administrator. The Plan Administrator may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within the period of time required by section 503 of ERISA, taking into account any permitted extension, if applicable. Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial period. The decision of the Plan Administrator shall be final and conclusive.

10.06 Administrative Discretion; Final Authority

(a) The Plan Administrator shall have the discretionary authority to interpret the Plan and to decide any and all matters arising hereunder, including the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms.

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(b) The Plan Administrator’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

(c) To the extent that administrative powers or duties are delegated by or to the Plan Administrator, the Committee, a Savings Plan Administrator, the Trustee, or any other individual or entity, the Plan Administrator, Committee, Savings Plan Administrator, Trustee, or such individual or entity shall have complete discretionary authority, as described in the preceding paragraph, to exercise such powers or duties, including, to the extent delegated, the authority to further delegate duties and responsibilities in accordance with Section 10.03.

10.07 Named Fiduciary

The Plan Administrator and the Committee are each a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities herein allocated to it.

10.08 Committee Miscellaneous

The members of the Committee shall not receive compensation from assets of the Plan, or otherwise, for serving as Committee members. In addition to its powers set forth herein, the Committee shall have the powers and duties assigned to it under the Trust Agreement.

10.09 Notice to the Committee

Communications to the Plan Administrator shall be addressed to Secretary, Employee Benefits Committee, at the address specified in the summary plan description for the Plan. The Secretary of the Committee is hereby designated as agent for service of legal process with respect to any claims arising under the Plan.

10.10 Notice to Members

Notices, reports, and statements to be given, made or delivered to a Member shall be deemed duly given, made or delivered, when addressed to the Member, and delivered by ordinary mail, to his last known address, or by any other method permitted by the Code or ERISA, as applicable.

10.11 Expenses

(a) The Plan Administrator may from time to time establish periodic “account maintenance fees” for expenses related to a Member’s Accounts under the Plan. The account maintenance fees, if any, shall be debited from the Accounts of a Member in the manner determined by the Plan Administrator; provided, however, that if a Member is subject to the requirements of section 16 of the Exchange Act, the account maintenance fee shall be debited from the portions of his Accounts that are not invested in the Verizon Stock Portfolio, the ESOP Shares Fund, or the PAYSOP Shares Fund.

(b) Expenses related to a Member’s Loan Account shall be debited as provided in Section 7.05.

(c) Investment management fees, brokerage fees, transfer taxes and other expenses incident to any Fund or to the purchase or sale of securities shall be deemed to be part of the cost of such Fund or securities, or shall be deducted from the earnings or proceeds therefrom, to the extent such expenses are attributed to such Fund or securities in Plan expense records and subject to such limitations as may be agreed upon between the Trustee and the Company. Any taxes on any assets held or Income received by the Trustee shall be charged appropriately against the Accounts in such manner as the Plan Administrator determines.

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(d) Any remaining expenses of administering the Plan, including the fees and expenses of the Trustee, shall be paid from the Trust except to the extent that such expenses are paid by the Company and the Participating Affiliates without reservation of a right of reimbursement from the Plan. Expenses paid from the Trust shall be paid from forfeitures allocable under Section 4.04 (to the extent that such forfeitures have not previously been allocated to a Member’s or Beneficiary’s account or used to repay an Exempt Loan) and from forfeitures arising pursuant to Section 13.08, and, to the extent not paid from such forfeitures, shall be paid from the Trust and allocated to some or all of the Funds on a pro rata basis. Expenses borne by the Company and the Participating Affiliates shall be allocated among the Company and the respective Participating Affiliates in such proportions as shall be agreed upon based on the inclusion in the Plan of their respective employees.

(e) The provisions of this Section shall be subject to the terms of the Trust Agreement, which shall control in the event of any conflict or inconsistency.

10.12 Governing Law

The Plan shall be governed by federal law, and to the extent not preempted thereby, by the laws of the State of New York.

10.13 Required Information

Any person eligible to receive benefits hereunder shall furnish to the Plan Administrator any information or proof requested by the Plan Administrator and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Plan Administrator. If any person claiming benefits under the Plan makes a false statement that is material to a claim for benefits, any amount paid to such person to which he was not entitled under the provisions of the Plan may be offset against any future payments to such person.

10.14 Qualified Domestic Relations Orders

The Plan Administrator shall establish written procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. Such procedures shall be consistent with ERISA section 206(d) and Code sections 401(a)(13) and 414(p).

10.15 Multiple Functions

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan in accordance with ERISA section 402(c)(1).

10.16 Procedures for Exercising Authority Under the Plan

Unless otherwise specifically provided in the Plan, the following persons or groups shall exercise their authority under the Plan only in the manner indicated in this Section. Actions not taken in the manner described in this Section shall have no effect with respect to the Plan.

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(a) The Company and the Board of Directors shall exercise their authority under the Plan only pursuant to written resolutions of the Board of Directors or an authorized delegate thereof.

(b) The Committee shall exercise its authority under the Plan either pursuant to written resolutions of the Committee or the chairman of the Committee or by written memorializations of the action in the minutes of a lawfully held and conducted meeting of the Committee.

(c) The Savings Plan Administrator shall exercise his authority under the Plan only pursuant to written instruments.

(d) Any other person or group with authority to act under the terms of the Plan shall exercise that authority only pursuant to written instruments.

10.17 Successors and Delegates; Capacity

(a) Any reference in the Plan to the most senior Human Resources officer of the Company shall include any successor thereto, any individual who holds any such position on an “acting” basis, and, where appropriate, any delegate of any of the foregoing. Except as specifically provided otherwise herein, in performing any responsibility or exercising any authority hereunder, the most senior Human Resources officer is acting on behalf of the Company in a settlor capacity.

(b) Any reference in the Plan to the Chief Financial Officer of the Company shall include any successor to such officer, any individual who holds any such position on an “acting” basis, and, where appropriate, any delegate of any of the foregoing. Except as specifically provided otherwise herein, in performing any responsibility or exercising any authority hereunder, the Chief Financial Officer is acting on behalf of the Company in a settlor capacity.

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ARTICLE 11. TRUST FUND

11.01 Agreement and Declaration of Trust

The Company and/or an entity related thereto shall enter into a Trust Agreement and Declaration of Trust with the Trustee, and any and all rights or benefits accruing to any person under the Plan with respect to any contributions deposited pursuant to the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement. All the assets of the Plan held by the Trustee pursuant to the Trust Agreement shall be held for the exclusive benefit of Members and their Beneficiaries and for the payment of reasonable expenses of administering the Plan, and no part of the corpus or Income of the Trust Fund shall revert to the Company or a Participating Affiliate or be used for or diverted to any other purpose, except as provided in Section 11.06 or 14.10(g). No persons shall have any interest in, or right to or under, the Trust Fund or any part of the assets thereof, except as and to the extent expressly provided in this Plan or in the Trust Agreement.

11.02 Trustee

The Trustee shall be appointed from time to time by the Chief Financial Officer of the Company by appropriate instrument, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the funds of the Plan as the Chief Financial Officer of the Company shall approve and as shall be in accordance with the Plan. The Chief Financial Officer of the Company may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee the Chief Financial Officer of the Company shall designate a successor Trustee, subject to the terms of the Trust Agreement.

11.03 Authority of Trustee

The Trustee may temporarily hold the monies applicable to the purchase of assets for the Funds pending investment in the types of assets of each such Fund in cash, or it may deposit them at reasonable rates of interest with banks, including deposits with a fiduciary of the Plan, and may invest in short-term United States Government obligations or commercial paper.

11.04 Trustee Accounts

The Plan Administrator shall direct the Trustee to segregate the assets of the Plan into separate Accounts as necessary or appropriate for the administration of the Plan.

11.05 Disbursement of Assets

The Plan Administrator shall determine the manner in which the assets of the Plan shall be disbursed, including the form of voucher or warrant to be used in making disbursements and the due qualification of persons authorized to approve and sign the same, subject to the provisions of the Trust Agreement under which the assets of the Plan are held.

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11.06 Return of Contributions

The Trustee shall return assets of the Plan to the Company or to a Participating Affiliate in the following circumstances:

(a) All contributions to the Plan are conditioned on their deductibility under Code section 404 for the taxable year with respect to which the contributions are made. If the Internal Revenue Service disallows a current deduction with respect to any portion of a contribution for such taxable year, the Trustee shall, at the request of the Company or Participating Affiliate, return the nondeductible portion of the contribution within one year after the Internal Revenue Service disallows the deduction. Earnings attributable to the nondeductible contribution shall not be returned to the Company or Participating Affiliate, and any losses attributable to such contribution shall reduce the amount returned.

(b) If any portion of a contribution is made by the Company or a Participating Affiliate by mistake of fact, the Trustee shall, at the request of the Company or Participating Affiliate, return the mistaken portion of the contribution within one year after the Trust receives the contribution. Earnings attributable to the mistaken contribution shall not be returned to the Company or Participating Affiliate, and any losses attributable to such contribution shall reduce the amount returned.

(c) The Trustee may take any other action that is authorized under the terms of the Plan and the Trust Agreement and that is deemed under applicable law not to be a violation of any of the prohibitions set forth in Section 11.01.

11.07 Authority of Trustee Generally

Except as otherwise provided in the Plan, the authority of the Trustee with respect to the Trust Fund shall be subject to the terms of the Trust Agreement.

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ARTICLE 12. AMENDMENT AND TERMINATION

12.01 Amendment

(a) Except as provided in subsection (c) below, the Company reserves the right at any time, and from time to time, by action of the Board of Directors acting on behalf of the Company in a settlor capacity, to modify or amend in whole or in part, any or all of the provisions of the Plan; provided that the Plan may also be amended by the most senior Human Resources officer of the Company acting on behalf of the Company in a settlor capacity. The chief legal counsel to the Committee acting on behalf of the Company in a settlor capacity may also amend the Plan for changes required by the Internal Revenue Service in connection with a determination letter or voluntary compliance application, changes required for compliance with applicable law, and administrative changes required in connection with a merger, consolidation, or transfer of assets to or from the Plan in accordance with Section 12.03. No such amendment or modification shall have the effect of revesting in the Company or the Participating Affiliates any part of the Trust Fund or reducing the accrued benefits of Members or their Beneficiaries or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Members and their Beneficiaries and the payment of reasonable Plan administration expenses. Except to the extent otherwise required by applicable law, or to the extent expressly provided in a particular amendment to the Plan, any individual who does not complete at least one hour of active employment with the Company or an Affiliate on or after the effective date of any amendment to the Plan shall not have his benefits, if any, increased by such amendment. The Plan Administrator’s modification of its written administrative procedures under the Plan (including Loan procedures, claims procedures, and qualified domestic relations order procedures) shall not be deemed to be an amendment of the Plan for purposes of the first sentence of this Section, but shall be deemed to be an amendment of the Plan for purposes of all other provisions of this Section.

(b) If the Internal Revenue Service requires that one or more amendments be adopted to the Plan as a condition of receiving a favorable determination letter or closing or similar agreement, and the representative of the Company with respect to the proceeding agrees in writing to the adoption of such amendments, such amendments will, upon the issuance of the requested determination letter or agreement, be deemed to have been adopted, automatically without further action by the Company.

(c) To the extent that any provision of the Plan would permit the allocation to a Member’s Account of any employer contribution that is neither a section 401(k) contribution nor a “related employer matching contribution” (within the meaning of Rule 16b-3 under the Exchange Act), the Company shall not amend the allocation formula with respect to such contribution more frequently than once every six months, except to the extent that an amendment is required pursuant to the Code or ERISA.

12.02 Termination or Partial Termination

(a) The Company reserves the right, by action of the Board of Directors, to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the Accounts of Members affected by the termination, partial termination, or complete discontinuance of contributions shall be nonforfeitable.

(b) Any Participating Affiliate may, by action of its board of directors, withdraw at any time from participation in the Plan at which point the Members who are its Employees shall become Inactive Members. Each such Inactive Member may change the investment of the amount in his Accounts in accordance with Section 6.02 and may withdraw the entire balance of his Accounts on his Termination Date.

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12.03 Mergers, Consolidations, and Transfers into and out of the Plan

(a) In General. The Plan may be merged into or consolidated with another plan, its assets or liabilities may be transferred to another plan, or the assets or liabilities of another plan may be transferred to this Plan. At the time of such transfer to this Plan, any person with respect to whom assets are transferred shall become an Inactive Member in the Plan pursuant and subject to Section 2.01(c). To the extent that Code section 401(a)(12) or 414(1) is applicable and in accordance therewith, no such merger, consolidation, or transfer shall be consummated unless each Member and Beneficiary under the Plan would, if the resulting plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated. The preceding sentence shall not apply if such alternative requirements that may be imposed by the regulations under Code section 414(l) are satisfied.

(b) Transfers to the Plan

(1) If authorized by the most senior Human Resources officer of the Company, any other defined contribution plan may be merged in its entirety into this Plan or any portion of any other defined contribution plan may be transferred into this Plan (collectively, an “Inbound Transfer”), with this Plan as the surviving instrument. Any assets transferred to the Plan in connection with an Inbound Transfer shall be transferred to the Trustee and shall be assets of the Plan, and any liabilities transferred to the Plan in connection with an Inbound Transfer shall be liabilities of the Plan. The Plan shall remain a single plan with any and all of its assets (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each Member and Beneficiary hereunder and any other liabilities of the Plan.

(2) Each participant with respect to whom an Inbound Transfer is made (an “Incoming Employee”) shall have a Member’s Account and/or an ESOP Account under the Plan on the date as of which the Inbound Transfer is effective, with accrued or vested benefits under the Plan equal to his accrued or vested benefits that are transferred to the Plan in connection with the Inbound Transfer. The Plan Administrator shall specify how such transferred amounts shall be allocated among (A) an Incoming Employee’s ESOP Account and the various subaccounts (as described in Section 5.02) of his Member’s Account, (B) the Funds, pending the completion by an Incoming Employee of an investment direction in accordance with Section 6.01(a), and (C) whether and under what conditions the transfer of loans will be accepted into this Plan.

(3) If a plan to be merged into the Plan is sponsored by an Affiliate and the merger into the Plan is approved by the Affiliate, the Affiliate may, with the specific approval of the Board of Directors or the most senior Human Resources officer of the Company, become a co-sponsor of the Plan, included in the definition of Participating Affiliate hereunder. Except as the most senior Human Resources officer of the Company may otherwise specify in writing (which writing shall be incorporated by reference into and be made part of the Plan), the membership of Incoming Employees in the Plan in connection with such a merger shall be determined in accordance with Article 2.

(4) Except as provided in an applicable schedule to the Plan or as the most senior Human Resources officer of the Company may specify in writing (which writing shall be incorporated by reference into and be made part of the Plan) in accordance with the succeeding provisions of this subsection (b)(4), the Members’ Accounts and ESOP Accounts of Incoming Employees shall be treated respectively in all respects as Members’ Accounts or ESOP Accounts under the Plan.

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(A) Vesting. The most senior Human Resources officer of the Company shall specify which of the following three options shall establish the extent to which an Incoming Employee is vested under the Plan: (A) the vesting schedule under the transferor plan; (B) the vesting schedule under the Plan; or (C) the vesting schedule elected by the Incoming Employee in accordance with Code section 411(a)(10)(B) (if such an election is offered). The most senior Human Resources officer of the Company may specify any option permitted by law, different options with respect to some or all Incoming Employees in connection with the same Inbound Transfer, and different options with respect to different portions of an Incoming Employee’s accounts under the Plan (such as portions attributable to an Inbound Transfer or the Incoming Employee’s entire account balance). The extent to which any Incoming Employee shall be vested in amounts transferred to the Plan under this Section shall in no event be less than the extent to which he was vested in such amounts under the transferor plan immediately before transfer of the amounts to the Plan.

(B) Distribution Forms and Withdrawal Rights. The most senior Human Resources officer of the Company may specify additional distribution forms and withdrawal rights, if any, that are to be made available with respect to transferred amounts. To the extent required by Code section 411(d)(6) the Plan shall and hereby does make available with respect to transferred amounts any distribution forms or withdrawal rights provided under the transferor plan with respect to such amounts immediately before the transfer.

(5) If so directed by the most senior Human Resources officer of the Company, the Trustee shall maintain a separate accounting of an Incoming Employee’s benefits transferred to the Plan in connection with an Inbound Transfer and any other benefits of the Incoming Employee under the Plan, such that gains, losses, withdrawals, contributions, forfeitures, and other credits or charges are allocated between the transferred benefits and any other benefits on a reasonable and consistent basis.

(c) Transfers out of the Plan. At such times as the most senior Human Resources officer of the Company authorizes, assets and liabilities in the Account of any Member may be transferred to any other defined contribution plan sponsored by the Company or an Affiliate or to any other plan sponsored by another employer. The authority granted under this subsection expressly includes, but is not limited to, the authority to transfer assets and liabilities in the Account of any Member who ceases to be an Eligible Employee to any other defined contribution plan sponsored by the Company or an Affiliate in which such Member actively participates. The portion of a Member’s Account attributable to Elective Contributions and qualified nonelective contributions will not be transferred to another plan unless the Savings Plan Administrator reasonably determines that the other plan satisfies Code section 401(k)(2)(B) with respect to the transferred amounts or unless the transfer is a direct rollover or is an elective transfer of otherwise distributable amounts.

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ARTICLE 13. MISCELLANEOUS

13.01 Interest in the Plan

All persons shall look solely to the Trust Fund for the payment of any benefits under the Plan, and no person shall have any interest in, or right to, any part of the assets of the Plan or the Income therefrom, or any rights in, to, or under the Plan except as and to the extent expressly set forth herein.

13.02 Elections

Elections hereunder shall be made by a Member (a) in writing by the completion and delivery to the Trustee or Plan Administrator, as applicable, of forms prescribed by the Plan Administrator for such purposes or (b) in any other form and manner approved by the Plan Administrator within the time limits set forth hereunder with respect to each such election, or, if no time limit is set forth, within such time limits as may be established by the Plan Administrator.

13.03 Continuation of Employment

Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Company, a Participating Affiliate, the Plan Administrator or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or any Participating Affiliate, and the Company and each Participating Affiliate expressly reserve the right to discharge any Employee whenever the interest of the Company or the Participating Affiliate in its sole judgment may so require, without liability to the Company, Participating Affiliate, Trustee, or Plan Administrator.

13.04 Anticipation of Benefit

(a) Except as otherwise provided in Article 7 or Section 13.09 or as otherwise required by law, no benefit payable under the Plan or any vested interest therein shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefits or interest; provided that:

(1) an arrangement whereby benefit payments are paid to a Member’s savings or checking account in a financial institution is not prohibited.

(2) once a Member begins receiving benefits under the Plan, he may assign or alienate the right to future payments if such transaction is limited to assignments or alienations that (A) are voluntary and revocable; (B) with respect to a particular benefit payment, do not in the aggregate exceed 10% of such payment; and (C) are neither for the purpose, nor have the effect, of defraying administration costs of the Plan. An attachment, garnishment, levy, execution or other legal or equitable process is not considered a voluntary assignment or alienation.

(3) payments made in accordance with a Qualified Domestic Relations Order are not prohibited.

13.05 Payment in Case of Incapacity

In the event that the Plan Administrator shall find that a Member or other person entitled to receive payment of benefits under the Plan is unable to manage his own affairs because of illness or accident or is a minor, the Plan Administrator may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any such payment shall be a complete discharge of the liabilities of the Plan therefor.

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13.06 Voting and Tendering of Company Securities

(a) For the purposes of voting or responding to bona fide offers with respect to the securities of the Company or its successor (“Verizon”) held by the Plan (including Verizon securities that are held in the Trust or in a Suspense Account and are not allocated to the Accounts of a Member), each Member and Beneficiary whose account is invested in whole or in part in Verizon securities shall be a “named fiduciary” within the meaning of ERISA section 403(a)(1). The Trustee shall follow the proper directions of the Members and Beneficiaries with respect to such securities in the manner described in this Section.

(b) Before each annual or special meeting of shareholders of the Company, there shall be sent to each Member or Beneficiary to whom shares are allocated under the Verizon Stock Portfolio, the ESOP Shares Fund, or the PAYSOP Shares Fund a copy of the proxy solicitation material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Verizon Shares and other voting securities of the Company credited to his Accounts. Upon receipt of such instructions, the Trustee shall vote the securities as instructed.

(c) The Trustee shall vote the securities for which no voting instructions are received (including securities that are held in the Trust or in a Suspense Account and are not allocated to the Accounts of a Member) in the same proportion as the securities for which instructions are received. For this purpose, the Trustee shall aggregate the instructions that it receives with respect to all voting securities of the Company held in the Verizon Stock Portfolio, the ESOP Shares Fund, and the PAYSOP Shares Fund, and shall vote all uninstructed securities of the Company held in the Verizon Stock Portfolio, the ESOP Shares Fund, and the PAYSOP Shares Fund in the same proportion as the aggregate of the instructed securities.

(d) In the event that a bona fide offer (such as a tender offer or exchange offer) shall be made to acquire any equity securities of the Company held by the Trustee, each Member or Beneficiary shall be entitled to direct the Trustee as to the disposition of the securities (including fractional shares) credited to his Accounts, and to direct the Trustee to take other solicited action on his behalf (excluding the voting of such securities) with respect to the securities allocated to his Accounts. The Company, with the cooperation of the Trustee, shall use its best efforts to provide each Member or Beneficiary to whom this subsection may apply with a copy of any offer solicitation material generally available to members of the public who hold the securities affected by the offer, or with such other written information as the offeror may provide. Such material shall be provided with a form requesting instructions to the Trustee as to the disposition under the offer of the securities allocated to the Accounts of each Member. Upon receipt of such instructions from the Member or Beneficiary, the Trustee shall respond to the offer in accordance with such instructions with respect to the securities allocated to the Member’s or Beneficiary’s Accounts.

(e) The Trustee shall not tender Verizon securities with respect to which no instructions are received (including securities that are held in the Trust or in a Suspense Account and are not allocated to the Accounts of a Member) in response to an offer described in subsection (d).

(f) In the case of Verizon securities that previously had been allocated to an Account under the Plan, the proceeds received upon the acceptance of any offer described in the preceding subsection shall be invested by the Trustee as directed by the Member or Beneficiary to whose Account the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with the provisions of Article 6 of the Plan that apply to the investment of a Member’s Elective Contributions, After-Tax Contributions, Rollover Contributions, or Transfer Contributions. In the case of Verizon securities that previously had not been allocated to an Account under the Plan, the proceeds received upon the acceptance, if any, of an offer described in the preceding subsection shall be used to repay an outstanding Exempt Loan, reinvested in Verizon securities, or allocated to Members or Beneficiaries in a manner directed by the Company.

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13.07 Payment of Verizon Shares

In the event a Member or a Beneficiary becomes entitled to receive a disbursement from an Account, part or all of which is invested in the Verizon Stock Portfolio, the ESOP Shares Fund, or the PAYSOP Shares Fund, such person shall be entitled to receive disbursements from the Verizon Stock Portfolio, PAYSOP Shares Fund, or ESOP Shares Fund portion of the Member’s Account, ESOP Account, or Transfer Account in either Verizon Shares or cash, whichever such person shall elect, provided that the Member’s election under this Section does not contravene any other applicable provision of the Plan.

13.08 Inability to Locate Members

Each Member and Beneficiary entitled to receive a benefit under the Plan shall keep the Plan Administrator or the Trustee advised of his current address. Any benefit in respect of which the Trustee has issued a check that has not been presented for payment (a “Pending Payment”) shall be invested in accordance with Section 6.04 pending actual payment, and earnings on such amounts shall be used to reduce the cost of administering the Plan. If the Trustee is unable to locate the payee of a Pending Payment for a period of six months, commencing with the day on which the check is issued, the total amount of the Pending Payment (i.e., exclusive of any earnings) shall be reinstated as an account under the Plan on behalf of the Member or Beneficiary with respect to whom the check was issued and shall be invested in accordance with Section 6.04 (or in such other Fund(s) as are designated in accordance with Section 6.01(h)). If the Trustee is unable to locate the Member or Beneficiary for an additional period of six months, the total amount of the Pending Payment shall be forfeited and shall be used to reduce the cost of administering the Plan; provided, that if such Member or Beneficiary makes a claim in writing to the Plan Administrator for such benefit after the expiration of such 12-month period, the benefit (exclusive of any earnings or losses after the forfeiture) shall be reinstated. In the event of such reinstatement, payment shall commence to the Member or Beneficiary in the same form as initially applicable, commencing as of the first day of the month next following the expiration of 30 days after the date on which the Plan Administrator receives his written claim. Benefits reinstated in any Plan Year shall be derived from forfeitures under this Section for the Plan Year and, to the extent such forfeitures are less than the benefits to be reinstated, from additional Company contributions to the Plan.

13.09 Recovery of Overpayments

The Plan has a right of reimbursement and recovery against any person who receives or holds a payment from the Plan in excess of the amount to which such person is entitled under the terms of the Plan. The Plan Administrator or the Trustee may recover the amount overpaid in any manner determined by the Plan Administrator or Trustee to be in the best interests of the Plan, including by legal action against the recipient and/or holder of the overpayment or by offset against other or future benefits payable to or with respect to the participant or beneficiary under the Plan. The provisions of this section are intended to clarify existing rights of the Plan and apply to all past or future overpayments.

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13.10 Savings Clause

In the event any provision of the Plan is held to be in conflict with or in violation of any state or federal statute, rule, or decision, all other provisions of this Plan shall continue in full force and effect. In the event that the making of any payment or the provision of any other benefit required under the Plan is held to be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, such conflict, violation, invalidity, or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and in the event that the making of any payment in full or the provision of any other benefit required under the Plan in full would be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, then such conflict, violation, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, and the maximum payment or benefit that would not be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable shall be made or provided under the Plan.

13.11 Top-Heavy Requirements

(a) This Section shall apply only if the Plan becomes Top-Heavy. The Plan shall be deemed to be “Top-Heavy” if, as of the Determination Date and valuation date coincident therewith, either (1) the aggregate Accounts of Key Employees under the Plan exceeds 60% of the aggregate Accounts of all Employees, or (2) it is included in a Required Aggregation Group for which the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60% of the analogous sum determined for all Employees. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan in the Required Aggregation Group during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been in the Required Aggregation Group. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account. The determination of whether a Plan is Top-Heavy shall be made in accordance with Code section 416(g) and the regulations thereunder. If the Plan is Top-Heavy as of any Determination Date, subsections (c) and (d) of this Section shall become effective as of the first day of the Plan Year following that Determination Date.

(b) Definitions. For purposes of this Section, the following definitions shall apply, and shall be interpreted in accordance with Code section 416. Unless otherwise specified herein, other terms used in this Section have the respective meanings ascribed thereto by the other provisions of the Plan. References in this Section to provisions “hereof” refer to provision of this Section.

(1) “Compensation” has the meaning ascribed thereto by Treasury regulation section 1.415-2(d).

(2) “Determination Date” means, with respect to any Plan Year, the last day of the immediately preceding Plan Year.

(3) “Company” means the Company (as defined in Section 1.01(n)) and any Affiliate.

(4) “Key Employee” means Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code.

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(5) “Required Aggregation Group” means one or more Verizon Plans comprising each Verizon Plan in which a Key Employee is a participant and each Verizon Plan that enables any Verizon Plan in which a Key Employee is a participant to meet the requirements of Code section 401(a)(4) or 410.

(6) “Top-Heavy Year” means a Plan Year for which the Plan is deemed to be Top-Heavy.

(7) “Verizon Plan” means any defined contribution plan or defined benefit plan (including any terminated plan) of the Company that is subject to Code section 416.

(c) Minimum Contribution Requirements. The minimum contribution requirement shall be satisfied under this Plan for any Active Member who participates in this Plan and another Verizon Plan or other plan otherwise required to be aggregated with the Plan for purposes of satisfying such requirement. As of the last day of each Top-Heavy Year, the Company shall make, for each Active Member, (1) the Company contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (2) contributions for such Top-Heavy Year that, when added to the contributions made by the Company for such Active Member (and any forfeitures allocated to his accounts) for such Top-Heavy Year under all other defined contribution plans of the Company, equal three percent of his Compensation; provided that (i) the Plan shall meet the requirements of subsections (c) and (d) hereof without taking into account Elective Contributions and (ii) the Company shall not make contributions to the Plan that, in the aggregate, exceed its then current or accumulated earnings. Company-Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Company-Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company-Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code. The preceding provisions of this subsection shall not apply during a Top-Heavy Year to any Active Member who is also covered by a defined benefit Verizon Plan, and such employee shall instead be entitled for such year to a minimum benefit accrual under such defined benefit plan, in accordance with Code section 416(c)(1).

(d) Vesting Requirements. Effective as of the first day of any Top-Heavy Year, a Member who has completed three years of continuous service, and who is credited with an hour of service in such Top-Heavy Year, shall be fully vested in his Member’s Account and ESOP Account. Any amount vested pursuant to this subsection (d) shall not be forfeitable under provisions that otherwise would be permitted by Code section 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions). Further, if the Plan ceases to be Top-Heavy, thus necessitating a change in the Plan’s benefit structure (including the vesting schedule outlined in the first sentence of this subsection (d)) any Member who has five or more years of service, shall be permitted to elect to remain under the vesting schedule outlined in the first sentence of this subsection (d).

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13.12 Multiple-Employer Plan

(a) From time to time, the Plan may be adopted by an employer (for purposes of this Section, a “Cosponsoring Employer”) that is not an Affiliate, provided that such Cosponsoring Employer is an affiliate of the Company within the meaning of ERISA section 407(d)(7). Any adoption of the Plan by a Cosponsoring Employer must be authorized by:

(1) the board of directors (or other governing body) of the Cosponsoring Employer (by written instrument), and

(2) the Board of Directors.

(b) If the Plan is adopted by a Cosponsoring Employer, the Plan shall be administered with respect to the Company, the Participating Affiliates, and any Cosponsoring Employer in accordance with the following special rules:

(1) Except for purposes of Section 20.06(c), the Cosponsoring Employer shall be treated as a Participating Affiliate;

(2) For purposes of determining the extent to which an Employee of a Cosponsoring Employer is vested in his Account under the Plan, the Company, the Participating Affiliates, and the Cosponsoring Employer shall be treated as a single employer;

(3) For purposes of determining whether the Plan satisfies any applicable coverage or nondiscrimination requirements under the Code or the Plan (such as those set forth in Sections 3.07 and 3.08), the portion of the Plan attributable to the Cosponsoring Employer shall not be aggregated with the portion of the Plan attributable to Company and the Participating Affiliates;

(4) For purposes of determining whether the Plan satisfies the requirements of Article 19, annual additions attributable to a Cosponsoring Employer shall be aggregated with annual additions attributable to the Company or a Participating Affiliate only to the extent required pursuant to Code section 415(h); and

(5) The Plan shall otherwise be administered in accordance with the provisions of Code section 413(c) to the extent that such provisions apply to the Plan.

13.13 Merger of the Prior BA Plan

To the extent provided in guidelines established by the Plan Administrator and communicated to the Trustee, specified features of the Prior BA Plan shall be preserved for specified Members who were participants in such plan prior to its merger into the Plan. Except as specifically provided in such guidelines, former participants in the Prior BA Plan shall be subject to all of the terms of this Plan.

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ARTICLE 14. ESOP PROVISIONS

14.01 Introduction

(a) This Article 14 of the Plan shall be known as the “ESOP.” The ESOP permits the Trustee to borrow amounts to finance the purchase of Verizon Shares, and provides for the investment of contributions to the Plan, and the Income thereon, in Verizon Shares, so that Members will have an opportunity to become shareholders of the Company. The ESOP also holds certain Verizon Shares that were held under the CESOP before the merger of a portion of that plan into the ESOP.

(b) The Company intends that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Code section 414(l). Accordingly, the provisions set forth in the other articles of the Plan shall apply to the ESOP in the same manner as those provisions apply to the Profit-Sharing Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth below in this Article 14.

14.02 Definitions

The following words and phrases, as used in this Article 14, shall have the following meanings unless a different meaning is plainly required by the context:

(a) “ESOP Account” shall mean an account established pursuant to Section 14.07 to reflect a Member’s or Beneficiary’s interest in the ESOP.

(b) “ESOP Shares Fund” shall mean the investment fund established pursuant to Section 14.09 hereof, for the investment of certain ESOP assets. The ESOP Shares Fund shall include Verizon Shares that were purchased with an Exempt Loan and Income thereon and the uninvested proceeds of an Exempt Loan, if any. The ESOP Shares Fund might also include short-term investment funds (and any earnings thereon) and Verizon Shares that the Company and the Participating Affiliates contribute directly to the ESOP as Company-Matching Contributions. The ESOP Shares Fund shall include both ESOP assets that are allocated to Members’ and Beneficiaries’ ESOP Accounts and ESOP assets that are held unallocated in a Suspense Account. The Plan is intended to include the ESOP Shares Fund, notwithstanding the volatility of such fund and notwithstanding any extended downturns in the price of Verizon Shares. The ESOP Shares Fund may not be removed as a Plan investment fund except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(c) “Exempt Loan” shall mean a loan, loan guarantee, or other extension of credit to the ESOP from an individual or entity that is a “party in interest” within the meaning of ERISA section 3(14) or a “disqualified person” within the meaning of Code section 4975(e)(2), provided that the proceeds of such extension of credit are used by the Trustee to finance the purchase of Verizon Shares or to repay an Exempt Loan in accordance with Section 14.10.

(d) “Financed Shares” shall mean Verizon Shares purchased with the proceeds of an Exempt Loan and held in a Suspense Account. The term shall not include Verizon Shares that have been released from a Suspense Account and allocated to the ESOP Accounts of Members or Beneficiaries.

(e) “PAYSOP Shares Fund” shall mean Verizon Shares that are transferred to the ESOP in connection with (i) the merger, effective November 15, 1996, with and into the ESOP of a portion of the CESOP and (ii) the merger with and into the ESOP of the portion of the Prior BA Plan attributable to the PAYSOP. Within the PAYSOP Shares Fund, separate accounting shall be maintained for shares acquired before August 5, 1989. The PAYSOP Shares Fund is a component of the ESOP Shares Fund and the Verizon Stock Portfolio.

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(f) “Suspense Account” shall mean an account to which Verizon Shares purchased with the proceeds of an Exempt Loan (and Income attributable to such shares) shall be allocated until such Verizon Shares and Income are released from suspense and allocated to the ESOP Accounts of Members or Beneficiaries.

14.03 Contributions

(a) Except as otherwise provided in this Section, the Company and the Participating Affiliates shall make a matching contribution to the ESOP for each payroll period out of their respective current or accumulated earnings and profits. Subject to Sections 14.05 and 14.06, the contribution by the Company and the Participating Affiliates shall be in an amount that, when increased by the total amount of any forfeitures allocable thereto under Section 4.04, shall provide an allocation to—

(1) each Management Member equal in value to 100% of the Management Member’s Matched Contributions for such payroll period; and

(2) each Non-Management Member equal in value to—.

(A) 100% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, do not exceed 4% of the Member’s Compensation for such payroll period, and.

(B) 50% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, exceed 4% of the Member’s Compensation for such payroll period.

(b) The Company-Matching Contribution shall be determined as of the last day of each payroll period (or as of any earlier date specified in subsection (d), below). The Company-Matching Contribution shall be paid in cash except to the extent the Company, in its discretion, decides to make all or a portion of the contribution in Verizon Shares. The portion of the Company-Matching Contribution paid in Verizon Shares may be paid in cash and invested in whole or in part in Verizon Shares in the ESOP portion or the Verizon Stock Portfolio or the ESOP Shares Fund, as applicable, and references herein to Company-Matching Contributions made in Verizon Shares shall include such cash contributions.

(c) If any Participating Affiliate does not have current or accumulated earnings and profits equal to its required share of the contributions hereunder, and such Participating Affiliate is a member of an affiliated group including the Company (within the meaning of Code section 1504 or any successor section) and is thereby eligible to file and does file a consolidated Federal Income Tax return with the Company, the Company shall contribute out of its current or accumulated earnings and profits an amount equal to such Participating Affiliate’s share of contributions less the available current or accumulated earnings and profits, if any, of such Participating Affiliate.

(d) For each payroll period (or portion thereof) during which there are Financed Shares in a Suspense Account, the Company-Matching Contribution to the ESOP shall not be less than an amount that is sufficient, when aggregated with dividend payments described in Section 14.08(a), to pay any currently maturing obligations under any Exempt Loan. To the extent permitted by applicable law (including the exempt loan requirements of Code section 4975(d)(2) and ERISA section 408(b)(3)), the total amount of any unused forfeitures allocable under Section 4.04 during periods prior to the payroll period shall be treated as

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part of the Company-Matching Contribution described in the first sentence of this subsection. The portion of the Company-Matching Contribution otherwise payable in Verizon Shares shall be paid in cash to the extent necessary to provide the ESOP with cash sufficient to pay any currently maturing obligations under any Exempt Loan. The Company-Matching Contribution shall be paid in one or more installments during the Plan Year to the extent necessary to permit the Trustee to meet the payment schedule for any Exempt Loan. The Company-Matching Contribution described in this subsection shall be made without regard to whether the Company-Matching Contribution exceeds the current or accumulated earnings and profits of the Company and the Participating Affiliates. The value of the Verizon Shares released from a Suspense Account and allocated to a Member’s ESOP Account as a Company-Matching Contribution by reason of an Exempt Loan payment made pursuant to this subsection for any payroll period (including the portion of such Exempt Loan payment that is attributable to dividends as described in Section 14.08(a)) shall determine whether the Company-Matching Contribution for the payroll period is sufficient to provide eligible Members with allocations whose value is at least equal to the percentage of their Matched Contributions described in subsection (a) above. Notwithstanding the foregoing, to the extent that payments to satisfy maturing obligations under an Exempt Loan become due less frequently than each payroll period, there will be a delay between the date when a Company-Matching Contribution is credited to a Member’s ESOP Account and the date when Verizon Shares are released from the Suspense Account and allocated to fund the Company-Matching Contribution allocable to the Member.

(e) The Company and the Participating Affiliates may make a Company-Matching Contribution to the Profit-Sharing Plan pursuant to Section 3.03 in lieu of all or a portion of the Company-Matching Contribution otherwise required by this Section; provided that the Company and the Participating Affiliates may not make a Company-Matching Contribution to the Profit-Sharing Plan in lieu of any Company-Matching Contribution that is required to repay an Exempt Loan as described in subsection (d), above. The Company-Matching Contribution otherwise required to be made pursuant to subsection (a), above, with respect to any Member shall be reduced, dollar for dollar, by the amount of any Company-Matching Contribution that is allocated to the Member’s Account under the Profit-Sharing Plan for the payroll period.

14.04 Payment to Trustee

(a) Except as provided in subsection (b) below, the Company-Matching Contribution liability with respect to each payroll period during a Plan Year may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

(b) Any Company-Matching Contribution made pursuant to Section 14.03(d) shall be paid to the Trustee in time to permit the Trustee to satisfy any currently maturing obligation under any Exempt Loan. The Company may, at its election, make all or any portion of such Company-Matching Contribution (or direct the Trustee to use all or any portion of the dividends described in Section 14.08(a)) in time to permit the Trustee to pre-pay all or a portion of any obligation under an Exempt Loan.

14.05 Limit on Annual Additions

The provisions of this Section have been superseded by the provisions of Article 19, which are incorporated in this Section by this reference. References herein to this Section shall be deemed to be references to applicable provisions of Article 19.

14.06 Limits on Company-Matching Contributions

Company-Matching Contributions to the ESOP and the Profit Sharing Plan for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2) in accordance with Section 3.08.

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14.07 ESOP Accounts

(a) A separate account shall be established for each Member, known individually as the ESOP Account and collectively as the ESOP Accounts, which shall be maintained on behalf of such Member until he has terminated his membership. Each Member shall be furnished a statement of his ESOP Account at least annually. The statement of a Member’s ESOP Account may be combined with the statement of his other Accounts under the Plan.

(b) As of the close of business of each business day, each ESOP Account and each Suspense Account shall be allocated a share of the Income, respectively, of the ESOP Shares Fund, the ESOP portion of the Verizon Stock Portfolio, and the PAYSOP Shares Fund (whether it be a gain or a loss), as determined by the Trustee, which shall bear the same proportion to the entire Income, respectively, of the ESOP Shares Fund, the ESOP portion of the Verizon Stock Portfolio, and the PAYSOP Shares Fund for such prior day as the amount allocated to such Funds in such ESOP Account or Suspense Account bears to the total amount allocated to such Funds in all of the ESOP Accounts and Suspense Accounts; provided that, dividends on Verizon Shares that will be used to make a payment on an Exempt Loan pursuant to Section 14.08(a) may be held unallocated under the Plan until such time as the payment is made, but in no event later than the last day of the Plan Year. If the Income of the ESOP Shares Fund, the ESOP portion of the Verizon Stock Portfolio, or the PAYSOP Shares Fund for a day includes dividends that have been (or that are to be) paid or distributed to a Member or Beneficiary in accordance with Section 14.08, the amount of any such dividend paid or distributed (or scheduled to be paid or distributed) to such Member or Beneficiary for a day shall be subtracted from the Income allocated to such Member’s or Beneficiary’s ESOP Account for such day.

(c) Within each ESOP Account, separate accounting shall be maintained of the ESOP portion of the Verizon Stock Portfolio, the ESOP Shares Fund, and the PAYSOP Shares Fund, and within each such investment fund, separate accounting shall be maintained of the investment in each of (1) Elective Contributions, (2) After-Tax Contributions, (3) Rollover Contributions, (4) vested Company-Matching Contributions, (5) nonvested Company-Matching Contributions, (6) vested Profit Sharing Contributions, (7) nonvested Profit Sharing Contributions, and (8) such other amounts as are designated by the Plan Administrator. Within each Transfer Account, separate accounting shall be maintained of the investment in the Verizon Stock Portfolio of Transfer Contributions, and the gains and losses thereon. For purposes of this subsection (c), gains or losses shall be deemed to include contributions, withdrawals and forfeitures, as applicable, and other credits and charges allocable under the provisions of the Plan.

(d) None of the Company, any Participating Affiliate, the Committee, the Plan Administrator, the Trustee, or any other Plan representative or fiduciary guarantees that the market value of the ESOP Shares Fund, the ESOP portion of the Verizon Stock Portfolio, or the PAYSOP Shares Fund will be equal in value to the purchase price of the assets of the Funds or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Member assumes all risk of any decrease in the value of the ESOP Shares Fund, the Verizon Stock Portfolio, and the PAYSOP Shares Fund.

14.08 Payment of Dividends

(a) (1) Except as otherwise provided in subsection (b)(1), below, the Company may direct the Trustee to use any cash dividend to make payments on an Exempt Loan, provided that the cash dividend is paid with respect to Verizon Shares that are held by the ESOP on the record date for such dividend. This subsection (a)(1) shall apply both to dividends paid with respect to Verizon Shares that are allocated to the ESOP Shares Fund portion of a Member’s or Beneficiary’s ESOP Account and to dividends paid with respect to Verizon Shares that are held in a Suspense Account. In addition, to the extent directed by the Company, this subsection (a)(1) shall apply to dividends paid with respect to Verizon Shares that were transferred to the ESOP from the Verizon Stock Portfolio of the Profit-Sharing Plan, from the CESOP, or from any other tax-qualified defined contribution plan sponsored by the Company or an Affiliate, provided that such Verizon Shares either were acquired with the proceeds of an Exempt Loan or were acquired before August 5, 1989, by the ESOP, the CESOP, or another employee stock ownership plan.

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(2) To the extent that any dividend is paid with respect to Verizon Shares that are allocated to an ESOP Account on the record date for such dividend, and such dividend is used to make a payment on an Exempt Loan in accordance with subsection (a) above, Verizon Shares with a fair market value not less than the amount of the dividend shall be allocated to the ESOP Account for the Plan Year for which the dividend would have been allocated to the ESOP Account.

(3) When exercising its authority pursuant to subsection (a)(1), above, the Company is exercising its business judgment and is not acting as a fiduciary of the Plan.

(b) (1) To the extent that any cash dividend is paid with respect to Verizon Shares in the ESOP Account of any Member, any Retired Member, or any Beneficiary that are allocated on the record date for such dividend to the portion of the PAYSOP Shares Fund attributable to Verizon Shares acquired before August 5, 1989, the Member may elect, in a form and manner prescribed by the Plan Administrator (including reliance on any election in effect under the Prior GTE Plan or the Prior BA Plan), (A) that dividends payable with respect to such Verizon Shares be paid or distributed to him or (B) that such dividends be allocated to his ESOP Account. If the Member or Beneficiary is eligible to make but fails to make the election described in this subsection (b)(1), the dividends payable with respect to the Verizon Shares for which no such election is made shall be allocated to his ESOP Account rather than paid or distributed to him. To the extent permissible, dividends that are not paid to such Member or Beneficiary pursuant to this subsection (b)(1) may be used to make payments on an Exempt Loan pursuant to subsection (a) above.

(2) Except to the extent otherwise provided in subsection (b)(1), above, to the extent that any cash dividend is paid with respect to Verizon Shares that are allocated on the record date for such dividend to the ESOP Account of any Member, any Retired Member, or any Beneficiary, and such dividend is not used to make a payment on an Exempt Loan in accordance with subsection (a) above, the dividend shall be paid to such Member or Beneficiary or shall be allocated to the member’s ESOP Account, as elected by the Member or Beneficiary in a form and manner prescribed by the Plan Administrator. If the Member or Beneficiary is eligible to make but fails to make the election described in this subsection (b)(2), the dividends payable with respect to Verizon Shares for which no such election is made shall be allocated to his ESOP Account rather than paid or distributed to him. To the extent such allocated dividends are paid with respect to the non-vested portion of a Member’s ESOP Account, the dividends shall be fully vested upon reinvestment. The Member or Beneficiary may revoke, in a form and manner prescribed by the Plan Administrator, the election described in this subsection (b)(2). Any election or revocation of a prior election pursuant to this subsection (b)(2) shall apply with respect to the first dividend whose record date is on or after the date the election or revocation is received by the Trustee, and shall remain in effect with respect to all subsequent dividends until it is revoked in accordance with this subsection (b)(2).

(3) For purposes of this subsection (b), where a dividend is to be paid to a Member or a Beneficiary rather than allocated to his ESOP Account, the dividend (A) shall be paid in cash to the Member or Beneficiary, or (B) shall be paid to the ESOP and distributed in cash to the Member or Beneficiary no later than 90 days after the close of the Plan Year in which the dividend is paid.

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14.09 ESOP Shares Fund, Verizon Stock Portfolio, and PAYSOP Shares Fund

(a) Company-Matching Contributions allocated to a Member’s or Beneficiary’s ESOP Account shall be credited either to the ESOP Shares Fund or the ESOP portion of the Verizon Stock Portfolio; provided that the portion of the Company-Matching Contribution that is paid in cash (exclusive of cash contributions used to pay any currently maturing obligations under an Exempt Loan) shall be invested by the Trustee as directed by the Member or Beneficiary to whom the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with Article 6; and provided further that Verizon Shares released from a Suspense Account in any Plan Year shall be credited entirely to the ESOP Shares Fund.

(b) The ESOP is designed to invest primarily in “qualifying employer securities” within the meaning of Code section 4975(e)(8). Accordingly, the ESOP Shares Fund, the Verizon Stock Portfolio, and the PAYSOP Shares Fund shall consist principally of Verizon Shares. The Trustee shall purchase such shares required as a result of dividends and other distributions received with respect to Verizon Shares (other than dividends used to repay an Exempt Loan or paid or distributed to Members and Beneficiaries in accordance with Section 14.08) in the open market or by private purchase, including purchase from the Company.

Pursuant to Code section 4975(e)(8), the term “qualifying employer securities” means “employer securities” as defined by Code section 409(l). For this purpose, “employer securities” means (1) common stock that is issued by the Company or another corporation that is an ESOP Affiliate and that is readily tradeable on an established securities market; (2) common stock that is issued by the Company or another corporation that is an ESOP Affiliate and that has a combination of voting power and dividend rights equal to or in excess of that class of such stock that has the greatest voting power and that class of such stock that has the greatest dividend rights; or (3) noncallable preferred stock that is issued by the Company or another corporation that is an ESOP Affiliate and that is convertible at any time into stock that meets the requirements of subsections (b)(1) or (b)(2) above, as applicable. For purposes of the foregoing, under regulations prescribed under section 409(l) of the Code, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

(c) Any such purchase from the Company shall be at a price per share determined in accordance with the Trust Agreement. Dividends and other distributions received with respect to Verizon Shares (other than dividends used to repay an Exempt Loan or paid or distributed to Members and Beneficiaries in accordance with Section 14.08) and Company-Matching Contributions made in cash shall be invested in Verizon Shares as soon as practicable, except as otherwise provided in this Article 14.

(d) Nothing in this Section or in Section 14.10, shall be construed to prevent the Trustee from retaining in cash or cash equivalents or other short-term investments (1) the proceeds of any Exempt Loan, until such proceeds are used to acquire Verizon Shares, or to repay all or any portion of an Exempt Loan; (2) cash dividends received on Verizon Shares held in the ESOP Shares Fund, the Verizon Stock Portfolio, or the PAYSOP Shares Fund, until such dividends are applied to repay an Exempt Loan, are distributed to Members or Beneficiaries, or are invested in Verizon Shares; and (3) such other amounts as may be required for the proper administration of the Trust.

(e) A Member may direct the Trustee to invest all or any part of the amounts allocated to the Member’s PAYSOP Shares Fund that are attributable to after-tax employee contributions in any Fund or any permitted combination of Funds, in accordance with the provisions of Article 6 that apply to the investment of Plan contributions.

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14.10 Exempt Loan Provisions

(a) Authority to Obtain an Exempt Loan. The Company may direct the Trustee to obtain an Exempt Loan from time to time in order to finance the acquisition of Verizon Shares or to refinance a prior Exempt Loan. An Exempt Loan shall be primarily for the benefit of Members of the ESOP and their Beneficiaries and shall satisfy the conditions set forth in this Section 14.10.

(b) Terms of the Exempt Loan. An Exempt Loan shall bear a reasonable rate of interest, shall be for a specific term, and shall not be payable on demand except in the event of default. Any collateral pledged to the lender by the Trustee shall consist only of the Financed Shares purchased with the proceeds of the Exempt Loan, or Financed Shares purchased with the proceeds of a prior Exempt Loan that is being refinanced; provided that this sentence shall not be construed to prevent the Company from guaranteeing repayment of the Exempt Loan. Any pledge of Financed Shares shall provide for the release of the shares so pledged as the Trustee makes payments on the Exempt Loan and allocates the shares to Members’ ESOP Accounts. Under the terms of the Exempt Loan, the lender shall have no recourse against assets of the ESOP except with respect to (1) the Financed Shares pledged to secure the Exempt Loan, (2) Company-Matching Contributions (other than contributions of Verizon Shares) that are made to the ESOP to meet its obligations under the Exempt Loan, and (3) earnings attributable to the Financed Shares or to the investment of the Company-Matching Contributions.

(c) Use of Loan Proceeds. The Trustee shall use the proceeds of an Exempt Loan, within a reasonable time after their receipt by the ESOP, only for one or more of the following purposes: (1) to acquire Verizon Shares; (2) to repay the Exempt Loan; or (3) to repay a prior Exempt Loan. Until the proceeds of an Exempt Loan are used as described in the preceding sentence, the Trustee may invest such proceeds in cash or cash equivalents or other short-term investments in accordance with Section 14.09(d). The Trustee shall pay no more than “adequate consideration” (within the meaning of ERISA section 3(18)) for any Verizon Shares acquired with the proceeds of an Exempt Loan. In order to preserve an orderly market in Verizon Shares, to the extent that the Trustee purchases Verizon Shares with the proceeds of an Exempt Loan, the Trustee shall purchase such Verizon Shares only by private purchase from the Company, at a price per share determined in accordance with the Trust Agreement; provided that if the Company is not able to offer to the Trustee the number of Verizon Shares that the Trustee wishes to purchase in any transaction, the Trustee may purchase in the open market or by private purchase from a party other than the Company those shares (and only those shares) that it was not able to obtain by private purchase from the Company.

(d) Suspense Account. Financed Shares acquired by the ESOP with the proceeds of an Exempt Loan shall be allocated to a Suspense Account. Such Financed Shares shall be released from the Suspense Account only as the Trustee makes payments on the Exempt Loan, and shall be allocated to the ESOP Accounts of Members or Beneficiaries who are eligible under Section 14.03 to receive an allocation of Company-Matching Contributions, or who are eligible under Section 14.08 to receive an allocation to replace dividends that were used to repay the Exempt Loan. The number of Financed Shares to be released from the Suspense Account in each Plan Year for allocation to ESOP Accounts shall be determined according to the method set forth in subsection (d)(1), below, unless the Company expressly provides that the method set forth in subsection (d)(2), below, shall apply with respect to a particular Exempt Loan.

(1) General Rule. The number of Financed Shares held in the Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for that Plan Year, and the denominator of which is the sum of the numerator plus the total payments of principal and interest on the Exempt Loan projected to be made for all future Plan Years. The number of future Plan Years under the Exempt Loan shall be determined without regard to possible extensions or renewal periods, and the interest to be paid in future Plan Years shall be computed by using the interest rate in effect as of the end of the current Plan Year.

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(2) Special Rule. The Company may direct at the time the Exempt Loan is obtained (or the terms of the Exempt Loan may provide) that Financed Shares will be released from the Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Exempt Loan. This method may be used only to the extent that the following conditions are satisfied: (A) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Exempt Loan repayment period does not exceed ten years, even in the event of a renewal, extension, or refinancing of the Exempt Loan.

(e) Repayment of Exempt Loan. The payments of principal and interest on an Exempt Loan (other than payments made pursuant to Section 14.10(g) by reason of a default) shall be made by the Trustee (as directed by the Company) only from Company-Matching Contributions to the ESOP (other than contributions of Verizon Shares), from earnings attributable to such Company-Matching Contributions, and from any dividends received by the Trust on the Verizon Shares held by the ESOP (including earnings on such dividends). The Trustee shall account separately for such Company-Matching Contributions, earnings, and dividends until the Exempt Loan is repaid, and payments made on the Exempt Loan may not exceed an amount equal to the sum of contributions and/or earnings used for such payments received during or prior to the Plan Year less such payments in prior Plan Years. To the extent that dividends on Verizon Shares are used to repay the Exempt Loan in accordance with Section 14.08, such dividends shall be used first to repay the principal amount of the Exempt Loan; dividends shall be used to pay interest on the Exempt Loan only to the extent that the aggregate amount of the dividends used to repay the Exempt Loan in any Plan Year exceeds the amount of the principal payment due on the Exempt Loan for that Plan Year.

(f) Allocations to ESOP Accounts. The Verizon Shares that are released from a Suspense Account in any Plan Year shall be allocated to Members’ and Beneficiaries’ ESOP Accounts in the following order:

(1) Each Member’s ESOP Account shall be credited with Verizon Shares whose fair market value (determined in accordance with the Trust Agreement as of the date of allocation to the ESOP Account), equals the value of the Company-Matching Contribution that such Member is eligible to receive under the Plan for the Plan Year (reduced by the amount of any Company-Matching Contribution that the Member has received or is entitled to receive under the Profit-Sharing Plan for the Plan Year (such as any Company-Matching Contribution made in cash and not invested in the Verizon Stock Portfolio), and by the amount of any Company-Matching Contribution that is allocated directly to the Member’s ESOP Account for the Plan Year); and

(2) Each Member’s or Beneficiary’s ESOP Account shall be credited with Verizon Shares whose fair market value (determined in accordance with the Trust Agreement as of the date of allocation to the ESOP Account), equals the value of the cash dividends used to repay an Exempt Loan, to the extent that such dividends were paid with respect to the Verizon Shares allocated to the Member’s or Beneficiary’s ESOP Account for the Plan Year; and

(3) Any remaining Verizon Shares shall be used to provide an additional Company-Matching Contribution for the Plan Year, calculated by increasing the matching percentage specified in Section 14.03 to the extent necessary to provide for the allocation of such Verizon Shares to Members’ ESOP Accounts. Except as provided in the following paragraph, the Verizon Shares released from a Suspense Account for any Plan Year shall be allocated to Members’ and Beneficiaries’ ESOP Accounts as of the end of the Plan Year in which they are released. The allocation described in the preceding sentence shall be made as soon as practicable after the end of the Plan Year (or on such earlier dates as shall be required under Section 20.01(e)).

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If the Trustee uses a Company-Matching Contribution to make a payment on an Exempt Loan after the end of a Plan Year but on or before the time prescribed in Code section 404(a)(6), the Company may direct that some or all of the Verizon Shares released from a Suspense Account by reason of the payment shall be applied to satisfy the Company-Matching Contribution obligation for the Plan Year preceding the Plan Year in which the payment is made, and that the Verizon Shares so applied shall be allocated to Members’ ESOP Accounts as of the end of such preceding Plan Year (or, on or after a Change of Control, as provided in Sections 20.01(f) and 20.01(e)).

If the Verizon Shares released from a Suspense Account in any Plan Year are not sufficient to provide the allocations described in subsection (f)(1) or (f)(2), above, the Company and the Participating Affiliates shall make an additional contribution to the ESOP in an amount sufficient to complete such allocations. The total amount of any forfeitures allocable under Section 4.04 for a Plan Year, to the extent that such forfeitures have not previously been allocated to a Member’s or Beneficiary’s account or used to repay an Exempt Loan, shall be treated as part of the additional contribution described in the preceding sentence. An additional contribution made in order to provide the allocation described in subsection (f)(1), above, shall be treated as a Company-Matching Contribution, in accordance with Section 14.03(d); an additional contribution made in order to provide the allocation described in subsection (f)(2), above, shall be treated as a dividend.

(g) Requirements in the Event of Default. In the event of default on the Exempt Loan, the value of the ESOP assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a party in interest (as defined in ERISA section 3(14)) or a disqualified person (as defined in Code section 4975(e)(2)), the Exempt Loan shall provide for a transfer of ESOP assets on default only upon and to the extent of the failure of the ESOP to meet the payment schedule of the Exempt Loan; provided that a party in interest or disqualified person shall not be considered a “lender” for the purposes of this sentence solely because such party in interest or disqualified person guaranteed the Exempt Loan.

(h) Put Options. Except as provided in this subsection, no employer security acquired with the proceeds of an Exempt Loan shall be subject to a put, call, or other option, or to a buy-sell or similar arrangement, while it is held by and when it is distributed from the ESOP. If an employer security acquired with the proceeds of an Exempt Loan is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, the security shall be subject to a put option that permits the Member or Beneficiary to resell the security to the Company during the 15-month period following the distribution of the security. The provisions of this subsection shall apply whether or not the ESOP is an employee stock ownership plan at the time the security is held or distributed.

14.11 Other Securities Acquisition Loans

Notwithstanding any other provision of the ESOP, if the Company or an Affiliate receives a loan that is designed to qualify as a “securities acquisition loan” within the meaning of Code section 133(b)(1)(B) (or any successor thereto, if any), and if, within 30 days, Verizon Shares are transferred to the ESOP in an amount equal to the proceeds of such loan, such Verizon Shares shall be allocable to the accounts of eligible Members within one year of the date of such loan. A securities acquisition loan described in this Section shall not be an Exempt Loan, and shall not be subject to the requirements of Section 14.10.

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14.12 Other ESOP Contributions

Notwithstanding anything herein to the contrary, the Elective Contributions, After-Tax Contributions, Rollover Contributions, Transfer Contributions, qualified nonelective contributions, Profit Sharing Contributions, and cash Company-Matching Contributions which are initially contributed to and invested in the Verizon Stock Portfolio on behalf of a Members who is an Employee of an ESOP Affiliate shall be considered contributed to the ESOP and shall be credited to the Member’s ESOP Account.

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ARTICLE 15. PROVISIONS RELATING TO THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT

The special interim provisions relating to the Economic Growth and Tax Relief Reconciliation Act of 2001 have been incorporated into the appropriate provisions of the Plan as set forth herein. Such provisions are intended as good faith compliance with the requirements of EGTRRA, are to be construed in accordance with EGTRRA and guidance issued thereunder, and may be modified retroactively as permitted under EGTRRA and relevant guidance until the end of the applicable remedial amendment period.

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ARTICLE 16. MINIMUM DISTRIBUTION REQUIREMENTS

16.01 General Rules

The requirements of this Article will take precedence over any inconsistent provisions of the Plan. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”).

16.02 Time and Manner of Distribution

(a) The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(b) If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Member’s surviving spouse is the Member’s sole designated beneficiary, then, except as provided in subsections (d) and (e) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1⁄2, if later.

(2) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, then, except as provided in subsections (d) and (e) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3) If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4) If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this subsection, other than subsection (b)(1), will apply as if the surviving spouse were the Member.

For purposes of this subsection and Section 16.04, unless Section 16.02(b)(4) applies, distributions are considered to begin on the Member’s required beginning date. If Section 16.02(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section subsection (b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 16.03 and 16.04 of this Article. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

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(d) If the Member dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in subsection (b), but the Member’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death. If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to either the Member or the surviving spouse begin, this election will apply as if the surviving spouse were the Member. This subsection will apply to all distributions unless the life expectancy rule is elected by the Member or designated beneficiary in accordance with subsection (e) below.

(e) A Member or beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (b) and (d) above and Section 16.04(b) applies to distributions after the death of a Member who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (b), or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving spouse’s) death. If neither the Member nor beneficiary makes an election under this paragraph, distributions will be made in accordance with subsections (b) and (d) above and Section 16.04(b).

16.03 Required Minimum Distributions During Member’s Lifetime

(a) During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Member’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(2) if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the distribution calendar year.

(b) Required minimum distributions will be determined under this Section 16.03 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

16.04 Required Minimum Distributions After Member’s Death

(a) Death on or after Date Distributions Begin.

(1) If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated beneficiary, determined as follows:

(A) The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

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(B) If the Member’s surviving spouse is the Member’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(2) If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(1) Except as provided in Sections 16.02(d) and 16.02(e), if the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the remaining life expectancy of the Member’s designated beneficiary, determined as provided in subsection (a) above.

(2) If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3) If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 16.02(b)(1), this subsection will apply as if the surviving spouse were the Member.

16.05 Definitions

The following words and phrases as used in this Article shall have the following meaning unless a different meaning is plainly required by context.

(a) Designated beneficiary. The individual who is designated as the beneficiary under Section 8.05 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 16.02(b). The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

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(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d) Member’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) Required beginning date. The applicable date specified in Section 8.06(a) of the Plan.

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ARTICLE 17. PROVISIONS RELATING TO THE FINAL 401(K) AND 401(M) REGULATIONS

The special interim provisions relating to the final regulations under Code sections 401(k) and 401(m), as revised by Treasury Decision 9169 (as amended, the “Final 401(k)/401(m) Regulations”) have been incorporated into the appropriate provisions of the Plan as set forth herein. Such provisions are intended as good faith compliance with the requirements of the Final 401(k)/401(m) Regulations and shall be construed in accordance with such regulations, the mandatory provisions of which are incorporated herein.

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ARTICLE 18. ROTH CONTRIBUTIONS

18.01 General Application

(a) This Article is intended to implement applicable requirements with respect to the establishment of a qualified Roth contribution program under the Plan in accordance with Code section 402A. This amendment is intended as good faith compliance with the requirements of Code section 402A and related Treasury regulations under Code section 401(k) and is to be construed in accordance therewith. The provisions of this Article will take precedence over any inconsistent provisions of the Plan.

(b) A Roth Elective Contribution is an elective deferral (including a catch-up contribution) that is:

(1) designated irrevocably by the Member at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax Elective Contributions and/or pre-tax catch-up contributions the Member is otherwise eligible to make under the Plan; and

(2) treated by the Company and the Participating Affiliates as includible in the Member’s income at the time the Member would have received that amount in cash if the Member had not made a cash or deferred election.

(c) Except as specifically provided otherwise, references in this Article to Elective Contributions shall include catch-up contributions, and references to Roth Elective Contributions shall include Roth catch-up contributions.

18.02 Roth Elective Contributions.

(a) An Eligible Employee shall be permitted to irrevocably designate in the Member’s Compensation Deferral Agreement and/or catch-up contribution agreement that a portion or all of the Elective Contributions the Eligible Employee is otherwise eligible to make under the Plan shall be treated as Roth Elective Contributions.

(b) The Plan will accept Roth Elective Contributions made on behalf of eligible Members. A Member’s Roth Elective Contributions will be allocated to a separate account maintained for such contributions.

(c) Unless specifically stated otherwise, Roth Elective Contributions will be treated as Elective Contributions and Roth catch-up contributions will be treated as catch-up contributions for all purposes under the Plan.

18.03 Separate Accounting.

(a) Contributions and withdrawals of Roth Elective Contributions will be credited and debited to the Roth Elective Contributions sub-account maintained for each Member within the Member’s Account.

(b) The Plan will maintain a record of the amount of Roth Elective Contributions in each such sub-account.

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(c) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth Elective Contributions sub-account and the Member’s other sub-accounts within the Member’s Account under the Plan.

(d) No contributions other than Roth Elective Contributions (including properly rolled over Roth Elective Contributions) and properly attributable earnings will be credited to each Member’s Roth Elective Contributions sub-account.

18.04 Rollovers.

(a) A direct rollover of a distribution from a Roth Elective Contributions sub-account under the Plan will only be made to another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c).

(b) An Eligible Employee or Member otherwise eligible to make a Rollover Contribution to the Plan shall be permitted to make Roth direct rollover contributions to the Plan. Notwithstanding anything to the contrary in Sections 3.10, the Plan will accept a rollover contribution to a Roth Elective Contributions sub-account if it is a direct rollover from another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

(c) An Eligible Employee or Member otherwise eligible to make a Rollover Contribution to the Plan shall be permitted to roll over the otherwise taxable portion of a distribution from a designated Roth account under an applicable retirement plan described in Code section 402A(e)(1) to the extent such rollover is permitted under Code sections 402(c) and 402A.

(d) Eligible rollover distributions from a Member’s Roth Elective Contributions sub-account are taken into account in determining whether the total amount of the Member’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

18.05 Correction of Excess Contributions.

In the case of a distribution of excess contributions to a Highly Compensated Employee, such excess contributions shall be deemed to be pre-tax Elective Contributions to the extent such Highly Compensated Employee made pre-tax Elective Contributions for the year, and any remainder shall be deemed to be Roth Elective Contributions.

18.06 Distribution and Withdrawal of Roth Elective Contributions

For purposes of Section 9.06(b), a Member may elect whether to withdraw Roth Elective Contributions before or after pre-tax Elective Contributions (in each case, Matched Elective Contributions shall be withdrawn after Unmatched Elective Contributions). For (a) withdrawals prior to January 1, 2010 and (b) withdrawals on or after January 1, 2010 if an eligible Member requests a withdrawal but does not specify the order of withdrawal, Roth Unmatched Elective Contributions (including Roth catch-up contributions) shall be withdrawn after pre-tax Matched Elective Contributions, and Roth Matched Elective Contributions shall be withdrawn after Roth Unmatched Elective Contributions.

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ARTICLE 19. PROVISIONS RELATING TO THE FINAL 415 REGULATIONS

19.01 Introduction

(a) This Article is intended to implement applicable requirements of final regulations under Code section 415, as revised by Treasury Decision 9319 published on April 5, 2007 (as amended and including any successor regulations, the “Final 415 Regulations”). The provisions of this Article are intended as good faith compliance with the requirements of the Final 415 Regulations and shall be construed and applied in accordance with such regulations. This Article shall not be construed in a manner that would impose limitations that are more stringent than those required by Code section 415.

(b) The provisions of this Article supersede Sections 3.05 and 14.05 and shall take precedence over any inconsistent provisions of the Plan. Subject to any specific optional elections made in this Article, the mandatory provisions of Code section 415 and the Final 415 Regulations are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.

19.02 Limits on Contributions.

(a) Except to the extent permitted by subsection (b) below and Section 3.09 and notwithstanding any other provision to the contrary in the Plan, the annual addition with respect to a Member’s Account under the Plan in any Limitation Year shall not exceed the lesser of:

(1) $40,000 or such other dollar amount as is set forth in section 415(c)(1)(A) of the Code (as adjusted for increases in the cost-of–living under section 415(d) of the Code); or

(2) 100% (or such other percentage as is set forth in section 415(c)(1)(B) of the Code) of the Member’s Total Compensation for the Limitation Year.

(b) If no more than one-third of the Company-Matching Contributions for a Limitation Year that are deductible under Code section 404(a)(9) are allocated to Members who are Highly Compensated Employees, the limitation imposed by subsection (a) above shall not apply to:

(1) forfeitures of Verizon Shares that were acquired with the proceeds of an Exempt Loan as described in Code section 404(a)(9)(A), or

(2) Company-Matching Contributions that are deductible under Code section 404(a)(9)(B) and that are charged against a Member’s Account.

If allocations for a Limitation Year would cause more than one-third of the Company-Matching Contributions that are deductible under Code section 404(a)(9) to be allocated to Highly Compensated Employees, such allocations may be reduced or eliminated, in a manner prescribed by the Committee (acting on behalf of the Company in a settlor capacity), to the extent necessary to prevent the limit on allocations to Highly Compensated Employees from being exceeded.

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JANUARY 1, 2022 RESTATEMENT	PAGE 83

19.03 Definitions.

The terms “annual addition,” “Total Compensation” and “Limitation Year” as used in this Article shall have the meanings given to them below:

(a) The term “annual addition” means the sum of Employer contributions, excluding employee elective deferrals, allocated to a participant’s account; Employee contributions, including elective deferrals; and forfeitures allocated to a Member’s Account, but reduced by any amount permitted by the Final 415 Regulations. The term annual addition shall also include any amount allocated to an individual medical account as described in Code section 415(l), and any amount allocated to a key employee’s post-retirement medical benefit account, as described in Code section 419A(d); provided, however, that any amount described in this sentence shall not be subject to the percentage-of-compensation limit in 19.02(a)(2). Except as provided in Section 19.02(b), the term “annual addition” also includes any Company-Matching Contributions of principal and interest used to repay an Exempt Loan for the Limitation Year. For purposes of the immediately preceding sentence, the amount of the annual addition shall be determined by reference to the amount of the Company-Matching Contribution used to repay an Exempt Loan rather than by reference to the value of the Verizon Shares released from a Suspense Account and allocated to a Member’s ESOP Account for the Limitation Year. The term “annual addition” shall not include any dividend paid with respect to Verizon Shares that are held in a Suspense Account or allocated to a Member’s ESOP Account. The term “annual addition” also shall not include the value of any Verizon Shares that are allocated to a Member’s ESOP Account in accordance with Section 14.10 to replace any dividends that are used to make payments on an Exempt Loan.

(b) “Total Compensation” for the purposes of this Article shall have the meaning given to it under paragraph (1) below, subject to the timing rules of paragraph (2):

(1) “Total Compensation” shall mean the compensation of the Member from the Company or an Affiliate, including the Member’s wages, salary, and other amounts received or made available for personal services actually rendered. Income from sources outside the United States that is otherwise excluded from the gross income of a Member for federal income tax purposes shall be considered as “Total Compensation.” Any amount that would qualify as compensation but for the Member’s agreement to forgo receipt of compensation pursuant to Code sections 401(k), 125, or 132(f)(4) shall be treated as “Total Compensation” for purposes of the Plan. “Total Compensation” does not include deferred compensation, stock options, and other distributions that receive special tax benefits, and shall not include any salary continuation payments that an Employee receives from the Company or an Affiliate following severance from employment. A Member’s Total Compensation for any Limitation Year shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for such year (as adjusted pursuant to Code section 401(a)(17)(B)).

(2) Timing Rules. For these purposes, Total Compensation generally includes only compensation paid before severance from employment, as defined in section 1.415(a)-1(f)(5) of the Final 415 Regulations, except that Total Compensation for these purposes shall also include the following:

(A) Regular Pay. Total Compensation shall include amounts paid by the later of 2 1⁄2 months after a Member’s severance from employment with the Company or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts (1) constitute regular compensation for services during regular working hours or for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (2) would have been paid to the Member prior to the severance from employment if the Member had continued in the Company’s or Affiliate’s employment.

(B) Leave Cash-Outs. Total Compensation includes amounts paid by the later of 2 1⁄2 months after a Member’s severance from employment with the Company or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts represent payment for unused, accrued bona fide sick, vacation, or other leave that the Member would have been entitled to use if employment had continued.

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(C) Military Service. Total Compensation also includes payments to an individual who does not currently perform services for the Company or Affiliate by reason of qualified military service, as defined in section 414(u)(1) of the Code, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Company’s or Affiliate’s employment instead of entering qualified military service.

(c) “Limitation Year” shall mean the Plan Year.

19.04 Corrections

(a) Notwithstanding any provision of the Plan to the contrary, the Plan may correct an annual addition in excess of the limitation under this Article in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any superseding guidance (“EPCRS”). In accordance with the provisions of section 6.06(2) of EPCRS, the annual addition to the Member’s Account for a Limitation Year shall be reduced in the order and manner described in section 6.06(2) of EPCRS to the extent necessary to reduce such annual addition to an amount that does not exceed the limitations imposed by this Article. At each level of correction, the correction shall first be made to the Profit Sharing Plan and then to the ESOP.

(b) If a Member is covered by any other plan aggregated pursuant to Section 19.05, and if the annual addition for the Limitation Year would otherwise exceed the amount that may be applied for the Member’s benefit under the limitation contained in this Article, such excess shall be allocated first to the plan in which the participant last participated during the Limitation Year and, if the total contributions to such plan are less than the excess, then to the preceding plan, and so on until the entire excess is allocated among the plans aggregated for purposes of this Article. Within each plan, the excess allocated to the plan shall be reduced in the order of correction described in section 6.06(2) of EPCRS. If a Member participated in more than one such plan at the same time, the excess shall be allocated among such plans in the same ratio as the annual additions allocated to such plans.

(c) To the extent permitted by Code section 415, the Final 415 Regulations, and as described in EPCRS, amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account shall be used to offset and reduce any subsequent Employer contributions of whatever nature other than elective deferrals, before any further Employer contributions may be made to the Plan on behalf of Members.

19.05 Aggregation of Plans.

For purposes of this Article, all defined contribution plans (whether or not terminated and including any plans under which annual additions are allocated) of the Company and the Affiliates shall be treated as one defined contribution plan; provided that for the purpose of applying the definition of “Affiliate” in Section 1.01(c) and Code sections 1563(a), 414(b), and 414(c) to this Article, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent.”

VERIZON SAVINGS PLAN FOR MANAGEMENT EMPLOYEES	ARTICLE 19. FINAL 415 REGULATIONS
JANUARY 1, 2022 RESTATEMENT	PAGE 85

ARTICLE 20. CHANGE IN CONTROL PROVISIONS

20.01 Provisions Relating to Contribution Allocations After a Change in Control

(a) On or after a Change in Control the value of the regular Company-Matching Contribution allocable to a Member for a payroll period pursuant to Section 3.03(a)(1) or 14.03(a)(1) shall be determined as of the date of allocation.

(b) On or after a Change in Control the fair market value of Verizon Shares contributed to the Plan in accordance with Sections 3.03(b), 14.03(b), and 14.03(d) shall be determined at least as frequently as of the last day of each month.

(c) On or after a Change in Control, and except as provided in Section 3.08(a), in determining the Member’s contribution ratio for purposes of Section 3.08 the amount of any Company-Matching Contribution made in the form of Verizon Shares shall be determined by reference to the value of such shares on the date as of which such Company-Matching Contribution was allocated.

(d) If a Change in Control occurs: (1) Verizon Shares or cash representing regular Company-Matching Contributions under Section 3.03(a)(1) shall, not later than 45 days after the end of each payroll period (starting with the payroll period in which the Change in Control occurs), be allocated as of the last day of the payroll period to the Member’s Account of each Member who is entitled to receive such Company-Matching Contribution; and (2) a Member’s Account that is credited with an allocation pursuant to this subsection shall be credited with a share of the Income (whether it be a gain or a loss) as if such Company-Matching Contributions had been made on the date as of which they were allocated.

(e) If a Change in Control occurs: (1) Verizon Shares or cash representing regular Company-Matching Contributions under Section 14.03(a)(1) shall, within 45 days after the end of each month (starting with the month in which the Change in Control occurs), be allocated to the ESOP Account of each Member who is entitled to receive a Company-Matching Contribution as of the last day of the month as provided in Section 14.03(b); and (2) a Member’s Account that is credited with an allocation of Company-Matching Contributions pursuant to this subsection shall be credited with a share of the Income (whether it be a gain or a loss) pursuant to Section 14.07(b) as if such Company-Matching Contributions had been made on the date as of which they were allocated.

(f) If the Company and the Participating Affiliates are not able to or do not choose to make all or part of the portion of the Company-Matching Contribution otherwise payable in Verizon Shares following a Change in Control, the Company and the Participating Affiliates shall pay to the Trustee an amount of cash sufficient to discharge any Company-Matching Contribution liability that is not discharged by the payment of Verizon Shares.

(g) On or after a Change in Control no dividend shall be paid or distributed to a Member or Beneficiary pursuant to Section 14.08 until the Verizon Shares with respect to which such dividends have been paid have been contributed to the Plan or released from the Suspense Account pursuant to Section 14.10(d).

(h) Notwithstanding anything to the contrary in Section 6.02, on or after a Change in Control a Member or Beneficiary who is otherwise eligible to transfer balances pursuant to Section 6.02 may not elect to transfer any amount that has been allocated to his Member’s Account or ESOP Account but that has not yet been contributed to the Plan or released from the Suspense Account pursuant to Section 14.10(d).

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(i) On or after a Change in Control the terms “allocated” and “allocation” as used in applicable provisions herein shall refer to entries made on the books and records of the Plan of the contributions, if any, that are required to be allocated to a Member’s Account under the terms of the Plan, and gains and losses on such contributions, until such time as the contributions have actually been paid to the Plan or released from the Suspense Account pursuant to Section 14.10(d).

20.02 Vesting Following a Change in Control

If a Change in Control occurs, an Employee who does not terminate employment prior to the Change in Control shall be 100% vested in the Company-Matching Contributions and Income thereon that have been allocated to his Member’s Account or ESOP Account as of the date of the Change in Control, and shall be 100% vested in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account or ESOP Account after the date of the Change in Control.

20.03 Loans

For purposes of Section 7.01(d) on or after a Change in Control, a Member’s vested amount shall not include Company-Matching Contributions that have been allocated to the Member’s ESOP Account but that have not yet been contributed to the Plan or released from the Suspense Account pursuant to Section 14.10(d).

20.04 Benefit Payments and Withdrawals After a Change in Control

(a) Notwithstanding anything to the contrary in Section 8.01, 8.03, or 8.04, (1) a Member or Beneficiary may not receive a distribution of any amount that has been allocated to the Member’s Account or ESOP Account of the Member until such amount has been contributed to the Plan or released from the Suspense Account pursuant to Section 14.10(d) and (2) any amount that has been allocated to a Member’s Account or ESOP Account shall be considered part of such Account for purposes of Section 8.03(b) even if such amount has not yet been contributed to the Plan or released from the Suspense Account pursuant to Section 14.10(d).

(b) On or after a Change in Control a Member may not elect to withdraw (whether or not on account of hardship) under Section 9.02 or Section 9.03 any Company-Matching Contributions that have been allocated to his Member’s Account but that have not yet been contributed to the Plan or released from the Suspense Account pursuant to Section 14.10(d).

20.05 Enforcement Following Change in Control

After the date on which a Change in Control occurs and to the extent provided by the then existing terms of the GTE Service Corporation Benefits Protection Trust or any successor trust thereto (if any), any Member or Beneficiary may apply to the trustee of any such trust for assistance (which may include without limitation legal counsel and the institution of litigation) in enforcing any rights and pursuing any claims the Member or Beneficiary might have under the terms of the Plan; provided, however, that any Member or Beneficiary who applies for such assistance shall be subject to and bound by any limitations and conditions that said trustee may impose. No Member or Beneficiary shall be required to notify or seek the assistance of said trustee as a condition of or prerequisite to the filing of a claim under Section 10.04 or any other action that might be taken by or on behalf of the Member or Beneficiary in order to enforce his rights or pursue his claims under the Plan, and the fees, expenses, and costs that the Member or Beneficiary may incur in connection with any such other action shall not be the responsibility of any such trust or the trustee thereof.

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JANUARY 1, 2022 RESTATEMENT	PAGE 87

20.06 Limitation on Amendments and Similar Actions Following a Change in Control

(a) Notwithstanding anything to the contrary herein, if a Change in Control occurs, the Company shall not make any retroactive or prospective amendment to the Plan in the period (including renewals thereof) during which this sentence remains in effect pursuant to 20.09, and shall not make any amendment after the expiration of such period that is effective retroactively to any date before the expiration of such period. However, the Company may amend the Plan during such period, or may amend the Plan retroactively to any date before the expiration of such period, if the amendment (1) is necessary to preserve the qualification of the Plan under Code section 401(a) or to comply with other applicable law; (2) is necessary to give effect to an action of the Company that was specifically authorized or approved by the Board of Directors before the date on which the Change in Control occurred, or to which the Company or the Plan committed itself contractually before the date on which the Change in Control occurred; (3) has the effect of increasing the accrued benefit of Members under the Plan; (4) has the effect of increasing the amount of the benefit that Members may accrue under the Plan; (5) has the effect of reducing or eliminating restrictions on Members’ or Beneficiaries’ rights to participate in the Plan, to accrue benefits under the Plan, to make contributions to the Plan, to invest or reinvest their Accounts, to make withdrawals from their Accounts, or to receive loans or distributions from their Accounts; or (6) has the effect of adding any provision to the Plan that will apply to a Member or Beneficiary only at such individual’s election. The Plan may be amended in accordance with Section 12.01(a) at any time before the date on which a Change in Control occurs.

(b) Notwithstanding anything to the contrary herein, if a Change in Control occurs, the Company shall not take any action in the period (including renewals thereof) during which this sentence remains in effect pursuant to Section 20.09 that would terminate or partially terminate the Plan, unless such action is necessary to give effect to an action of the Company that was specifically authorized or approved by the Board of Directors before the date on which the Change in Control occurred, or to which the Company or the Plan committed itself contractually before the date on which the Change in Control occurred. The Plan may be terminated or partially terminated in accordance with Section 12.02(a) at any time before the date on which a Change in Control occurs.

(c) Notwithstanding anything to the contrary in Section 12.02 or in any other provision of the Plan, if a Change in Control occurs, no Participating Affiliate shall withdraw from participation in the Plan in the period (including renewals thereof) during which this sentence remains in effect pursuant to Section 20.09, unless such withdrawal is necessary to give effect to an action of the Company or of the Participating Affiliate that was specifically authorized or approved by the Board of Directors or by the board of directors of the Participating Affiliate before the date on which the Change in Control occurred, or to which the Company, the Participating Affiliate, or the Plan committed itself contractually before the date on which the Change in Control occurred. A Participating Affiliate may withdraw from the Plan in accordance with Section 12.02(b) at any time before the date on which a Change in Control occurs.

(d) Notwithstanding anything to the contrary in Section 12.03 or in any other provision of the Plan, if a Change in Control occurs, the Plan may not be merged into or consolidated with another plan, and its assets or liabilities may not be transferred to another plan, in the period (including renewals thereof) during which this sentence remains in effect pursuant to Section 20.09, unless such merger, consolidation, or transfer is necessary to give effect to an action of the Company that was specifically authorized or approved by the Board of Directors before the date on which the Change in Control occurred, or to which the Company or the Plan committed itself contractually before the date on which the Change in Control occurred. The Plan may be merged into or consolidated with another plan, and its assets or liabilities may be transferred to another plan, in accordance with Section 12.03(a) at any time before the date on which a Change in Control occurs.

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JANUARY 1, 2022 RESTATEMENT	PAGE 88

20.07 Voting and Tendering Verizon Securities After a Change in Control

Notwithstanding anything to the contrary in Section 13.06, on or after a Change in Control (a) securities that have not been contributed to the Plan shall not be voted by the Trustee, and (b) securities that have not been released from the Suspense Account pursuant to Section 14.10(d) shall, for purposes of Sections 13.06(c) and (e), be treated as securities that are held in the Trust or in a Suspense Account and not allocated to a Member’s Account, Transfer Account or ESOP Account.

20.08 Definition of “Change in Control”

(a) Except as provided in subsection (b) below, a “Change in Control” shall occur when and only when the first of the following events occurs:

(1) Any Person becomes a beneficial owner (as determined under Rule 13d-3 under the Exchange Act), or has the right to acquire beneficial ownership within 60 days, through tender offer or otherwise, of shares of one or more classes of stock of the Company representing 20% or more of the total voting power of Verizon Communication Inc.’s then-outstanding voting stock;

(2) The Company and any Person consummate a merger, consolidation, reorganization, or other business combination (“Business Combination”); or

(3) The Board of Directors of the Company adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets of the Company

(b) A Change in Control shall not occur if:

(1) The voting stock of the Company outstanding immediately before the consummation of the transaction will represent no less than 45% of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction;

(2) Members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation;

(3) The Chief Executive Officer or co-Chief Executive Officer(s) of the Company will be the chief executive officer or co-chief executive officer(s) of the surviving parent corporation; and

(4) The headquarters of the surviving parent corporation will be located in New York, New York.

(c) For purposes of this Section, the following terms shall have the following meanings—

(1) “Incumbent Board” means those persons who either (A) have been members of the Board of Directors of the Company since June 30, 2000, or (B) are new directors whose election by the Board of Directors or nomination for election by the shareowners of the Company was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any director elected as a result of an actual or threatened solicitation of proxies by any Person.

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JANUARY 1, 2022 RESTATEMENT	PAGE 89

(2) “Interested Party” means an individual, corporation, partnership, trust, estate, plan, or other entity (A) that bears a relationship to the Company or any Affiliate (as that term is defined in this paragraph) that would cause such individual, corporation, or other entity to be a “party in interest” (as defined in Title I of ERISA) with respect to an employee benefit plan covering employees of the Company or such Affiliate or (B) in which the Company or any such Affiliate has an interest of a nature that, if the Company or such Affiliate were a plan fiduciary, might affect the exercise of its best judgment as a fiduciary within the meaning of 29 C.F.R. § 2550.408b-2(e). For purposes of this paragraph, the definition of “Affiliate” in Section 1.01(c) shall be revised by ascribing to the terms “controlled group of corporations” and “common control,” as used in that definition, the meaning that would be ascribed to those terms if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phase appears in Code section 1563(a).

(3) “Person” means any corporation, partnership, firm, joint venture, association, individual, trust, or other entity, but does not include the Company or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans or related trusts.

20.09 Duration of Change in Control Provisions

The definition of “Change in Control” in Section 20.08, the provisions of the Plan that become operative only upon a Change in Control, and this Section shall remain in effect until January 1, 2003, and shall automatically be renewed for one-year periods thereafter in accordance with this Section. On January 1, 2003 (or on the January 1st that coincides with or immediately follows the first anniversary of the date on which a Change in Control occurs), and on each anniversary of that date (a “Renewal Date”), the Change in Control provisions shall be renewed unless (a) not later than the June 30th immediately preceding any such Renewal Date, the Board of Directors adopts a resolution providing that these provisions shall not be renewed upon the next succeeding Renewal Date, and (b) such Renewal Date does not fall within the one-year period beginning on the date on which a Change in Control occurs. If a Change in Control occurs while the Change in Control provisions are in effect, the provisions shall remain in effect for a period beginning on the date on which such Change in Control occurs and ending on the December 31st that coincides with or immediately follows the first anniversary of the date in which such Change in Control occurs.

VERIZON SAVINGS PLAN FOR MANAGEMENT EMPLOYEES	ARTICLE 20. CHANGE IN CONTROL PROVISIONS
JANUARY 1, 2022 RESTATEMENT	PAGE 90

SCHEDULE 1.01(uu)

LIST OF PARTICIPATING AFFILIATES

Aabaco Small Business LLC

AirTouch Cellular Inc.

Cellco Partnership

Empire City Subway Company (Limited)

GTE Overseas Corporation

MCI Communications Services LLC

MCI International LLC

Tracfone Wireless, Inc.

Verizon Business Network Services LLC

Verizon Communications Inc.

Verizon Connect Fleet USA, LLC

Verizon Connect Inc.

Verizon Connected Solutions Inc.

Verizon Corporate Resources Group LLC

Verizon Corporate Services Group Inc.

Verizon Data Services LLC

Verizon Delaware LLC

Verizon Federal Inc.

Verizon Innovation Inc.

Verizon Maryland LLC

Verizon Network Integration Corp.

Verizon New England Inc.

Verizon New Jersey Inc.

Verizon New York Inc.

Verizon North LLC

Verizon Online LLC

Verizon Pennsylvania LLC

Verizon Select Services Inc.

Verizon Services Corp.

Verizon Services Organization Inc.

Verizon Smart Communities LLC

Verizon South Inc.

Verizon Virginia LLC

Verizon Washington, DC Inc.

XO Communications Services, LLC

VERIZON SAVINGS PLAN FOR MANAGEMENT EMPLOYEES	SCHEDULE 1.01(UU). PARTICIPATING AFFILIATES
JANUARY 1, 2022 RESTATEMENT	PAGE 91

SCHEDULE A

PROVISIONS RELATING TO MEMBERS

IN THE PRIOR GTE PLAN ON DECEMBER 31, 1992

A.01 Introduction

This Schedule shall apply solely to individuals who were Members or Transfer members in the Prior GTE Plan on December 31, 1992 (a “Prior GTE Plan Member”). Except as specifically provided in this Schedule, the rights of Prior GTE Plan Members shall be governed by the other terms of the Plan. To the extent applicable, all references in this Schedule to a 90-day distribution notice or election period shall be changed to a 180-day distribution notice or election period. This Schedule does not describe optional forms of benefit that were eliminated in accordance with Section 8.02(d). The prior terms of this Schedule under the Plan in effect immediately prior to January 1, 2009 shall continue to apply to Prior GTE Plan Members who are not subject to Section 8.02(d). Such prior terms are incorporated herein solely for that purpose.

A.02 Additional Forms of Benefit

(a) The annuity options that are available under this Section shall apply to a Prior GTE Plan Member only if he has completed at least one Hour of Service after August 22, 1984, and he satisfies the other requirements set forth below.

(b) The following definitions shall apply for purposes of this Section:

(1) “Single Life Annuity” shall mean a single life annuity, based on the applicable portion of a Prior GTE Plan Member’s accounts under the Plan, providing equal monthly payments solely for the life of the Prior GTE Plan Member.

(2) “Joint and 50% Survivor Annuity” shall mean a joint and survivor annuity, based on the applicable portion of a Prior GTE Plan Member’s accounts under the Plan, providing equal monthly payments to the Prior GTE Plan Member for life, and after his death, monthly payments to his Spouse (if then living) for life equal to one-half of his monthly amount.

(3) “Spouse’s Annuity” shall mean a single life annuity, based on the applicable portion of a Prior GTE Plan Member’s accounts under the Plan, providing equal monthly payments solely for the life of the surviving Spouse.

(c) (1) If a Prior GTE Plan Member has a Transfer Account in the Plan, the portion of his benefit under the Plan that is attributable to his Transfer Account shall be payable in the following form, unless the Prior GTE Plan Member elects otherwise:

(A) In the form of a Single Life Annuity, if the Prior GTE Plan Member is not married as of his Benefit Commencement Date; or

(B) In the form of a 50% Joint and Survivor Annuity, if the Prior GTE Plan Member is married as of his Benefit Commencement Date.

The remaining portion of the Prior GTE Plan Member’s benefit under the Plan shall be payable in accordance with Article 8.

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JANUARY 1, 2022 RESTATEMENT	PAGE 92

(2) If a Prior GTE Plan Member who is described in paragraph (1), above, dies before his Benefit Commencement Date and is married on his date of death, his surviving Spouse shall be entitled to receive a Spouse’s Annuity, based on the Prior GTE Plan Member’s Transfer Account, commencing on (A) the first day of the month following the month in which he dies, or (B) if the surviving Spouse so elects, the first day of any subsequent month. Notwithstanding the preceding sentence, a Prior GTE Plan Member’s surviving Spouse shall not be entitled to a Spouse’s Annuity if the Prior GTE Plan Member has waived the Spouse’s Annuity as provided in paragraph (4), below. The survivor benefit that is payable with respect to the remaining portion of the Prior GTE Plan Member’s benefit under the Plan shall be determined in accordance with Article 8.

(3) A Prior GTE Plan Member may elect to waive the benefit payable under paragraph (1), above, and to receive the portion of his benefit that is attributable to his Transfer Account in one of the following optional forms: (A) In a lump sum in cash; or (B) In a lump sum in Verizon Shares, to the extent his Transfer Account is invested in Verizon Shares, with the balance in cash.

(4) A Prior GTE Plan Member also may elect to waive the Spouse’s Annuity described in paragraph (2), above, and to elect instead to have his designated Beneficiary receive a survivor benefit based on his Transfer Account in the form described in paragraph (3)(A) or (3)(B) above.

(5) An election under paragraph (3) or (4), above, shall be revocable before the Prior GTE Plan Member’s Benefit Commencement Date or date of death, respectively, but not on or after the applicable date. If a Prior GTE Plan Member revokes an election under paragraph (3) or (4), above, he may make a new election, subject to the same conditions that apply to the original election.

(6) An election under paragraph (3) or (4) shall be made in the form and manner required by the Plan Administrator and shall not be valid unless the Prior GTE Plan Member’s Spouse, if any, consents to such election (including the form of payment and the designated Beneficiary(ies)), and the consent is witnessed by a notary public or Plan representative. However, spousal consent under this paragraph (6) shall not be required if the Plan Administrator determines that the consent cannot be obtained (A) because there is no Spouse, (B) because the Spouse cannot be located, or (C) because of such other circumstances as are specified in regulations issued by the Secretary of the Treasury. A Spouse’s consent shall be irrevocable without the Prior GTE Plan Member’s consent.

(7) An election under paragraph (3), above, shall not be valid unless it is made within the 90-day period ending on the Prior GTE Plan Member’s Benefit Commencement Date and after the Prior GTE Plan Member receives a written notice describing (A) the terms and conditions of the benefit payable under paragraph (1), above, (B) the Prior GTE Plan Member’s right to waive, and the effect of waiving, that benefit, (C) the rights of the Prior GTE Plan Member’s Spouse with respect to his election, and (D) the Prior GTE Plan Member’s right to revoke, and the effect of revoking, his election to waive that benefit. The notice described in the preceding sentence must be provided no more than 90 and no less than 30 days before the Prior GTE Plan Member’s Benefit Commencement Date.

(8) An election under paragraph (4) shall not be valid unless (A) it is made after the first day of the Plan Year in which the Prior GTE Plan Member attains age 35 and after receipt of a written notice describing the terms and conditions of the benefit payable under paragraph (2), above, and the Prior GTE Plan Member’s and his Spouse’s rights with respect to that benefit, similar to the notice described in paragraph (7), above, and (B) it is received by the Plan Administrator before the Prior GTE Plan Member’s date of death. The notice described in the preceding sentence shall be provided to the Prior GTE Plan Member during the later of (A) the period beginning on the first day of the Plan Year in which the Prior GTE Plan Member attains age 32 and ending with the close of the Plan Year in which the Prior GTE Plan Member attains age 35 and (B) a reasonable period after the Prior GTE Plan Member commences participation in the Plan; provided that if a Prior GTE Plan Member terminates employment before attaining age 35, the notice shall be provided during the one-year period beginning on the date he terminates employment.

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(e) The annuities available under this Section shall be single-premium annuities purchased by the Trustee from an insurance company licensed to do business in the United States with the appropriate portion of the Prior GTE Plan Member’s accounts under the Plan determined as of the Prior GTE Plan Member’s Benefit Commencement Date, date of death, or the date as of which a surviving Spouse elects to receive the Spouse’s Annuity, whichever is applicable.

(f) All payments under an annuity available under this Section shall be payable solely in cash. A Prior GTE Plan Member who elects to receive his benefit under the Plan in the form of an annuity in accordance with this Section shall be deemed to have elected to receive the portion of his Member’s Account and/or Transfer Account invested in the Verizon Stock Portfolio and his ESOP Account, if applicable, in cash rather than in Verizon Shares.

A.03 Requirements Applicable to a Prior GTE Plan Member’s Transfer Account

(a) Loans. If a Prior GTE Plan Member has a Transfer Account, an application for a Loan shall not be effective unless his spouse (at the time of the Loan), if any, consents to the use of any portion of his Transfer Account as security for the Loan within the 90-day period ending on the date of the Loan.

(b) Withdrawals. If a Prior GTE Plan Member has a Transfer Account and he elects to make a withdrawal in accordance with Sections 9.02 or 9.03, any portion of his Transfer Account that is withdrawn shall be payable as described in Section A.02(c)(1) unless the Prior GTE Plan Member elects to receive that portion in a lump sum in cash with the written consent of his spouse (at the time of the withdrawal), if any. A Prior GTE Plan Member’s election to waive the normal form benefit and his spouse’s consent thereto must be made (1) within the 90-day period ending on the date of the withdrawal and (2) after receipt of a notice similar to the notice described in Section A.02(c)(7).

(c) Spousal Consent. Spousal consent under subsections (a) and (b), above, shall not be valid unless witnessed by a notary public or a Plan representative. However, spousal consent under subsections (a) and (b) shall not be required if the Plan Administrator determines that the consent cannot be obtained (1) because there is no Spouse, (2) because the Spouse cannot be located, or (3) because of such other circumstances as are specified in regulations issued by the Secretary of the Treasury.

A.04 Provisions Applicable to a Prior GTE Plan Member’s S&I Accounts

(a) This Section applies to Prior GTE Plan Members with accounts transferred to the Plan from the GTE Corporation Savings & Investment Plan (the “S&I Plan”).

(b) The balance of the Prior GTE Plan Member’s Subsidiary Company Contribution Account in the S&I Plan shall be transferred to his Member’s Account and accounted for as fully vested Company-Matching Contributions under the Plan.

(c) The Prior GTE Plan Member’s accounts under the S&I Plan that are transferred to the Plan shall be treated for all purposes under this Schedule A as if they had been part of the Prior GTE Plan Member’s Accounts on December 31, 1992.

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SCHEDULE B

SPECIAL RULES UNDER PRE-EFFECTIVE DATE SCHEDULES

B.01 Contel Plan Participants

(a) This Section shall apply solely to individuals who were participants in the Contel Retirement Savings Plan (the “Contel Participants”) whose accounts under such plan (the “Contel Accounts”) were transferred to the Plan. Unless specifically addressed and provided for in this Schedule, the rights of the Contel Participants shall be governed by the other terms of the Plan. The prior terms of Schedule B under the Plan in effect immediately prior to January 1, 2009 shall apply to Contel Participants who are not subject to Section 8.02(d). Such prior terms are incorporated herein solely for that purpose.

(b) The Plan shall recognize and include in a Contel Participant’s Vesting Service under the Plan all service recognized and credited for vesting purposes under the Contel Plan as of December 31, 1992. In no event shall a Contel Participant’s vested interest in his Contel Accounts after their transfer to the Plan be less than his vested interest in such accounts under the Contel Plan on December 31, 1992.

(c) If a Contel Participant had, as of December 31, 1992, fewer than three years of vesting credit under the Contel Plan, the vesting provisions of the Contel Plan, including the provisions relating to service recognized for vesting purposes, shall apply to his Contel Accounts. The vesting provisions of the Plan shall apply to any contributions made to the Plan after such date on behalf of the Contel Participant.

(d) If a Contel Participant had, as of December 31, 1992, three or more years of vesting credit under the Contel Plan, the vesting provisions of the Contel Plan, including the provisions relating to service recognized for vesting purposes, shall apply to a Contel Participant’s entire benefit under the Plan.

(e) Subject to Section 8.02(d), any optional forms of benefit (within the meaning of Code section 411(d)(6)) that are available under the Contel Plan with respect to a Contel Participant’s Transfer Account (as defined in subsection 2.1(mm) of the Contel Plan), shall continue to be available under the Plan, but only with respect to the portion of the Contel Participant’s Contel Accounts that is attributable to his Transfer Account under the Contel Plan (and the earnings thereon). Exhibit IX of the Contel Plan, attached hereto and incorporated herein by reference, sets forth the optional forms of benefit that, subject to Section 8.02(d), are applicable to a Contel Participant’s Transfer Account under the Contel Plan.

(f) A Contel Participant’s Transfer Account under the Contel Plan, and the earnings accrued thereon following the transfer to the Plan, shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417, and any requirements imposed by Code sections 401(a)(11) and 417, as of December 31, 1992, with respect to any portion of the Contel Participant’s Transfer Account under the Contel Plan shall continue to apply to such amount (and the earnings thereon) following the transfer to the Plan.

B.02 EPG Employees

A Member who is employed by GTE Products Corporation (“GTE Products”) on the Closing Date (as defined in the NAL Stock Purchase Agreement) and is considered a “Transferred Employee” as of that date under the terms of the NAL Employee Transfer Agreement (an “EPG Employee”) and who (a) is employed by GTE Products on December 31 of the calendar year in which the Closing Date occurs (the “EPG Date”), or (b) is “involuntarily terminated” from employment with GTE Products after the

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Closing Date but before the EPG Date, shall be fully vested as of the EPG Date in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account as of that date, without regard to his years of Vesting Service. For this purpose, an EPG Employee shall be considered to be “involuntarily terminated” if he terminates employment with GTE Products after the Closing Date for any reason other than a voluntary resignation (other than retirement) or a discharge for cause.

B.03 Valenite Employees

A Member who is employed by GTE Valenite Corporation on the Closing Date (as defined in the Valenite Stock Purchase Agreement) and is considered a “Valenite Employee” as of that date under the terms of the Valenite Employee Agreement and who (a) is employed by Cincinnati Milacron Incorporated (the “Buyer”) or its affiliates on December 31 of the calendar year in which the Closing Date occurs, or (b) is “involuntarily terminated” from employment with the Buyer and its affiliates after the Closing Date but before December 31 of the calendar year in which the Closing Date occurs, shall be fully vested as of December 31 of such calendar year in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account as of that date, without regard to his years of Vesting Service. For this purpose, a Valenite Employee shall be considered to be “involuntarily terminated” if he terminates employment with the Buyer and its affiliates after the Closing Date for any reason other than a voluntary resignation (other than retirement) or a discharge for cause.

B.04 TC Employees

A Member who is employed by GTE Control Devices Incorporated or GTE Control Devices of Puerto Rico Incorporated and Dominican Overseas Trading Company on the Closing Date (as defined in the TC Asset Purchase Agreement) and is considered a “TC Employee” (as defined in the TC Employee Transfer Agreement) as of that date under the terms of the TC Employee Agreement and who (a) is employed by Siecor Corporation (the “Buyer”) or its affiliates on December 31 of the calendar year in which the Closing Date occurs or (b) is “involuntarily terminated” from employment with the Buyer and its affiliates after the Closing Date but before December 31 of the calendar year in which the Closing Date occurs, shall be fully vested as of December 31 of such calendar year in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account as of that date, without regard to his years of Vesting Service. For this purpose, a TC Employee shall be considered to be “involuntarily terminated” if he terminates employment with the Buyer and its affiliates after the Closing Date for any reason other than a voluntary resignation (other than retirement) or a discharge for cause.

B.05 Time and Space Plan Participants

Individuals who were participants in the Time and Space Processing, Inc. Retirement Savings Plan (the “Time and Space Plan”) as of December 31, 1993, are fully vested in their Time and Space Accounts that were transferred to the Plan. Each former Time and Space Plan member shall at all times be fully vested in the entire balance of his accounts under the Plan, including Company-Matching Contributions made after December 31, 1993.

B.06 “Former Schedule I” Employees

(a) A Former Schedule I Employee who is employed in a Transferred Business on the Closing Date shall be fully vested in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account as of that date, without regard to the Former Schedule I Employee’s years of Vesting Service.

(b) For purposes of subsection (a),

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(1) “Former Schedule I Employee” means an individual who meets each of the requirements for being a “Schedule I Employee” under the provisions of the Plan as in effect immediately prior to January 1, 2009, which provisions are incorporated herein by this reference.

(2) “Transferred Business” and “Closing Date” have the meaning set forth in Schedule I to the Plan as in effect immediately prior to January 1, 2009. Solely for illustration, the Transferred Business under such Schedule include GTE Communication Systems Corporation, Contel Cellular of New Hampshire, Inc. (Manchester), Contel Cellular of New York, Inc. (Binghamton/Elmira), Contel Cellular of Chautauqua, Inc. (New York RSA No. 3), Contel Cellular of Vermont, Inc. (Burlington MSA, Vermont RSA No. 1, Vermont RSA No. 2), Contel Cellular of the Adirondacks, Inc. (New York RSA No. 2), Contel Cellular, Inc. (New Hampshire RSA No. 2), GTE Health Systems, and GTE Government Information Services.

B.07 “Former Schedule L” Employees

(a) A Former Schedule L Employee shall be fully vested as of the date he terminates employment in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account or ESOP Account as of that date or any subsequent date, without regard to his years of Vesting Service.

(b) “Former Schedule L Employee” means a Member who separated from service in connection with the Closing of the Stamford and Norwalk, Connecticut, facilities with an entitlement to a benefit under the 1997 Involuntary Separation Program provisions (or similar benefits provided in subsequent years) under the GTE Service Corporation Plan for Employees’ Pensions or another qualified pension plan of an Affiliate. However, such term does not include any Member who (1) did not, as determined by the company on a nondiscriminatory basis, experience a separation from service as a result of his termination of employment with the company or (2) was designated as a “Transferred Employee” by the Company, or is otherwise transferred to another employer, pursuant to or as a result of a sale, disposition, or other corporate transaction, including but not limited to, the sale, transfer, exchange or other disposition of any assets or stock of the Company, a merger, or the creation of a joint venture.

B.08 “Former Schedule M” Employees

(a) A Former Schedule M Employee shall be fully vested, as of the Closing Date, in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account as of and subsequent to such Closing Date, without regard to his years of Vesting Service.

(b) “Former Schedule M Employee” means each Member who was employed by:

(1) GTE Directories Corporation (“Directories”) and became an employee of R.R. Donnelley & Sons Company (“Donnelley”) in connection with the sale of certain assets of Directories to Donnelley pursuant to the Asset Purchase Agreement between Directories and Donnelly dated October 23, 1998.

(2) GTE Government Systems Corporation (“Government Systems”) and became an employee of TCSI in connection with the sale of certain assets of Government Systems to TCSI pursuant to the Asset Purchase Agreement dated November 20, 1998.

(3) GTE Wireless Incorporated (“Wireless”) and became an employee of United States Cellular Corporation in connection with the sale by Wireless of its partnership interest in the Eastern North Carolina Joint Venture pursuant to the Eastern North Carolina Joint Venture Partnership Interest Purchase Agreement dated June 3, 1998.

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(c) “Closing Date” with respect to a Former Schedule M Employee shall mean the closing date of the transaction referred to above in which his employer participated.

B.09 Verizon Federal Employees

A Member whose accounts under the 401(k) Retirement Savings Plan for NTSA Employers and its related trust, The 401(k) Retirement Savings Trust for NTSA Employers (the “Verizon Federal Plan”) were transferred to the Plan (a “Verizon Federal Member”) shall be credited with Vesting Service for periods of employment with Verizon Federal Inc. and with other NTSA member firms (to the extent provided by Section 5 of the Adoption Agreement for the Verizon Federal Plan) occurring prior to the Verizon Federal Plan merger effective date (November 1, 2002). In addition, a Verizon Federal Member (whether an Active Member or an Inactive Member) shall be fully vested in all amounts transferred to the Plan from the Verizon Federal Plan.

B.10 Verizon Avenue Employees

(a) A Member whose accounts are transferred from the Verizon Avenue 401(k) Savings Plan & Trust (the “Verizon Avenue Plan”) to the Plan (a “Verizon Avenue Member”) and who is employed by the Company or a Participating Affiliate (including Verizon Avenue Corp.) on July 30, 2003 (the Verizon Avenue Plan merger effective date) or who terminated employment with Verizon Avenue Corp. on or after January 1, 2002 and before such merger date shall be fully vested in all his Verizon Avenue Plan accounts transferred to the Plan as of such merger date.

(b) Except as provided in subsection (a) above, the extent to which a Verizon Avenue Member (whether an Active Member or an Inactive Member) is vested in his account balance under the Plan shall be determined under Article 4; provided that

(1) a Verizon Avenue Member shall be vested in his transferred Verizon Avenue Plan accounts to the extent he was vested in such accounts under the Verizon Avenue Plan immediately before the Verizon Avenue Plan merger effective date;

(2) a Verizon Avenue Member shall also be credited with Vesting Service for periods of employment with Verizon Avenue Corp. and its predecessors (including The VenCom Group) occurring prior to the Verizon Avenue Plan merger effective date; and

(3) a Verizon Avenue Member shall be fully vested in his Verizon Avenue Plan accounts transferred to the Plan if he is employed by the Company or a Participating Affiliate on the date he attains age 55.

B.11 Deutsche Bank Employees

A Member who is employed by the Company or an Affiliate in connection with the Voice Managed Services Agreement with Deutsche Bank AG New York dated as of April 18, 2003 (a “Deutsche Bank Employee”) shall be credited with Vesting Service for periods of employment with Deutsche Bank AG New York occurring prior to the date he becomes a Deutsche Bank Employee.

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B.12 Certain Verizon Media Ventures Employees

A Member who is an “Employee” on the “Closing Date” (as such terms are defined by the Asset Purchase Agreement between Verizon Media Ventures Inc. and Knology New Media, Inc. dated July 15, 2003) shall be fully vested as of such Closing Date in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account, without regard to his years of Vesting Service.

B.13 Capital One Employees

A Member who is employed by the Company or an Affiliate in connection with the Master Professional Services Contract No. VER-14553 with Capital One Services, Inc. (“Capital One”) dated effective as of June 27, 2005 (a “Capital One Employee”) shall also be credited with Vesting Service for periods of employment with Capital One occurring prior to the date the individual becomes a Capital One Employee.

B.14 Certain Employees who Transfer to or from US WEST, Inc.

(a) This Section shall apply solely to (1) those Members (the “Outgoing Employees”) who transferred employment to US WEST, Inc. (or members of its controlled group, within the meaning of sections 414(b), (c), (m) or (o) of the Code) (collectively, with members of its controlled group, “US WEST”) and (2) those former employees of US WEST who transferred employment to the Company (or an Affiliate) and who had their accounts in the US WEST Savings Plan/ESOP (the US WEST Plan”) transferred to this Plan (the “Incoming Employees”), but in each case only if the transfer of employment occurred as of the effective date (for purposes of this Schedule, the “Section C.13 Effective Date”) of and pursuant to the Employee Transfer Agreement between and among GTE Mobilnet Service Corporation, GTE Service Corporation, US WEST, and US WEST NewVector Group, dated as of July 1, 1995, and as subsequently amended, and in accordance with the Savings Plan Transfer Agreement between the same parties dated June 28, 1996.

(b) An Outgoing Employee shall be fully vested in his Member’s, ESOP, and Transfer Accounts on and after the Section C.13 Effective Date.

(c) An Incoming Employee (or any person who would be an Incoming Employee but for the fact that his account balance under the US WEST Plan is not transferred to the Plan) shall be credited with Vesting Service for periods of employment with US WEST. In addition an Incoming Employee shall be vested in all amounts transferred to the Plan from the US WEST Plan to the extent that such person was vested in such amounts under the US WEST Plan immediately before the transfer.

(d) With respect to amounts transferred to the Plan from the US WEST Plan, the Plan shall also make available, subject to Section 8.02(d), to each Incoming Employee who terminates employment on or after his Normal Retirement Age or on account of Disability, a distribution in annual installments over a period not exceeding the Incoming Employee’s life expectancy. An Incoming Employee may, at any time after such installment distributions begin, revoke the election to receive installment payments and elect to receive instead a distribution of his remaining account balance in a lump sum.

(e) With respect to amounts transferred to the Plan from the US WEST Plan, any provision under Article 9 that limits the minimum amount of a withdrawal to $300.00 shall be replaced with a provision that limits the minimum amount of a withdrawal to $100.00. In addition, with respect to such amounts, an Incoming Employee may elect to withdraw the last 24 months of amounts treated under the Plan as Company-Matching Contributions if the Incoming Employee withdraws the full amount of all transferred amounts.

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B.15 Verizon Business Plan Members

(a) This Section was effective as of the date of the merger of the Verizon Business Plan into the Plan (the “Verizon Business Plan Merger Date”) and applies solely to individuals who were “Members” in the Verizon Business Plan (the “Verizon Business Plan Members”). The Verizon Business Plan merger occurred on or about December 18, 2009. Except as specifically provided in this Section, the rights of Verizon Business Plan Members shall be governed by the other terms of the Plan.

(b) Any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Verizon Business Plan as of the Verizon Business Plan Merger Date shall continue to be available under the Plan for a Verizon Business Plan Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Verizon Business Plan.

(1) Without limiting the foregoing, any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Verizon Business Plan with respect to the CyberTrust, Inc. 401(k) Savings Plan (the “Cybertrust Plan”) as of January 1, 2008 (the “Cybertrust Effective Date”) (the “Cybertrust Members”) shall continue to be available under the Plan for the Cybertrust Members, but only with respect to the portion of such Member’s Accounts transferred from the Cybertrust Plan to the Verizon Business Plan and then to the Plan.

(2) Without limiting the foregoing, any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Verizon Business Plan with respect to the MCI 401(k) Salary Savings Plan, as in effect on June 30, 2006, including predecessor plans previously merged into such plan (the “MCI Plan”) as of the date of the merger of such plan into the Verizon Business Plan (the “MCI Plan Merger Date”) shall continue to be available under the Plan for an individual who was a “participant” in the MCI Plan as of such date (an “MCI Plan Participant”), but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Verizon Business Plan (including the portion transferred from the MCI Plan to the Verizon Business Plan and then to the Plan (the “Transferred MCI Accounts”)). Accordingly,

(A) An MCI Plan Participant who suffers a Disability may withdraw all or any portion of such Accounts.

(B) An MCI Plan Participant who has attained age 59 1⁄2 may withdraw all or any portion of such Accounts.

(C) An MCI Plan Participant may withdraw all or any portion of such Accounts attributable to after-tax and rollover contributions.

(D) An MCI Plan Participant who is an Employee may take a hardship withdrawal of the elective contributions in such Accounts (but not the earnings thereon) in accordance with Section 9.01. An MCI Plan Participant who is not an Employee may not take a hardship withdrawal from his Transferred MCI Accounts.

(E) An MCI Plan Participant eligible to receive a distribution under Section 8.01 may elect to receive a distribution from his Transferred MCI Accounts in the form of Verizon Shares only to the extent such accounts are invested in the Verizon Stock Portfolio in accordance with Section 8.02(b).

(c) To the extent provided in guidelines established by the Committee and communicated to the Trustee, specified features of the Verizon Business Plan shall be preserved for specified Verizon Business Plan Members. Except as specifically provided in such guidelines, Verizon Business Plan Members shall be subject to all of the terms of this Plan.

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(d) A Verizon Business Plan Member’s vested interest in amounts transferred to the Plan and attributable to profit sharing contributions to the Verizon Business Plan and/or other amounts transferred to such plan shall be determined in accordance with the terms of the Verizon Business Plan as in effect immediately before the Verizon Business Plan Merger Date, the provisions of which are incorporated herein by this reference. Accordingly,

(1) Each Cybertrust Member shall have a 100% vested and nonforfeitable interest in all amounts transferred from the Cybertrust Plan to the Verizon Business Plan and then to the Plan, and the vested interest of a Cybertrust Member in such amounts shall in no event be less than his vested interest in such amounts under the Cybertrust Plan immediately before such transfer.

(2) Each MCI Plan Participant shall have a 100% vested and nonforfeitable interest in all amounts transferred from the MCI Plan to the Verizon Business Plan and then to the Plan.

(e) The vested interest of a Verizon Business Plan Member in amounts transferred to the Plan from the Verizon Business Plan shall in no event be less than his vested interest in such amounts under the Verizon Business Plan immediately before such transfer.

(f) The Vesting Service of a Verizon Business Plan Member as of the Verizon Business Plan Merger Date shall include such Member’s Vesting Service under the Verizon Business Plan as of such date to the extent such service is not otherwise already recognized as Vesting Service under the Plan.

B.16 Verizon Wireless Members

(a) This Section was effective as of the beginning of the first pay period coincident with or following the closing of Verizon’s purchase of the interest in Verizon Wireless indirectly owned by Vodafone Group Plc (the “Participation Date”) and applies to individuals who were “Active Participants” in the Verizon Wireless Savings & Retirement Plan (the “Verizon Wireless Plan”) on or immediately preceding the Participation Date (the “Verizon Wireless Members”). On or about April 11, 2014 (the “Verizon Wireless Merger Date”), the Verizon Wireless Plan was merged into the Plan. Except as specifically provided in this Schedule, the rights of Verizon Wireless Members shall be governed by the other terms of the Plan.

(b) A Verizon Wireless Member’s vested interest in amounts transferred to the Plan and attributable to contributions to the Verizon Wireless Plan and/or other amounts transferred to such plan shall be determined in accordance with the terms of the Verizon Wireless Plan as in effect immediately before the Verizon Wireless Merger Date, the provisions of which are incorporated herein by this reference. Accordingly and without limiting the foregoing,

(1) Each Verizon Wireless Member shall have a 100% vested and nonforfeitable interest in amounts in the following subaccounts under the Verizon Wireless Plan that are transferred to the Plan.

(A) Transferor Plan Account,

(B) Prior BAM Account,

(C) Rural Cellular Plan Account,

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(D) Alltel 401(k) Plan Account, and

(E) Alltel Profit-Sharing Plan Account.

(2) A Verizon Wireless Member whose employment was previously transferred to Aquis Communications, Inc. in connection with the sale of substantially all of the assets of Bell Atlantic Paging shall have a 100% vested and nonforfeitable interest in amounts in the “Profit Sharing Contribution Account,” “Matching Account,” and “Prior BAM Account” under the Verizon Wireless Plan that are transferred to the Plan.

(3) A Verizon Wireless Member whose employment was transferred to ALLTEL under the SWW Employee Transfer Agreement entered into by SouthWestco Wireless, L.P. and ALLTEL as of January 31, 2000 shall have a 100% vested and nonforfeitable interest in amounts under the Verizon Wireless Plan that are transferred to the Plan.

(4) A Verizon Wireless Member who was an active employee of Verizon Wireless as of January 1, 2001 and who participated in the Verizon Wireless Plan as of December 31, 2000 shall have a 100% vested and nonforfeitable interest in amounts as of January 1, 2001 under the Verizon Wireless Plan that are transferred to the Plan.

(c) The vested interest of a Verizon Wireless Member in amounts transferred to the Plan from the Verizon Wireless Plan shall in no event be less than his vested interest in such amounts under the Verizon Wireless Plan immediately before such transfer.

(d) A Member’s Vesting Service as of the Participation Date shall include all of such Member’s vesting service credited under the Verizon Wireless Plan as of such date to the extent such service is not otherwise already recognized as Vesting Service under the Plan.

(e) Any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Verizon Wireless Plan as of the Verizon Wireless Merger Date shall continue to be available under the Plan for a Verizon Wireless Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Verizon Wireless Plan (the “Verizon Wireless Transferred Account”). Accordingly,

(1) A Verizon Wireless Member who is an Employee may request a withdrawal under Section 9.02 of all or part of the portion of his Verizon Wireless Transferred Account consisting of vested balances in the following subaccounts under the Verizon Wireless Plan:

(A) “Transferor Prior Company Match” subaccount,

(B) “Transferor Employer Merger” subaccount,

(C) “Transferor Prior Company” subaccount,

(D) “Transferor Prior LESOP” subaccount,

(E) “Transferor Prior ESOP” subaccount,

(F) “Transferor Prior PAYSOP Basic Allocation” subaccount,

(G) “Transferor PAYSOP Employee” subaccount,

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(H) amounts from the Alltel 401(k) Plan allocated to the “Transferor Employer Transition” subaccount, and

(I) “Prior BAM Matching” subaccount.

(2) In accordance with Code section 401(k)(12)(E)(i), the restrictions set forth in Section 8.07(a) shall apply to any safe harbor contributions in a Verizon Wireless Member’s Verizon Wireless Transferred Account.

(f) To the extent provided in guidelines established by the Committee and communicated to the Trustee, specified features of the Verizon Wireless Plan shall be preserved for specified Verizon Wireless Members. Except as specifically provided in such guidelines, Verizon Wireless Members shall be subject to all of the terms of this Plan.

B.17 EdgeCast Plan Members

(a) This Section shall be effective as of the date of the merger of the EdgeCast Networks, Inc. 401(k) Plan (the “EdgeCast Plan”) with and into the Plan (the “EdgeCast Plan Merger Date”) and shall apply to individuals who were participants in the EdgeCast Plan on or immediately preceding such merger (the “EdgeCast Members”). Except as specifically provided in this Section, the rights of EdgeCast Members shall be governed by the other terms of the Plan.

(b) Each EdgeCast Member shall have a 100% vested and nonforfeitable interest in amounts his accounts under the EdgeCast Plan that are transferred to the Plan. A Member’s Vesting Service as of the Participation Date shall include all of such Member’s vesting service credited under the EdgeCast Plan as of such date to the extent such service is not otherwise already recognized as Vesting Service under the Plan. The rules of Treasury regulation section 1.410(a)-7(f)(1)(i) shall apply for purposes of determining the vesting service of EdgeCast Members who were credited with service under the EdgeCast Plan using the “hours of service” method.

(c) Any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the EdgeCast Plan as of the EdgeCast Plan Merger Date shall continue to be available under the Plan for an EdgeCast Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the EdgeCast Plan (the “EdgeCast Transferred Account”). Accordingly, an EdgeCast Member who is an Employee may request a withdrawal under Section 9.02 of all or part of the portion of his EdgeCast Transferred Account consisting of vested non-elective (profit sharing) contributions and earnings thereon.

B.18 AOL Plan Members

(a) This Section shall be effective as of the date of the merger of the AOL Savings Plan (the “AOL Plan”) with and into the Plan (the “AOL Plan Merger Date”) and except as otherwise specified shall apply to individuals who were participants in or had accounts under the AOL Plan on or immediately preceding such merger (the “AOL Members”). The AOL Plan Merger Date occurred on or about April 26, 2016. Except as specifically provided in this Section, the rights of AOL Members shall be governed by the other terms of the Plan.

(b) Each AOL Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the AOL Plan that are transferred to the Plan. An AOL Member’s Vesting Service shall include all of such Member’s vesting service credited under the AOL Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan.

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(c) Any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the AOL Plan as of the AOL Plan Merger Date shall continue to be available under the Plan for an AOL Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the AOL Plan (the “AOL Transferred Account”). Accordingly, an AOL Member who has attained age 59 1⁄2 or who has attained normal retirement age under the AOL Plan (age 55 with at least three years of Vesting Service) may request a withdrawal of all or part of the portion of his AOL Transferred Account consisting of vested non-elective (profit sharing) contributions and earnings thereon.

B.19 Telogis Plan Members

(a) This Section shall be effective as of the date of the merger of the Telogis, Inc. 401(k) Plan (“Telogis Plan”) with and into the Plan (the “Telogis Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the Telogis Plan on or immediately preceding such merger (the “Telogis Members”). The Telogis Plan Merger Date occurred on or about April 21, 2017. Except as specifically provided in this Section, the rights of Telogis Members shall be governed by the other terms of the Plan.

(b) Each Telogis Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the Telogis Plan (including amounts previously transferred to the Telogis Plan from the Navtrak, Inc. 401(k) Plan) that are transferred to the Plan. A Telogis Member’s Vesting Service shall include all of such Member’s vesting service credited under the Telogis Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan.

(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Telogis Plan as of the Telogis Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for a Telogis Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Telogis Plan (the “Telogis Transferred Account”). Accordingly,

(1) a Telogis Member who has attained age 59 (the normal retirement age under the Telogis Plan) may request a withdrawal of all or part of the portion of his Telogis Transferred Account that is not subject to the distribution restrictions described in Section 8.07(a) of the Plan; and

(2) A Telogis Member performing service in the Uniformed Services as described in Code section 3401(h)(2)(A) shall be treated as having been severed from employment with the Company and all Participating Affiliates for purposes of Code section 401(k)(2)(B)(i)(I) and shall, as long as that service in the Uniformed Services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code section 401(k)(2)(B)(i)(I). Any distribution taken by a Telogis Member pursuant to the previous sentence shall be considered an Eligible Rollover Distribution pursuant to Section 8.08 of the Plan, and any Telogis Member taking a distribution under this Subsection shall be suspended from making Elective Contributions and After-Tax Contributions under the Plan for a period of six months following the date of any such distribution.

B.20 FleetMatics Plan Members

(a) This Section shall be effective as of the date of the merger of the Fleetmatics USA Holdings, Inc. 401(k) Plan (the “Fleetmatics Plan”) with and into the Plan (the “Fleetmatics Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the Fleetmatics Plan on or immediately preceding such merger (the “Fleetmatics Members”). The Fleetmatics Plan Merger Date occurred on or about April 28, 2017. Except as specifically provided in this Schedule, the rights of Fleetmatics Members shall be governed by the other terms of the Plan.

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(b) Each Fleetmatics Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the Fleetmatics Plan that are transferred to the Plan. A Fleetmatics Member’s Vesting Service shall include all of such Member’s vesting service credited under the Fleetmatics Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan.

(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Fleetmatics Plan as of the Fleetmatics Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for a Fleetmatics Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Fleetmatics Plan (the “Fleetmatics Transferred Account”). Accordingly,

(1) a Fleetmatics Member who has attained age 59 1⁄2 may request a withdrawal of all or part of the portion of his Fleetmatics Transferred Account attributable to employer profit sharing contributions to the Fleetmatics Plan;

(2) a Fleetmatics Member performing service in the Uniformed Services as described in Code section 3401(h)(2)(A) shall be treated as having been severed from employment with the Company and all Participating Affiliates for purposes of Code section 401(k)(2)(B)(i)(I) and shall, as long as that service in the Uniformed Services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code section 401(k)(2)(B)(i)(I). Any distribution taken by a Fleetmatics Member pursuant to the previous sentence shall be considered an Eligible Rollover Distribution pursuant to Section 8.08 of the Plan, and any Fleetmatics Member taking a distribution under this Subsection shall be suspended from making Elective Contributions and After-Tax Contributions under the Plan for a period of six months following the date of any such distribution; and

(3) A Fleetmatics Member who is eligible to receive a distribution from his or her Fleetmatics Transferred Account may take such distribution in the form of an insurance contract to the extent such contract is allocated to the Fleetmatics Member’s Fleetmatics Transferred Account at the time of the distribution.

(d) To avoid the possibility of doubt, any optional annuity contract forms of benefit available under the Fleetmatics Plan prior to the Fleetmatics Plan Merger Date shall be eliminated effective as of such merger date in favor of the otherwise identical single sum distribution option available under the Plan.

B.21 Sensity Plan Members

(a) This section shall be effective as of the date of the merger of the Sensity Systems Inc. 401k Plan (the “Sensity Plan”) with and into the Plan (the “Sensity Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the Sensity Plan on or immediately preceding such merger (the “Sensity Members”). The Sensity Plan Merger Date occurred on or about April 28, 2017. Except as specifically provided in this Section, the rights of Sensity Members shall be governed by the other terms of the Plan.

(b) Each Sensity Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the Sensity Plan that are transferred to the Plan. A Sensity Member’s Vesting Service shall include all of such Member’s vesting service credited under the Sensity Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan.

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(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Sensity Plan as of the Sensity Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for a Sensity Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Sensity Plan (the “Sensity Transferred Account”). Accordingly,

(1) a Sensity Member who has attained age 59 1⁄2 may request a withdrawal of all or part of the portion of his Sensity Transferred Account attributable to employer profit sharing contributions to the Sensity Plan;

(2) a Sensity Member who is eligible for disability benefits under the Social Security Act may request a withdrawal of all or part of his Sensity Transferred Account.

(3) a Sensity Member performing service in the Uniformed Services as described in Code section 3401(h)(2)(A) shall be treated as having been severed from employment with the Company and all Participating Affiliates for purposes of Code section 401(k)(2)(B)(i)(I) and shall, as long as that service in the Uniformed Services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code section 401(k)(2)(B)(i)(I). Any distribution taken by a Sensity Member pursuant to the previous sentence shall be considered an Eligible Rollover Distribution pursuant to Section 8.08 of the Plan, and any Sensity Member taking a distribution under this Subsection shall be suspended from making Elective Contributions and After-Tax Contributions under the Plan for a period of six months following the date of any such distribution.

(d) To avoid the possibility of doubt, any optional annuity forms of benefit available under the Sensity Plan prior to the Sensity Plan Merger Date shall be eliminated effective as of such merger date in favor of the otherwise identical single sum distribution option available under the Plan.

B.22 XO Plan Members

(a) This Section shall be effective as of the date of the merger of the XO Communications 401(k) Savings and Retirement Plan (the “XO Plan”) with and into the Plan (the “XO Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the XO Plan on or immediately preceding such merger (the “XO Members”). The XO Plan Merger Date occurred on or about May 15, 2017. Except as specifically provided in this Section, the rights of XO Members shall be governed by the other terms of the Plan.

(b) Each XO Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the XO Plan that are transferred to the Plan. An XO Member’s Vesting Service shall include all of such Member’s vesting service credited under the XO Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan. The rules of Treasury regulation section 1.410(a)-7(f)(1)(i) shall apply for purposes of determining the vesting service of XO Members who were credited with service under the XO Plan using the “hours of service” method..

(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the XO Plan as of the XO Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for an XO Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the XO Plan (the “XO Transferred Account”). Accordingly, an XO Member performing service in the Uniformed Services as described in Code section 3401(h)(2)(A) shall be treated as having been severed from employment with the Company and all Participating Affiliates for purposes of Code section 401(k)(2)(B)(i)(I) and shall, as long as that service in the Uniformed Services continues, have the option

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to request a distribution of all or any part of his or her Account restricted from distribution only due to Code section 401(k)(2)(B)(i)(I). Any distribution taken by an XO Member pursuant to the previous sentence shall be considered an Eligible Rollover Distribution pursuant to Section 8.08 of the Plan, and any XO Member taking a distribution under this Subsection shall be suspended from making Elective Contributions and After-Tax Contributions under the Plan for a period of six months following the date of any such distribution.

B.23 Skyward Plan Members

(a) This Section shall be effective as of the date of the merger of the Skyward io, Inc. Employees’ Savings Plan (the “Skyward Plan”) with and into the Plan (the “Skyward Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the Skyward Plan on or immediately preceding such merger (the “Skyward Members”). The Skyward Plan Merger Date occurred on or about September 12, 2017. Except as specifically provided in this Section, the rights of Skyward Members shall be governed by the other terms of the Plan.

(b) Each Skyward Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the Skyward Plan that are transferred to the Plan. A Skyward Member’s Vesting Service shall include all of such Member’s vesting service credited under the Skyward Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan. The rules of Treasury regulation section 1.410(a)-7(f)(1)(i) shall apply for purposes of determining the vesting service of Skyward Members who were credited with service under the Skyward Plan using the “hours of service” method.

(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Skyward Plan as of the Skyward Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for a Skyward Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Skyward Plan (the “Skyward Transferred Account”).

B.24 Yahoo Plan Members

(a) This Schedule shall be effective as of the date of the merger of the Yahoo, Inc. 401(k) Plan (“Yahoo Plan”) with and into the Plan (the “Yahoo Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the Yahoo Plan on or immediately preceding such merger (the “Yahoo Members”). The Yahoo Plan Merger Date shall be on or as soon as administratively practicable after April 30, 2018. Except as specifically provided in this Schedule, the rights of Yahoo Members shall be governed by the other terms of the Plan.

(b) Each Yahoo Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the Yahoo Plan that are transferred to the Plan. A Yahoo Member’s Vesting Service shall include all of such Member’s vesting service credited under the Yahoo Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan. The rules of Treasury regulation section 1.410(a)-7(f)(1)(i) shall apply for purposes of determining the vesting service of Yahoo Members who were credited with service under the Yahoo Plan using the “hours of service” method.

(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Yahoo Plan as of the Yahoo Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for a Yahoo Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Yahoo Plan (the “Yahoo Transferred Account”). Accordingly, but subject to any legally required distribution restrictions under Section 8.07,

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(1) a Yahoo Member may request a withdrawal under Section 9.02 of all or part of the portion of his Yahoo Transferred Account consisting of “elective transfer contributions”; and

(2) A Yahoo Member performing service in the Uniformed Services as described in Code section 3401(h)(2)(A) shall be treated as having been severed from employment with the Company and all Participating Affiliates for purposes of Code section 401(k)(2)(B)(i)(I) and shall, as long as that service in the Uniformed Services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code section 401(k)(2)(B)(i)(I). Any distribution taken by a Yahoo Member pursuant to the previous sentence shall be considered an Eligible Rollover Distribution pursuant to Section 8.08 of the Plan, and any Yahoo Member taking a distribution under this Subsection shall be suspended from making Elective Contributions and After-Tax Contributions under the Plan for a period of six months following the date of any such distribution.

(d) To avoid the possibility of doubt, the in-kind distribution option previously available under Section 5.07 of the basic plan document for the Yahoo Plan shall not be available under the Plan after the Yahoo Plan Merger Date. Such option related solely to marketable securities (other than employer securities) and solely to investments actually held in a Yahoo Plan investment fund prior to the Yahoo Plan Merger Date, and therefore such in-kind distribution option has been eliminated in accordance with Treasury regulation section 1.411(d)-4, Q&A-2(b)(2)(iii) because (i) a cash distribution option is available under the Plan and (ii) all Yahoo Plan investment funds were liquidated in connection with the transfer of all Yahoo Plan balances to the Plan on the Yahoo Plan Merger Date.

B.25 Protectwise Plan Members

(a) This Section shall be effective as of the date of the merger of the Protectwise, Inc. 401(k) Plan (“Protectwise Plan”) with and into the Plan (the “Protectwise Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the Protectwise Plan on or immediately preceding such merger (the “Protectwise Members”). The Protectwise Plan Merger Date occurred on or about July 31, 2020. Except as specifically provided in this Section, the rights of Protectwise Members shall be governed by the other terms of the Plan.

(b) Each Protectwise Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the Protectwise Plan that are transferred to the Plan. A Protectwise Member’s Vesting Service shall include all of such Member’s vesting service credited under the Protectwise Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan. The rules of Treasury regulation section 1.410(a)-7(f)(1)(i) shall apply for purposes of determining the vesting service of Protectwise Members who were credited with service under the Protectwise Plan using the “hours of service” method.

(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Protectwise Plan as of the Protectwise Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for a Protectwise Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the Protectwise Plan (the “Protectwise Transferred Account”). Accordingly, but subject to any legally required distribution restrictions under Section 8.07,

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(1) a Protectwise Member may request a withdrawal under Section 9.03 of all or part of the portion of his Protectwise Transferred Account consisting of consisting of vested non-elective (profit sharing) contributions and earnings thereon; an

(2) A Protectwise Member performing service in the Uniformed Services as described in Code section 3401(h)(2)(A) shall be treated as having been severed from employment with the Company and all Participating Affiliates for purposes of Code section 401(k)(2)(B)(i)(I) and shall, as long as that service in the Uniformed Services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code section 401(k)(2)(B)(i)(I). Any distribution taken by a Protectwise Member pursuant to the previous sentence shall be considered an Eligible Rollover Distribution pursuant to Section 8.08 of the Plan, and any Protectwise Member taking a distribution under this Subsection shall be suspended from making Elective Contributions and After-Tax Contributions under the Plan for a period of six months following the date of any such distribution.

B.26 BlueJeans Plan Members

(a) This Section shall be effective as of the date of the merger of the BlueJeans, Inc. 401(k) Plan (“BlueJeans Plan”) with and into the Plan (the “BlueJeans Plan Merger Date”) and shall apply to individuals who were participants in or had accounts under the BlueJeans Plan on or immediately preceding such merger (the “BlueJeans Members”). The BlueJeans Plan Merger Date occurred on or about June 11, 2021. Except as specifically provided in this Section, the rights of BlueJeans Members shall be governed by the other terms of the Plan.

(b) Each BlueJeans Member shall have a 100% vested and nonforfeitable interest in amounts in his accounts under the BlueJeans Plan that are transferred to the Plan. A BlueJeans Member’s Vesting Service shall include all of such Member’s vesting service credited under the BlueJeans Plan to the extent such service is not otherwise already recognized as Vesting Service under the Plan. The rules of Treasury regulation section 1.410(a)-7(f)(1)(i) shall apply for purposes of determining the vesting service of BlueJeans Members who were credited with service under the BlueJeans Plan using the “hours of service” method.

(c) All optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the BlueJeans Plan as of the BlueJeans Plan Merger Date and that cannot be eliminated in accordance with regulations under Code section 411(d)(6) shall continue to be available under the Plan for a BlueJeans Member, but only with respect to the portion of such Member’s Accounts transferred to the Plan from the BlueJeans Plan (the “BlueJeans Transferred Account”). Accordingly, but subject to any legally required distribution restrictions under Section 8.07,

(1) a BlueJeans Member who has attained age 59 1⁄2 may request a withdrawal under Section 9.03 of all or part of the portion of his BlueJeans Transferred Account consisting of consisting of vested non-elective (profit sharing) contributions and earnings thereon;

(2) a BlueJeans Member may request a withdrawal of all or part of the portion of his BlueJeans Transferred Account consisting of vested non-elective (profit sharing) contributions and earnings thereon after completing 60 months of participation in the Plan, including participation in the merged BlueJeans Plan; and

(3) a BlueJeans Member may request a withdrawal of some or all of the portion of his BlueJeans Transferred Account consisting of vested non-elective (profit sharing) contributions and earnings thereon provided such contributions were made at least two years prior to the date of withdrawal.

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